As filed with the Securities and Exchange Commission on April 21, 2014

Registration No. [            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pinnacle Entertainment, Inc.

and Additional Subsidiary Guarantor Registrants

(See Table of Other Registrants Below)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7990	95-3667491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 541-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Godfrey, Esq.

Executive Vice President, General Counsel and Secretary

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 541-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ashok W. Mukhey, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

(310) 277-1010

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
6.375% Senior Notes due 2021	$850,000,000	100%	$850,000,000	$109,480 (1)
Guarantees of 6.375% Senior Notes due 2021 (2)	—(2)	—(2)	—(2)	—(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

OTHER REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
ACE Gaming, LLC	New Jersey	54-2131351	*
AREP Boardwalk Properties LLC	Delaware	26-4464389	*
Belterra Resort Indiana, LLC	Nevada	93-1199012	*
Boomtown, LLC	Delaware	94-3044204	*
Casino Magic, LLC	Minnesota	64-0817483	*
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	*
OGLE HAUS, LLC	Indiana	31-1672109	*
PNK (Baton Rouge) Partnership	Louisiana	72-1246016	*
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110	*
PNK Development 7, LLC	Delaware	20-4328580	*
PNK Development 8, LLC	Delaware	20-4486902	*
PNK Development 9, LLC	Delaware	20-4328766	*
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	*
PNK (Ohio), LLC	Ohio	27-3970406	*
PNK (Ohio) II, LLC	Ohio	36-4701883	*
PNK (Ohio) III, LLC	Ohio	32-0344828	*
PNK (Reno), LLC	Nevada	88-0101849	*
PNK (River City), LLC	Missouri	20-4330736	*
PNK (SAM), LLC	Texas	45-4786384	*
PNK (SAZ), LLC	Texas	46-0784066	*
President Riverboat Casino-Missouri, Inc.	Missouri	43-1525395	*
Yankton Investments, LLC	Nevada	83-0445853	*
Ameristar Casino Black Hawk, Inc.	Colorado	20-1290693	*
Ameristar Casino Council Bluffs, Inc.	Iowa	93-1151022	*
Ameristar Casino St. Charles, Inc.	Missouri	36-4401002	*
Ameristar Casino Kansas City, Inc.	Missouri	36-4401000	*
Ameristar Casino Vicksburg, Inc.	Mississippi	64-0827382	*
Cactus Pete’s, Inc.	Nevada	88-0069444	*
Ameristar East Chicago Holdings, LLC	Indiana	26-0302265	*
Ameristar Casino East Chicago, LLC	Indiana	26-0302265	*
Ameristar Casino Springfield, LLC	Massachusetts	45-4247313	*
Ameristar Lake Charles Holdings, LLC	Louisiana	38-3871352	*

*	c/o Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, (702) 541-7777.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 21, 2014

PROSPECTUS

$850,000,000

Offer to Exchange

6.375% Senior Notes due 2021,

Which Have Been Registered Under the Securities Act of 1933,

for any and all Outstanding 6.375% Senior Notes Due 2021

The exchange offer:

•	Pinnacle Entertainment, Inc. will exchange all outstanding 6.375% senior notes due 2021, referred to as the original notes, that are validly tendered and not validly withdrawn for an equal principal amount of 6.375% senior notes due 2021, referred to as the exchange notes, which have been registered under the Securities Act of 1933, or the “Securities Act,” and that are, subject to specified conditions, freely tradable.
•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended. We do not currently intend to extend the expiration date.
•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.
•	We will not receive any cash proceeds from the exchange offer.

The exchange notes:

•	We are offering exchange notes to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the original notes.
•	The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes, subject to specified conditions, will be freely tradable.
•	The exchange notes will be guaranteed on a senior basis by certain of our current and future domestic restricted subsidiaries.
•	We do not plan to list the exchange notes on a national securities exchange or automated quotation system.

Please see “Risk factors” beginning on page 25 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. We have agreed that, if requested by such a broker-dealer, for a period of 180 days (which period may be extended in specified circumstances) from the date on which the exchange offer is consummated or such shorter period as will terminate when such requesting broker-dealer has sold all exchange notes held by it, we will make this prospectus available to such requesting broker-dealer for use in connection with any such resale. See “Plan of distribution.”

None of the Securities and Exchange Commission, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities, the Ohio State Racing Commission, the Ohio Lottery Commission, the Texas Gaming Commission or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Pinnacle Entertainment, Inc.

Investor Relations

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 541-7777

To obtain timely delivery, you must request this information no later than five (5) business days before the date you must make your investment decision. Therefore, we must receive your request for this information no later than five (5) business days prior to the expiration of the exchange offer.

Forward-Looking Statements

Some of the statements in this prospectus, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act.

Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements may include, without limitation, statements regarding expected results of operations and future operating performance and future growth; adequacy of resources to fund development and expansion projects; liquidity; financing options, including the state of the capital markets and our ability to access the capital markets; the state of the credit markets and economy; cash needs; cash reserves; operating and capital expenses; expense reductions; the sufficiency of insurance coverage; anticipated marketing costs at various projects; the future outlook of Pinnacle and the gaming industry and pending regulatory and legal matters; our ability to continue to meet our financial and other covenants governing its indebtedness; the expected synergies, cost savings and benefits of the Ameristar transaction, including the expected accretive effect of the transaction on our financial results and profit; the anticipated benefits of geographic diversity that would result from the Ameristar transaction and the expected results of Ameristar’s gaming properties, prospective performance and opportunities; the budgets, completion and opening schedules of our various projects; the facilities, features and amenities of our various projects; our ability to sell or otherwise dispose of discontinued operations; our anticipated future capital expenditures; our ability to successfully implement marketing programs to increase revenue at our properties; our ability to achieve the expected financial objectives and returns of its L’Auberge Baton Rouge property; our ability to improve operations and performance at Boomtown New Orleans and Boomtown Bossier City, and the ability of Asian Coast Development (Canada) Ltd. to operate its property in Vietnam.

Such forward-looking statements are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. Such factors include, but are not limited to, those set forth under the heading “Risk factors” beginning on page 25 of this prospectus and those set forth under the heading “Risk Factors” in Pinnacle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 incorporated by reference into this prospectus and in any other report, statement or other information of Pinnacle that is incorporated by reference in this prospectus. In addition, these forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us generally.

Non-GAAP Financial Measures

The Securities and Exchange Commission (the “SEC”) has adopted certain guidelines regarding the use of “non-GAAP financial measures,” such as Adjusted EBITDA (as used by Ameristar) and Consolidated Adjusted EBITDA (as used by Pinnacle) that are derived on the basis of methodologies other than in accordance with GAAP. Ameristar’s measurement of Adjusted EBITDA and our measurement of Consolidated Adjusted EBITDA may not be comparable to those of other companies. See Note (a) to “Prospectus summary—Summary Pinnacle historical consolidated and pro forma

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financial information” and “Prospectus summary—Summary Ameristar historical consolidated financial information.”

Market Data

We use market and industry data throughout this prospectus, other offering materials and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

Incorporation of Certain Documents By Reference

Pinnacle is subject to the informational requirements of the Exchange Act, pursuant to which Pinnacle files annual, quarterly and current reports, proxy statements and other information with the SEC. We incorporate by reference into this prospectus the following documents that Pinnacle has filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations);

•	Current Report on Form 8-K/A, filed on March 19, 2014 (including, without limitation, Exhibits 99.1 and 99.2 thereto consisting of Ameristar financial statements);

•	Current Report on Form 8-K, filed on April 7, 2014; and

•	Proxy Statement dated April 8, 2014 (with respect to information contained in such proxy statement that is incorporated into Part III of Pinnacle’s annual report on Form 10-K only).

We also incorporate by reference into this prospectus any future filings (including any filings on the date hereof) Pinnacle makes with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. Such future filings will become part of this prospectus from the date that the documents are filed with the SEC.

We are also incorporating by reference all additional documents we may file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement of which this prospectus forms a part.

The documents that we incorporate by reference disclose important information that each prospective purchaser should consider when deciding whether to invest in the Notes. Any information referenced this way is considered to be part of this prospectus, and any information that Pinnacle files later with the SEC will automatically update and supersede this information. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be

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modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or calling us at Pinnacle Entertainment, Inc., Investor Relations, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, telephone number (702) 541-7777. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

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Prospectus summary

This summary highlights certain information incorporated by reference or appearing elsewhere in this prospectus. As a result, it is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should read the following summary in conjunction with the more detailed information contained in this prospectus and the documents incorporated by reference, including “Risk factors” beginning on page 25, the description of the terms and conditions of the exchange notes discussed under “Description of exchange notes,” and our consolidated financial statements and related notes.

In this prospectus, unless otherwise indicated or the context otherwise requires:

•	the terms the “Company,” “Pinnacle,” “we,” “our,” “us,” or similar terms, refer to Pinnacle and its consolidated subsidiaries (which includes Ameristar’s former subsidiaries);

•	the term “Ameristar” refers to Ameristar Casinos, Inc. and its consolidated subsidiaries as in existence prior to the Ameristar acquisition;

•	the term “Ameristar acquisition” refers to Pinnacle’s acquisition of Ameristar consummated on August 13, 2013 by merger of a wholly owned subsidiary of Pinnacle with and into Ameristar (with Ameristar continuing as the surviving entity), and the merger immediately thereafter of Ameristar with and into Pinnacle (with Pinnacle continuing as the surviving entity) pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated December 20, 2012, as amended; and

•	the term “new credit facility” refers to Pinnacle’s new senior secured credit facility that became effective upon the consummation of the Ameristar acquisition replaced both Pinnacle’s existing amended and restated secured credit facility and Ameristar’s existing senior secured credit facility.

The Company

We are an owner, operator and developer of casinos, a racetrack and related hospitality and entertainment facilities. Excluding discontinued operations, we own 14 gaming properties in Colorado, Indiana, Iowa, Louisiana, Missouri, Mississippi, and Nevada. We also own a racetrack in Ohio that is currently being re-developed into a new gaming entertainment facility and manage a racetrack in San Antonio, Texas. In addition to these properties, we own and operate a live and televised poker tournament series.

Our mission is to increase revenues through enhancing the guest experience by providing our guests with their favorite games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service and guest rewards programs. We seek to improve profit by focusing on operational excellence and efficiency while meeting our guests’ expectations of value. Our long-term strategy includes disciplined capital expenditures to improve and maintain our existing properties and reducing our leverage. In making decisions, we consider our stockholders, guests, team members and other constituents in the communities in which we operate.

The Ameristar acquisition

On August 13, 2013, Pinnacle acquired all of the outstanding common shares of Ameristar Casinos, Inc. in an all cash transaction valued at $26.50 per share representing total consideration of $2.8 billion, including assumed debt, pursuant to a definitive merger agreement entered into on

December 20, 2012. The transaction added the following eight properties to the Company’s portfolio: Ameristar Council Bluffs, Ameristar East Chicago, Ameristar Kansas City, Ameristar St. Charles, Ameristar Vicksburg, Ameristar Black Hawk, Cactus Petes, and Horseshu.

In the Ameristar acquisition, a direct and wholly owned subsidiary of Pinnacle merged with and into Ameristar (with Ameristar being the surviving entity) and immediately thereafter Ameristar merged with and into Pinnacle (with Pinnacle being the surviving entity).

PNK Finance Corp., a direct, wholly-owned subsidiary of Pinnacle, was formed to facilitate the issuance of the original notes. The original notes were issued by PNK Finance Corp. prior to the consummation of the Ameristar acquisition and 100% of the issue price of the original notes was deposited in an escrow account and pledged as collateral or the benefit of the holders of the original notes. Upon the consummation of the Ameristar acquisition, PNK Finance Corp. merged with and into Pinnacle, with Pinnacle continuing as the surviving entity and the issue price of the original notes was released from the escrow account. In the merger of PNK Finance Corp. with and into Pinnacle, Pinnacle expressly assumed all obligations under the original notes and the related indenture described herein.

Also, in connection with the Ameristar acquisition, Pinnacle entered into the new credit facility, which consisted of $1.6 billion of term loans comprised of $500 million of Tranche B-1 term loans and $1.1 billion in Tranche B-2 term loans and a $1 billion revolving credit commitment, and redeemed $450 million aggregate principal amount of its then existing 8.625% senior notes due 2017.

Our principal unrestricted subsidiaries

Our unrestricted subsidiaries are not subject to the covenants under the indenture governing the original notes and the exchange notes. Our unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the original notes and the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the original notes and exchange notes. Currently our principal unrestricted subsidiaries are comprised of a subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries, and certain other subsidiaries that hold miscellaneous assets including cash. Our unrestricted subsidiaries generated none of Pinnacle’s consolidated revenues for the twelve months ended December 31, 2013, and held, in the aggregate, approximately $65 million, or 1.3%, of our total assets as of December 31, 2013.

Our operating properties

The following table presents selected statistical and other information concerning our properties as of December 31, 2013:

	Location	Opening Year	Casino Square Footage	Slot Machines	Table Games	Hotel Rooms (2)	Food & Beverage Outlets (3)	Parking Spaces
Midwest segment
Ameristar Council Bluffs	Council Bluffs, IA	1996	38,500	1,546	23	444	8	3,080
Ameristar East Chicago	East Chicago, IN	1997	56,000	1,966	40	288	8	2,245
Ameristar Kansas City	Kansas City, MO	1997	140,000	2,297	71	184	15	8,320
Ameristar St. Charles	St. Charles, MO	1994	130,000	2,393	77	397	14	6,250
Belterra Casino Resort	Florence, IN	2000	47,000	1,296	49	608	10	2,200
Belterra Park Gaming & Entertainment Center (1)	Cincinnati, OH	Expected opening in 2014	—	—	—	—	—	—
River City Casino	St. Louis, MO	2010	90,000	2,010	62	200	9	2,900

South segment
Ameristar Vicksburg	Vicksburg, MS	1994	70,000	1,571	37	149	5	2,500
Boomtown Bossier City	Bossier City, LA	1996	30,000	993	25	187	3	1,800
Boomtown New Orleans	New Orleans, LA	1994	30,000	1,239	36	—	5	1,700
L’Auberge Baton Rouge	Baton Rouge, LA	2012	74,000	1,481	56	205	6	2,400
L’Auberge Lake Charles	Lake Charles, LA	2005	70,000	1,613	75	995	10	2,977

West segment
Ameristar Black Hawk	Black Hawk, CO	2001	56,000	1,381	50	536	7	1,500
Cactus Petes and Horseshu	Jackpot, NV	1956	29,000	707	28	416	9	1,100

			860,500	20,493	629	4,609	109	38,972

(1)	Belterra Park Gaming & Entertainment Center, formerly River Downs, is currently being re-developed into a gaming and entertainment facility and is expected to open in May 2014.
(2)	Includes 284 rooms at Ameristar Council Bluffs operated by affiliates of Kinseth Hospitality Corporation and located on land owned by us and leased to affiliates of Kinseth.
(3)	Includes four outlets at Ameristar Kansas City and an outlet at Ameristar East Chicago that are leased to and operated by third parties.

Midwest Segment

Our Ameristar Council Bluffs property is located across the Missouri River from Omaha, Nebraska and includes the largest riverboat in Iowa. This property serves the Omaha and southwestern Iowa markets. Ameristar Council Bluffs operates one of three gaming licenses issued in the Council Bluffs gaming market pursuant to an operating agreement with Iowa West Racing Association. The two other licenses are operated by a single company and consist of another riverboat casino and a land-based casino with a pari-mutuel racetrack.

Our Ameristar East Chicago property is located approximately 25 miles from downtown Chicago, Illinois and serves metropolitan Chicago and Northwest Indiana. Ameristar East Chicago’s core competitive market of Northwest Indiana is comprised of three casino operators, including Ameristar, in East Chicago, Hammond and Gary, Indiana.

Our Ameristar Kansas City property, located seven miles from downtown Kansas City, Missouri, has one of the largest casino floors in Missouri. The property attracts guests from the greater Kansas City area, as well as regional overnight guests. Ameristar Kansas City competes with several other gaming operations located in and around Kansas City, Missouri and other regional Midwest markets.

Our southern Indiana property, Belterra Casino Resort, is located along the Ohio River near Vevay, Indiana, approximately 50 minutes from downtown Cincinnati, Ohio, 70 minutes from Louisville, Kentucky and 90 minutes from Lexington, Kentucky. Belterra is also approximately two and one-half hours from Indianapolis, Indiana. Belterra Casino Resort currently competes with four dockside riverboat casinos; a casino-resort in French Lick, Indiana, approximately 100 miles west of Belterra Casino Resort, two racetrack casinos in the Indianapolis, Indiana metropolitan area, and multiple casino and racino developments in the State of Ohio, eventually including our Belterra Park Gaming & Entertainment Center development.

Currently being re-developed, our Belterra Park Gaming & Entertainment Center (formerly River Downs) is located in Cincinnati, Ohio, situated on approximately 160 acres of land, 40 of which are undeveloped. We applied for a license during 2012 to operate video lottery terminals (“VLTs”) at the racetrack facility, and in January 2014 we paid the initial $10 million installment for the VLTs. The property is now under extensive re-development and will re-open as a gaming and entertainment center offering live racing, pari-mutuel wagering, approximately 1,500 VLTs, six restaurants, a VIP lounge, ample parking spaces and new racing facilities. Excluding land and capitalized interest costs, as of December 31, 2013, we have incurred approximately $92.2 million of the $209 million budget for Belterra Park Gaming & Entertainment Center. We expect to open the facility on May 1, 2014 and will face competition from casinos and racinos in Ohio, as well as from our Belterra Casino Resort property, discussed above.

Our Ameristar St. Charles property and our River City Casino property are located in the St. Louis, Missouri market. Our Ameristar St. Charles property is located in St. Charles at the Missouri River, strategically situated to attract guests from the St. Charles and the greater St. Louis areas, as well as tourists from outside the region. The property is in close proximity to the St. Charles convention facility. Our River City Casino property is located in the south St. Louis community of Lemay, Missouri, on the western bank of the Mississippi River. Our facility includes a single-level, 90,000 square-foot casino located on approximately 56 acres just south of the confluence of the Mississippi River and the River des Peres. During the third quarter of 2013, we completed an $82 million expansion project at River City Casino that included a parking garage, a multi-purpose event center and a 200-guestroom hotel.

Both of our St. Louis properties compete with several other gaming operations located in the metropolitan St. Louis area and other regional Midwest markets. Two of these competitors are located in Illinois.

South Segment

Our Ameristar Vicksburg property is located in Vicksburg, Mississippi, along the Mississippi River approximately 45 miles west of Mississippi’s largest city, Jackson. Ameristar Vicksburg is the largest dockside casino in central Mississippi. The property caters primarily to guests from the Vicksburg and Jackson, Mississippi and Monroe, Louisiana areas, along with tourists visiting the area. Ameristar Vicksburg primarily competes with three other gaming operations located in Vicksburg, Mississippi. The property also faces competition from two casinos owned by a Native American tribe in Philadelphia, Mississippi, located about 70 miles east of Jackson and 115 miles east of Vicksburg.

Our Boomtown New Orleans property is the only casino in the West Bank area, across the Mississippi River from downtown New Orleans, Louisiana. Boomtown New Orleans competes with a large land-based casino in downtown New Orleans, two riverboat casinos, a racetrack with slot machines and numerous truck stop casinos with video poker machines, as well as casinos on the Mississippi Gulf Coast.

During the first quarter of 2013, we commenced construction of a 150-guestroom hotel tower at our Boomtown New Orleans property, with a project budget of $20 million. The hotel tower is expected to open in the summer of 2014.

Our Boomtown Bossier City property is located in Bossier City, Louisiana. Boomtown Bossier City features a hotel adjoining a dockside riverboat casino and competes with five dockside riverboat casino-hotels, a racetrack slot operation and large Native American casinos in southern Oklahoma. Such Native American facilities are approximately 60 miles north of Dallas.

Our L’Auberge Baton Rouge property is located on a portion of the 577 acres of land that we own approximately ten miles southeast of downtown Baton Rouge, Louisiana. L’Auberge Baton Rouge offers a fully integrated casino entertainment experience. L’Auberge Baton Rouge competes directly with two casinos in the Baton Rouge area and other resort facilities regionally in New Orleans and the Mississippi Gulf Coast.

Our L’Auberge Lake Charles property, located in Lake Charles, Louisiana, offers one of the closest full-scale casino-hotel facilities to Houston, Texas, as well as to the Austin, Texas and San Antonio, Texas metropolitan areas. Our property is approximately 140 miles from Houston and approximately 300 miles and 335 miles from Austin and San Antonio, respectively.

L’Auberge Lake Charles competes with other full-service regional and destination resort casinos, including those in New Orleans, Louisiana, Biloxi, Mississippi, and Las Vegas, Nevada. It also competes with a land-based Native American casino, which is approximately 43 miles northeast of Lake Charles; a racetrack slot operation located approximately 25 miles to the west; and numerous truck stops with slot machines in many parishes of Louisiana. The gaming operator that acquired the Ameristar Casino Lake Charles development project from us in November 2013 is currently constructing a new casino-hotel facility adjacent to L’Auberge Lake Charles, which is expected to open in 2014.

West Segment

Our Ameristar Black Hawk property, located in the center of the Black Hawk gaming district, is approximately 40 miles west of Denver. The property caters primarily to patrons from the Denver metropolitan area and surrounding states and primarily competes with 23 other gaming operations located in the Black Hawk and Central City gaming market in Colorado.

Our Cactus Petes and The Horseshu properties (collectively, the “Jackpot Properties”) are located in Jackpot, Nevada, just south of the Idaho border. The Jackpot Properties serve guests primarily from Idaho, and secondarily from Oregon, Washington, Montana, northern California and the southwestern Canadian provinces. The Jackpot Properties compete primarily with three other hotels and motels (all of which also have casinos) in Jackpot and a Native American casino and hotel near Pocatello, Idaho.

Other Assets and Operations

We own and operate the Heartland Poker Tour, which is a live and televised poker tournament series that broadcasts its events on hundreds of network television, cable and satellite stations.

In January 2013, we closed on the acquisition of 75.5% of the equity of Pinnacle Retama Partners, LLC, which is the owner of the racing license utilized in the operation of Retama Park Racetrack, and entered into a management contract with Retama Development Corporation (“RDC”) to manage the day-to-day operations of Retama Park Racetrack.

We own a minority interest in Asian Coast Development (Canada), Ltd. (“ACDL”), which was accounted for under the equity method. In 2013, we fully impaired the carrying value of our investment in ACDL and discontinued applying the equity method for our investment in ACDL.

Assets Recently Sold, to be Sold or Held for Sale

As discussed below, in November 2013 we completed the sale of our equity interests in the entity developing the Ameristar Casino Lake Charles project and, in April 2014, we completed the sale of our ownership interests in certain of our subsidiaries that own and operate the Lumiére Place Casino, the Four Seasons Hotel St. Louis and HoteLumiére and related excess land parcels in St. Louis, Missouri.

In June 2012, we closed on the sale of our Boomtown Reno operations. We continue to hold approximately 810 acres of remaining excess land surrounding Boomtown Reno as a discontinued operation and the related assets and liabilities as held for sale. Other than minimal costs associated with the remaining excess land, we expect no material financial impact from the Boomtown Reno operations. During the third quarter of 2013, we completed the sale of our land holdings in Atlantic City, New Jersey for total consideration of approximately $29.5 million. We expect no material ongoing financial impact from Atlantic City.

Our disposition properties

On May 28, 2013, the U.S. Federal Trade Commission (the “FTC”) filed a civil administrative complaint alleging that the Ameristar acquisition would reduce competition and lead to higher prices and lower quality for customers in the St. Louis, Missouri and Lake Charles, Louisiana areas in violation of U.S. antitrust law.

We negotiated a consent order with the Bureau of Competition Staff that permitted us to complete the Ameristar acquisition subject to any divestitures and other terms and conditions specified in the consent order. The consent order was approved by a vote of the FTC. Pursuant to the consent order, we were required to sell Ameristar’s casino hotel development project in Lake Charles, Louisiana and the Lumiére Place Casino and Hotels. In this prospectus, we refer to those properties required to be disposed as the “disposition properties.”

The consent order terms required that Ameristar Lake Charles and Lumière Place Casino and Hotels be operated by a third party separately from and independently of our other businesses until disposed of in accordance with the conditions and restrictions set forth in the consent order.

Ameristar had begun construction of Ameristar Casino Resort Spa Lake Charles in July 2012. The resort complex is being developed on a leased 243-acre site adjacent to our L’Auberge Lake Charles facility.

We completed the sale of Ameristar’s casino hotel development project in Lake Charles in November 2013 to GNLC Holdings, Inc., an affiliate of Golden Nugget Casinos and Landry’s, Inc. pursuant to a definitive agreement entered into in July 2013 to sell Ameristar Casino Lake Charles, LLC, the entity developing the Ameristar Lake Charles project, for total consideration equal to all cash expenditures on the development up until the date of closing, less a $37 million credit. We received total cash at closing of approximately $180 million, including the retention of a small deposit. The purchase price is subject to certain adjustments described in the purchase agreement. An additional portion of the consideration, $10 million, is due in July 2016. An additional $25 million in restricted cash is subject to release by the Louisiana Gaming Control Board when the buyer’s development project opens.

Lumière Place fully opened in early 2008 and is located in downtown St. Louis, Missouri. In April 2014, we completed the sale of our ownership interests in certain of our subsidiaries that own Lumiére Place Casino and Hotels and related excess land parcels in St. Louis Missouri to Tropicana St. Louis LLC, a subsidiary of Tropicana Entertainment, Inc., pursuant to a definitive agreement entered into in August 2013 for a purchase price of $260 million, subject to certain net working capital and other adjustments.

The cash proceeds received from the sales of Ameristar Casino Lake Charles, LLC and Lumiére Place Casino and Hotels were used to repay a portion of the term loans under the new credit facility as required by the debt instruments governing our indebtedness.

Competition

We face significant competition in each of the jurisdictions in which we operate. Such competition may intensify in some of these jurisdictions if new gaming operations open in these markets or existing competitors expand their operations. Our properties compete directly with other gaming properties in each state in which we operate, as well as properties in other states. We also compete for customers with other casino operators in other markets, including casinos located on Native American reservations, and other forms of gaming, such as lotteries and Internet gaming. Many of our competitors are larger and have substantially greater name recognition and marketing and financial resources. In some instances, particularly with Native American casinos, our competitors pay substantially lower taxes or no taxes at all, as compared to us. We believe that increased legalized gaming in certain states, particularly in areas close to our existing gaming properties such as Colorado, Idaho, Illinois, Iowa, Kansas, Kentucky, Mississippi, Nebraska, Ohio, Oklahoma, and Texas; the development or expansion of Native American gaming in or near the states in which we operate; and the potential legalization of Internet gaming could create additional competition for us and could adversely affect our operations or proposed development projects.

Government regulation and gaming issues

The gaming industry is highly regulated, and we must maintain our licenses to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. For a summary description of the applicable gaming regulations, please see “Government regulations and gaming issues” in this prospectus.

Our businesses are subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

Compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment have not had a material effect upon our capital expenditures, earnings or the competitive positions of our properties. From time to time, certain of our development projects may require substantial costs for environmental remediation due to prior use of our development sites. Our River City site, for example, was previously used for heavy industrial purposes, necessitating remediation of the site by us as part of the overall project. Our project budgets typically include amounts expected to cover the remediation work required.

Corporate information

Pinnacle Entertainment, Inc. was incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our executive offices are located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, and our telephone number is (702) 541-7777. Our website address is www.pnkinc.com. Information contained on Pinnacle’s website, including any links contained on our website, does not constitute part of this prospectus.

Corporate structure

The following chart illustrates our organizational structure of our principal operations. The chart below is designed to depict generally how our various operations and major properties relate to one another and our ownership interest in them. It does not contain all of our subsidiaries (including certain non-guarantor subsidiaries that are designated as restricted, non-material subsidiaries under the indenture governing the original notes) and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships. We have also indicated the principal subsidiaries that are unrestricted subsidiaries and non-guarantors under the indenture governing the exchange notes offered hereby.

The exchange offer

We provide the following summary solely for your convenience. This summary is not a complete description of the exchange offer. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see the section entitled “Description of exchange notes” in this prospectus.

On August 5, 2013, PNK Finance Corp., a wholly-owned subsidiary of Pinnacle, issued $850 million aggregate principal amount of 6.375% Senior Notes due 2021, referred to as the original notes, in a private offering and 100% of the issue price of the original notes was deposited in an escrow account and pledged as collateral or the benefit of the holders of the original notes. Upon the consummation of the Ameristar acquisition, PNK Finance Corp. merged with and into Pinnacle, with Pinnacle continuing as the surviving entity and the issue price of the original notes was released from the escrow account. In the merger of PNK Finance Corp. with and into Pinnacle, Pinnacle expressly assumed all obligations under the original notes and the related indenture described herein and certain of its subsidiaries (including certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Ameristar acquisition) unconditionally guaranteed, jointly and severally, the original notes.

The exchange offer

We are offering to exchange an aggregate of $850 million principal amount of our exchange notes for $850 million principal amount of our original notes. Original notes may be exchanged only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. To be exchanged, an original note must be properly tendered and accepted. All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $850 million aggregate principal amount of the original notes outstanding and there are no exchange notes outstanding.

The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the original notes prior to consummation of the exchange offer.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time on , 2014, unless extended, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal	You may withdraw the tender of your original notes at any time prior to the expiration date of the exchange offer. See “The exchange offer—Withdrawal rights.”

Conditions to the exchange offer	The exchange offer is subject to customary conditions which we may assert or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. See “The exchange offer—Conditions to the exchange offer.”

Procedures for tendering original notes

If you are a holder of original notes who wishes to accept the exchange offer, you must:

•   properly complete, sign and date the accompanying letter of transmittal (including any documents required by the letter of transmittal), or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with the certificates for your original notes, to the exchange agent at the address set forth under “The exchange offer — Exchange agent;” or

•   arrange to cause the tender of your original notes by using book-entry transfer procedures and transmitting to the exchange agent either a properly completed and duly executed letter of transmittal or an agent’s message instead of the letter of transmittal indicating, among other things, the holder’s agreement to be bound by the letter of transmittal. For a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depository Trust Company, or DTC, together with the executed letter of transmittal or transmitted agent message, prior to the expiration or termination of the exchange offer.

By tendering your original notes in either manner, you will be representing, among other things, that:

•   you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•   you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer;

•   you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

•   if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired for your own account as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of the exchange notes.

See “The exchange offer—Procedures for tendering original notes.”

Special procedures for beneficial owners	If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the original notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See “The exchange offer—Procedures for tendering original notes.”

Guaranteed delivery procedures

If you wish to tender your original notes, but:

•   your original notes are not immediately available; or

•   you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•   the procedures for book-entry transfer of your original notes cannot be completed prior to the expiration date,

you may tender your original notes pursuant to the guaranteed delivery procedures set forth in this prospectus and the letter of transmittal. See “The exchange offer—Guaranteed delivery procedures.”

Acceptance of original notes for exchange and delivery of exchange notes	Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all original notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The exchange offer—Acceptance of original notes for exchange and delivery of exchange notes.”

Certain U.S. federal income tax considerations	The exchange of exchange notes for original notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. federal income tax considerations.”

Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Fees and expenses	We will pay all expenses incident to the consummation of the exchange offer and compliance with the registration rights agreement. We will also pay certain transfer taxes applicable to the exchange offer, if any. See “The exchange offer—Fees and expenses.”

Termination of certain rights	The original notes were issued and sold by PNK Finance Corp. in a private offering to J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc., UBS Securities LLC, Fifth Third Securities, Inc., RBS Securities Inc. and SMBC Nikko Securities America, Inc., as the initial purchasers, on August 5, 2013. In connection with that sale, PNK Finance Corp. executed and delivered a registration rights agreement for the benefit of the noteholders. Upon the merger of PNK Finance Corp. with and into Pinnacle, Pinnacle executed a joinder agreement wherein it agreed to perform the obligations of PNK Finance Corp. under the registration rights agreement.

Pursuant to the registration rights agreement, holders of original notes: (i) have rights to receive additional interest in certain instances; and (ii) have certain rights intended for the holders of unregistered securities. Holders of exchange notes will not be, and upon consummation of the exchange offer, holders of original notes will no longer be, entitled to the right to receive additional interest in certain instances, as well as certain other rights under the registration rights agreement for holders of unregistered securities. If you do not tender your original notes in the exchange offer, after consummation of the exchange offer we will have no further obligation to you to register original notes under the registration rights agreement. See “The exchange offer.”

Resale of exchange notes

We believe, based on an interpretation by the staff of the SEC contained in no-action letters issued to third parties in other transactions, that, if you are not a broker-dealer, you may offer to sell, sell or otherwise transfer the exchange notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•   you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•   you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

•   you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of Pinnacle or any of our subsidiaries, then:

•   you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters;

•   you will not be entitled to tender your original notes in the exchange offer; and

•   in the absence of an exception from the position of the SEC stated two bullet points above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•   may not rely on the position of the staff of the SEC described above; and

•   must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-dealers	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes which were received by the broker-dealer for its own account as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that, if requested by such a broker-dealer, for a period of 180 days (which period may be extended in specified circumstances) from the date on which the exchange offer is consummated or such shorter period as will terminate when any such requesting broker-dealer has sold all exchange notes held by it, we will make this prospectus available to any such requesting broker-dealer for use in connection with any such resale. See “Plan of distribution.”

Consequences of failure to exchange	If you do not tender your original notes or if you tender your original notes improperly, you will continue to be subject to the restrictions on transfer of your original notes as contained in the legend on the original notes. In general, you may not sell or offer to sell the original notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with all applicable state securities laws. Holders of original notes will not be entitled to any further registration rights under the registration rights agreement. See “The exchange offer—Consequences of failure to exchange.”

Exchange agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer.

The exchange notes

The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain additional interest provisions applicable to the original notes prior to the consummation of the exchange offer.

Issuer	Pinnacle Entertainment, Inc., a Delaware corporation.

Total amount of exchange notes offered	Up to $850,000,000 in aggregate principal amount of 6.375% Senior Notes due 2021.

Maturity date	The exchange notes will mature on August 1, 2021.

Interest rate	6.375% per annum from their date of issuance, 2013 until maturity or earlier redemption.

Interest payment dates	February 1 and August 1 of each year.

Security	The exchange notes will be unsecured.

Guarantees

Our obligations under the exchange notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, by certain of our current and future domestic restricted subsidiaries, including the former subsidiaries of Ameristar. A subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash and our investment in ACDL will not be guarantors of the exchange notes.

The guarantees may be released under certain circumstances. We are permitted to designate certain restricted subsidiaries as unrestricted subsidiaries subject to compliance with certain tests. See “Description of exchange notes—Certain covenants—Designation of restricted and unrestricted subsidiaries.”

Ranking	The exchange notes and the related subsidiary guarantees will be unsecured senior indebtedness. Accordingly, they will be:

•    pari passu in right of payment with all of our and our subsidiary guarantors’ existing and future senior indebtedness, including indebtedness under our new credit facility and the 7.5% Senior Notes due 2021 originally issued by Ameristar;

•    senior in right of payment to all of our and our subsidiary guarantors’ existing and future subordinated indebtedness, including our 8.75% senior subordinated notes due 2020 and our 7.75% senior subordinated notes due 2022;

•    effectively subordinated to all of our and our subsidiaries’ secured indebtedness, including borrowings under our new credit facility, to the extent of the value of the assets securing such indebtedness; and

• structurally subordinated to all indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries.

As of December 31, 2013, the exchange notes and the related subsidiary guarantees would have been:

•    effectively subordinated to approximately $1.8 billion in aggregate principal amount of outstanding senior secured indebtedness as of December 31, 2013, which amount includes borrowings outstanding under the new credit facility;

•    effectively subordinated to approximately $506 million of unused revolving credit commitments under the new credit facility, not taking into account outstanding letters of credit of $8.6 million as of December 31, 2013;

•    pari passu with approximately $1.0 billion aggregate principal amount of our and our subsidiary guarantors’ senior unsecured debt, which amount includes indebtedness outstanding under the Ameristar notes;

•    senior to approximately $675 million aggregate principal amount of our and our subsidiary guarantors’ senior subordinated debt; and

•    structurally subordinated to approximately $1.3 million of debt and other liabilities (including trade payables) of the non-guarantor subsidiaries.

Optional redemption	At any time prior to August 1, 2016, we may redeem some or all of the exchange notes at a redemption price equal to the principal amount of the exchange notes redeemed plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium set forth under “Description of exchange notes—Redemption at make-whole premium.” In addition, at any time on or after August 1, 2016, we may redeem some or all of the exchange notes at the redemption prices set forth under “Description of exchange notes—Optional redemption,” plus accrued and unpaid interest, if any, to the redemption date. Prior to August 1, 2016, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings.

Offer to purchase	If we experience specific kinds of changes of control, and, under certain circumstances, if we sell assets, we may be required to offer to purchase the exchange notes at the prices set forth under “Description of exchange notes” under the captions”—Repurchase at the option of holders—Change of control” and “—Asset sales.”

Redemption or other disposition based upon gaming laws	The exchange notes are subject to redemption or disposition requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct or will conduct gaming operations. See “Description of exchange notes—Gaming redemption or other disposition.”

Covenants	The indenture governing the exchange notes, among other things, limits our (and our restricted subsidiaries’) ability to:

•    incur additional indebtedness and issue preferred stock;

•    pay dividends or distributions on or purchase our equity interests;

•    make other restricted payments or investments;

•    redeem debt that is junior in right of payment to the exchange notes;

•    use our assets as security in other transactions;

•    place restrictions on distributions and other payments from restricted subsidiaries;

•    sell certain assets or merge with or into other entities; and

•    enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of exchange notes—Certain covenants.”

Absence of established markets for the exchange notes	The exchange notes are new securities and there is no current established trading market for the exchange notes. You should be aware that the initial purchasers are not obligated to make a market in the exchange notes and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing the exchange notes on any securities exchange or any automated dealer quotation system.

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

Risk factors	An investment in the exchange notes involves risk. You should carefully consider the information under “Risk factors” beginning on page 25 of this prospectus, and information included or incorporated by reference in this prospectus, including without limitation the information under “Risk factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013.

Governing law	New York

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Pinnacle historical consolidated and pro forma financial information

The following tables present certain summary consolidated and segment financial data for Pinnacle as of and for the years ended December 31, 2013, 2012 and 2011. The December 31, 2013, 2012 and 2011 data are derived from Pinnacle’s audited consolidated financial statements and the notes to those statements. Because the data in these tables are only a summary, you should read Pinnacle’s consolidated financial statements, including the related notes, incorporated herein by reference, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2013 that is incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus. Historical results are not necessarily indicative of the results to be expected for any future periods.

The table below also sets forth certain summary pro forma condensed combined financial data for the year ended December 31, 2013, which we have derived from the unaudited pro forma condensed combined financial information included in this prospectus under “Unaudited pro forma condensed combined financial information” and which should be read in conjunction with the presentation of such information, including the accompanying notes thereto and Pinnacle’s and Ameristar’s historical consolidated financial statements incorporated by reference herein. The unaudited pro forma condensed combined financial information gives effect to the Ameristar acquisition and related borrowings, together with the reclassification adjustment to reflect Ameristar Lake Charles as discontinued operations in connection with the completed divestitures of those assets, the repayment of a portion of our outstanding term loans with the cash proceeds received at the closing of the divestitures of Lumiére Place Casino, Hotel Lumiére, Four Seasons and related excess land parcels in St. Louis, Missouri and the redemption of Pinnacle’s 8.625% senior notes, as if each had occurred on January 1, 2013, in the case of income statement data and other financial data derived therefrom. The balance sheet data gives effect to the divestiture of Lumiére Place Casino, Hotel Lumiére, Four Seasons and related excess land parcels in St. Louis, Missouri if it had occurred on December 31, 2013. The unaudited summary pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the Ameristar acquisition and related transactions occurred on the date indicated and does not purport to indicate results of operations for any future period. We cannot assure you that the assumptions used in the preparation of the unaudited pro forma condensed combined financial information will prove to be correct.

	Historical			Pro Forma
	Year ended December 31,			Year ended December 31,
	2011	2012	2013	2013
(dollars in thousands, except per share data)

Statement of operations data:

Net revenues	$940,874	$1,002,836	$1,487,836	$2,209,143

Operating income	127,266	136,695	104,387	317,439

Income (loss) from continuing operations	28,903	(13,237)	(133,381)	(59,118)

Income (loss) from discontinued operations, net of income taxes	(31,442)	(18,568)	(122,540)	21,437

Net loss	(2,539)	(31,805)	(255,870)	(37,681)

	Historical			Pro Forma
	Year ended December 31,			Year ended December 31, 2013
	2011	2012	2013

(dollars in thousands, except per share data)

Net loss per common share—basic:

Income (loss) from continuing operations	$0.47	$(0.22)	$(2.27)	$(1.01)

Income (loss) from discontinued operations, net of income taxes	$(0.51)	$(0.30)	$(2.09)	$0.37

Net loss per common share	$(0.04)	$(0.52)	$(4.36)	$(0.64)

Net loss per common share—diluted:

Income (loss) from continuing operations	$0.46	$(0.22)	$(2.27)	$(1.01)

Income (loss) from discontinued operations, net of income taxes	$(0.50)	$(0.30)	$(2.09)	$0.35

Net loss per common share	$(0.04)	$(0.52)	$(4.36)	$(0.66)

Other consolidated operating data:

Consolidated Adjusted EBITDA(a)	$215,964	$250,275	$370,681	$586,046

	Historical			Pro Forma
	As of December 31,			As of December 31,
	2011	2012	2013	2013

(dollars in thousands)

Balance sheet data:

Cash, restricted cash and equivalents	$82,853	$100,467	$203,530	$201,627

Total assets	1,950,619	2,108,994	5,159,426	4,882,566

Total long-term debt (including current portion)	1,223,985	1,440,501	4,380,051	4,128,900

Stockholders’ equity	519,392	447,117	225,170	218,826

	Historical
	Year ended December 31,

	2011	2012	2013

(dollars in thousands)

Other data:

Capital expenditures	$153,452	$299,464	$292,623

Cash flows provided by (used in):

Operating activities	$131,809	$186,906	$161,067

Investing activities	(293,376)	(302,079)	(1,842,742)

Financing activities	46,474	136,671	1,778,458

Segment operating data:

Net revenues:

Midwest segment	$346,716	$367,295	$650,853

South segment	594,029	634,919	748,112

West segment	-	-	82,906

Corporate and other	129	622	5,965

Total net revenues	$940,874	$1,002,836	$1,487,836

	Historical
	Year ended December 31,

	2011	2012	2013
(dollars in thousands)

Adjusted EBITDA (b):

Midwest segment	$76,698	$94,270	$183,736

South segment	167,697	176,614	213,533

West segment	-	-	27,740

Corporate and other	(28,431)	(20,609)	(54,328)

(a)	Consolidated Adjusted EBITDA is a non-GAAP measurement. Pinnacle defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. Pinnacle uses Consolidated Adjusted EBITDA to compare operating results between accounting periods. Consolidated Adjusted EBITDA is a useful measure because it is used by management as a performance measure to analyze the performance of Pinnacle’s business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. Pinnacle eliminates the results from discontinued operations as they are discontinued. Pinnacle also reviews pre-opening and development expenses separately as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Pinnacle believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. This calculation is commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within Pinnacle’s industry. In addition, Pinnacle’s credit agreement and bond indentures require compliance with financial measures similar to Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Pinnacle’s calculation of Consolidated Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

Set forth in the tables below are reconciliations from income (loss) from continuing operations to Consolidated Adjusted EBITDA:

	Year ended December 31
(dollars in thousands)	2011	2012	2013

Income (loss) from continuing operations	$28,903	$(13,237)	$(133,381)

Depreciation and amortization	70,205	82,689	148,456

Interest expense, net of capitalized interest	95,308	93,670	169,812

Income tax (benefit) expense	2,284	4,764	(55,055)

Pre-opening and development costs	8,817	21,508	89,009

Non-cash share-based compensation	6,509	8,554	11,564

Write-downs, reserves and recoveries, net	3,167	829	17,265

Loss on early extinguishment of debt	183	20,718	30,830

Loss from equity method investment	588	30,780	92,181

Consolidated Adjusted EBITDA	$215,964	$250,275	$370,681

Pro Forma

(dollars in thousands)	Year ended December 31, 2013
Income (loss) from continuing operations	$(59,118)
Depreciation and amortization	221,188
Interest expense, net of capitalized interest	274,352
Income tax (benefit) expense	10,024
Pre-opening and development costs	3,217
Non-cash share-based compensation	22,006
Write-downs, reserves and recoveries, net	22,196
Loss from equity method investment	92,181
Consolidated Adjusted EBITDA	$586,046

(b)	Pinnacle defines Adjusted EBITDA for each operating segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. Pinnacle uses Adjusted EBITDA to compare operating results among its properties and between accounting periods. Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of Pinnacle’s business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. Pinnacle eliminates the results from discontinued operations as they are discontinued. Pinnacle also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Pinnacle believes that Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within Pinnacle’s industry. As discussed in Note 13 to Pinnacle’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference, Pinnacle reports segment operating results based on revenues and Adjusted EBITDA. Such segment reporting is on a basis consistent with how Pinnacle measures its business and allocates resources internally. See the notes to those financial statements contained in such reports for more information regarding Pinnacle’s segment information.

Summary Ameristar historical consolidated financial information

The following tables present certain summary consolidated and segment financial data for Ameristar as of and for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011. The December 31, 2012 and 2011 are derived from Ameristar’s audited consolidated financial statements and the notes to those statements and the June 30, 2013 data are derived from Ameristar’s unaudited consolidated financial statements and the notes to those statements. Because the data in these tables are only a summary, you should read Ameristar’s consolidated financial statements, including the related notes, incorporated herein by reference, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Ameristar’s Annual Report on Form 10-K for the year ended December 3,1 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, the information set forth under the heading “Ameristar selected and other historical financial data” in this prospectus, as well as the other data we have incorporated by reference into this prospectus. Historical results are not necessarily indicative of the results to be expected for any future periods.

	Historical
	Year ended December 31,		Six months ended June 30,
	2011	2012	2012	2013
(dollars in thousands, except per share data)

Statement of operations data:
Net revenues (net of promotional allowances)	$1,214,506	$1,195,221	$608,387	$586,367
Operating income	227,249	218,160	128,281	119,162
Other income (expense)	(192,703)	(113,861)	(54,839)	(56,771)
Net income	6,794	76,335	73,442	62,391

Earnings per share:
Basic	$0.17	$2.32	$1.79	$1.15
Diluted	$0.17	$2.26	$1.73	$1.08

Other consolidated operating data:
Consolidated Adjusted EBITDA(a)	$365,136	$361,585	$192,133	$181,511

Other data:
Capital expenditures	$(82,629)	$(133,137)	$(51,375)	$(135,521)

Cash flows provided by (used in):
Operating activities	$253,349	$223,970	$115,817	$120,467
Investing activities	(52,283)	(180,824)	(53,111)	(110,812)
Financing activities	(186,533)	(39,473)	(12,898)	(7,487)

	As of December 31,		As of June 30,
	2011	2012	2012	2013
Balance sheet data:
Cash, restricted cash and equivalents	$91,644	$124,987	$141,452	$91,560
Total assets	2,012,039	2,074,274	2,058,481	2,157,420
Total long-term debt (including current portion)	1,926,064	1,917,979	1,923,515	1,916,165
Stockholders’ equity (deficit)	(90,578)	(22,259)	(28,008)	17,523

	Historical

	Year ended December 31,		Six months ended June 30,
	2011	2012	2012	2013
(dollars in thousands)

Segment data:

Net revenues:
Ameristar St. Charles	$269,759	$268,928	$134,344	$130,453

Ameristar Kansas City	226,054	211,791	108,396	102,162

Ameristar Council Bluffs	164,523	166,003	84,839	83,487

Ameristar Black Hawk	153,203	160,212	79,161	78,814

Ameristar Vicksburg	118,094	119,766	62,822	59,244

Ameristar East Chicago Jackpot Properties	221,893 60,980	210,482 58,039	109,876 24,949	104,466 27,741

Total net revenues	$1,214,506	$1,195,221	$608,387	$586,367

Adjusted EBITDA(b):
Ameristar St. Charles	$96,885	$96,321	$49,612	$46,769

Ameristar Kansas City	81,448	76,159	40,289	37,073

Ameristar Council Bluffs	66,182	68,816	35,736	35,918

Ameristar Black Hawk	56,009	58,770	29,524	28,832

Ameristar Vicksburg	53,361	54,768	29,622	28,039

Ameristar East Chicago	39,921	38,853	23,209	21,570

Jackpot Properties	19,507	17,279	8,751	8,400

(a)	Pinnacle understands that Ameristar believed its presentation of the non-GAAP financial measure Adjusted EBITDA (including consolidated Adjusted EBITDA) is an important supplemental measure of operating performance to investors. Adjusted EBITDA is a commonly used measure of performance in the gaming industry that Pinnacle understands that Ameristar believed, when considered with measures calculated in accordance with United States generally accepted accounting principles, or GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions, income taxes and certain non-cash and non-recurring items and facilitates comparisons between Ameristar and its competitors. Ameristar defined Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, other non-operating income and expenses, stock-based compensation, impairment losses, deferred compensation plan expense, non-operational professional fees, merger-related costs, non-capitalizable development costs, loss on early retirement of debt and net river flooding expenses and reimbursements. The use of Adjusted EBITDA has certain limitations. Ameristar’s presentation of Adjusted EBITDA may be different from the presentations used by other companies and therefore comparability among companies may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of Ameristar’s results. Additionally, Adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of Ameristar’s liquidity. Pinnacle understands that Ameristar compensated for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items both in its reconciliations to the GAAP financial measures and in its consolidated financial statements, all of which should be considered when evaluating Ameristar’s performance. Adjusted EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should this measure be relied upon to the exclusion of GAAP financial measures. Pinnacle strongly encourages investors to review Ameristar’s financial information in its entirety and not to rely on a single financial measure.

Set forth in the table below is a reconciliation from net income to consolidated Adjusted EBITDA:

	Year ended December 31,		Six months ended June 30,
	2011	2012	2012	2013
(dollars in thousands)

Net income	$6,794	$76,335	$58,988	$37,953

Income tax provision	27,752	27,964	14,454	24,438

Interest expense, net of capitalized interest	106,623	114,740	55,706	56,776

Interest income	(15)	(44)	(33)	(5)

Depreciation and amortization	105,922	106,317	53,520	50,430

Other	784	(835)	(834)	—

Net loss (gain) on disposition of assets	(45)	408	228	(30)

Impairment of fixed assets	245	9,563	—	23

Stock-based compensation	24,345	18,253	9,010	7,531

Non-operational professional fees	6,973	—	—	—

Non-capitalizable Lake Charles development costs	—	1,121	—	946

Deferred compensation plan expense	75	1,227	1,227	—

Loss on early retirement of debt	85,311	—	—	—

Net river flooding (reimbursements) expenses	372	(133)	(133)	—

Merger-related costs	—	6,669	—	3,449

Consolidated Adjusted EBITDA	$365,136	$361,585	$192,133	$181,511

Risk factors

An investment in the notes involves a high degree of risk. In considering whether to participate in the exchange offer, you should carefully consider all of the information contained in or incorporated by reference in this prospectus, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2013 and other information which may be incorporated by reference in this prospectus as provided under “Information incorporated by reference” and the following risk factors. If any of the following risks (or any of the risks discussed in the risk factors incorporated herein by reference) actually occur, our business, financial condition or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the notes or otherwise fulfill our obligations under the indenture governing the notes. In the following discussion of risk factors, when we refer to the term “note” or “notes,” we are referring to both the original notes and the exchange notes to be issued in the exchange offer.

Risks related to the notes

The notes and the guarantees are unsecured. Your right to receive payments on the notes is effectively subordinated to our secured debt and the secured indebtedness of the guarantors, including obligations under our new credit facility, to the extent of the value of the assets securing such debt. Further, your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

The notes are effectively subordinated to claims of our existing and future secured creditors to the extent of the value of the assets securing such claims, and the note guarantees are effectively subordinated to the claims of our secured creditors as well as the secured creditors of our subsidiary guarantors. As of December 31, 2013:

•	the notes would have been effectively subordinated to approximately $1.8 billion in aggregate principal amount of outstanding senior secured indebtedness as of December 31, 2013, which amount includes borrowings outstanding under the new credit facility;

•	we also had approximately $506 million of unused revolver capacity under the new credit facility, which amounts do not take into account outstanding letters of credit;

•	the notes would have been pari passu with approximately $1.0 billion aggregate principal amount of our and our subsidiary guarantors’ senior unsecured debt, which amount includes indebtedness outstanding under the Ameristar notes; and

•	the notes would have been senior to approximately $675 million aggregate principal amount of our and our subsidiary guarantors’ senior subordinated debt.

Substantially all of our and the subsidiary guarantors’ assets, including substantially all of the assets of the former subsidiaries of Ameristar, secure obligations under our new credit facility. We are permitted to incur substantial additional indebtedness, including secured debt, in the future under the terms of the indenture governing the notes offered hereby and the new credit facility. In particular, the indenture governing the notes would permit us to incur at least an additional approximately $2.6 billion of senior indebtedness under certain incurrence baskets without having to meet coverage ratio incurrence tests. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding or if payment under our new credit facility is accelerated, holders of our secured obligations will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations, which are substantially all of our assets and there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Moreover, some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 2013, these notes would have been structurally subordinated to approximately $1.3 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries accounted for none of our consolidated revenues for the twelve months ended December 31, 2013, and held approximately 1.3% of our assets as of December 31, 2013.

Pinnacle is a holding company and may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. The ability of our subsidiaries to make payments to us is also governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds which may be transferred to us and may require prior or subsequent approval for any payments to us. Furthermore, our unrestricted subsidiaries will be permitted under the terms of our indentures to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. Currently our principal unrestricted subsidiaries are comprised of a subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash and our investment in Asian Coast Development (Canada) Ltd. See “Summary—Our principal unrestricted subsidiaries.”

The indenture permits substantial disposition of undeveloped real estate.

We have significant excess undeveloped real estate, including land in Reno, Nevada; Central City, Colorado; Lake Charles, Louisiana; Cincinnati, Ohio; and Baton Rouge, Louisiana. The terms of the indenture governing the notes permit us to sell or dispose of this land under certain exceptions from the general indenture restrictions on the disposition of assets and restricted payments. In general, proceeds from the sale of undeveloped land will not be required to be used by us to make an offer to repurchase notes no matter how the proceeds are used as long as 60% of the consideration received for the sale is in cash. In addition, the covenant entitled “Restricted payments” permits substantial conveyances of undeveloped real estate, including land in Reno, Nevada, Central City, Colorado and Cincinnati, Ohio, to unrestricted subsidiaries and joint ventures. See “Description of exchange notes” under the headings “Repurchase at the option of holders—Asset sales” and related definitions, and “Certain covenants—Restricted payments.”

The indenture permits investment guarantees of joint venture indebtedness and completion guarantees of new gaming facility projects or related or ancillary amenities or businesses.

The indenture governing the notes permits us to give investment guarantees of indebtedness of certain joint ventures, which would be unrestricted subsidiaries, and also permits us to give guarantees of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses by one or more unrestricted subsidiaries and certain related keep-well commitments relating to the entity that builds the new gaming facility or related or ancillary amenities or businesses. These investment guarantees and completion guarantees and keep-well commitments are limited to $200 million in the aggregate, and we are permitted to incur or guarantee indebtedness in the performance of such investment guarantees and completion guarantees, under exceptions to the covenant restricting incurrence of indebtedness and the covenant restricting restricted payments. In addition, any interest expense associated with the joint venture indebtedness we have guaranteed or indebtedness incurred or guaranteed in the performance of completion guarantees will not count in computing our consolidated coverage ratio except to the extent that we actually make payments in respect of this indebtedness. See “Description of exchange notes” under the headings “Certain covenants—Restricted payments” and “—Incurrence of indebtedness and issuance of preferred stock” and related definitions.

We may not have the ability to raise the funds necessary to finance the repurchase of the notes required by the indenture upon the occurrence of certain change of control events and asset sales.

Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding notes and other outstanding debt. A change of control event under the indenture governing the notes could also constitute a change of control under our new credit facility, our senior subordinated notes and other indebtedness, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. In addition, upon the occurrence of certain asset sales, subject to our right to reinvest the proceeds from such sales or repay other senior indebtedness within a limited period after such sales, we will be required to offer to repurchase outstanding notes as specified in the indenture governing the notes. However, it is possible that we will not have sufficient funds at the time of the change of control or the time of the repurchase obligation resulting from asset sales to make the required repurchase of notes or that restrictions in our new credit facility will not allow such repurchases. Our failure to repurchase the notes would be a default under the indenture governing the notes and could result in a cross-default in our new credit facility.

If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. Upon the occurrence of a change of control we could seek to refinance the indebtedness under our new credit facility, the notes or other indebtedness or obtain a waiver from the lenders or you as a holder of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. No assurances can be given that any court would enforce the change of control provisions in the indenture governing the notes as written for the benefit of the holders, or as to how these change of control provisions would be impacted were we to become a debtor in a bankruptcy case. See “Description of exchange notes—Repurchase at the option of holders—Change of control.”

As a holder of the notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your notes.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. The indenture will grant us the power to redeem or require you to dispose of the notes that you own or control if:

•	any governmental gaming authority makes a determination of unsuitability of you or the beneficial owner of the notes (or an affiliate of yours or of the beneficial owner of the notes), or

•	any governmental gaming authority requires you, or a beneficial owner of the notes (or an affiliate of yours or of the beneficial owner), to either (i) be licensed, qualified or found suitable under any applicable gaming law or (ii) reduce your (or its) position in the notes to below a level that would require licensure, qualification or a finding of suitability, and:

•	you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant governmental gaming authority),

•	you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to reduce your (or its) position in the notes appropriately, or

•	you or such beneficial owner (or an affiliate of yours or of the beneficial owner) is denied such license or qualification or is not found suitable by a governmental gaming authority to own or control the notes.

Under the foregoing circumstances, under the indenture, we will be able to redeem or require you to dispose of all or a portion of your notes, and if required by the applicable gaming authority, we will be required to redeem or require you to dispose of, all or a portion of your notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be equal to the least of:

•	the principal amount of the notes, together with accrued interest on the note,

•	the price that you or the beneficial owner paid for the notes, together with accrued interest on the note, or

•	such other lesser amount as may be required by a governmental gaming authority

See “Description of exchange notes—Gaming redemption or other disposition.”

In addition, Article XIII of our certificate of incorporation grants us the power to redeem our securities or the securities of our affiliated companies from a person who owns or controls these securities if:

•	that person is determined by a governmental gaming authority to be unsuitable to own or control these securities, or

•	that person causes us or any of our affiliated companies to lose or be threatened with the loss of any gaming license or, in the sole discretion of our board of directors, that person is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities.

Under the foregoing circumstances, we may redeem, and if required by the applicable gaming authority, must redeem, that person’s securities to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be determined by the gaming authority or otherwise will be a price deemed reasonable by us, which in our discretion could be the original purchase price or the then current trading price of the securities. Furthermore, we may pay the redemption price in cash, by promissory note, or both, as required by the gaming authority or otherwise as we elect.

Our certificate of incorporation also does not permit us to issue or transfer any securities or any interest, claim or charge thereon or thereto except in accordance with applicable gaming laws. The issuance or transfer of any securities in violation thereof shall be ineffective until (i) we cease to be subject to the jurisdiction of the applicable gaming authorities or (ii) the applicable gaming authorities shall, by affirmative action, validate said issuance or transfer or waive any defect in said issuance or waive any defect in said issuance or transfer. In addition, our certificate of incorporation provides that commencing on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person or the affiliate of an unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of an unsuitable person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities entitled to vote, or (iii) to receive any remuneration in any form from us or from one of our affiliated companies for services rendered or otherwise.

Any unsuitable person and any affiliate of an unsuitable person shall indemnify us and our affiliated companies for any and all costs, including attorneys’ fees, incurred by us and our affiliated companies as a result of such unsuitable person’s or affiliate’s continuing ownership or control or failure to promptly divest itself of any of our securities.

By accepting a note, each holder or beneficial owner of a note agrees that the notes held by such holder or beneficial owner shall be subject to Article XIII of our certificate of incorporation, including any amendments thereto or any successor provisions thereto.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws or other state laws, a court could avoid a guarantee or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond our or its ability to pay such debts as they mature.

In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws may vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

•	if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

Pinnacle has no significant operations of its own and derives substantially all of its revenue from its subsidiaries. If a guarantee of the notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations, such as the notes.

The market valuation of the notes may be exposed to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the notes, and to high-yield bonds generally, and thereby negatively impact the market for high-yield notes, and more specifically, the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, as has recently been evident in the recent turmoil in the global financial markets, the present economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which could be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding high-yield notes. Moreover, if one of the major rating agencies lowers its credit rating of the notes, the price of the notes will likely decline.

Ratings of the notes may change after issuance and affect the market price and marketability of the notes.

Upon issuance, the original notes were rated by one or more rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

Risks related to our indebtedness

Our present indebtedness and projected future borrowings could adversely affect our financial health; future cash flows may not be sufficient to meet our obligations, and we may have difficulty obtaining additional financing; and we may experience adverse effects as a result of interest rate fluctuations.

As of December 31, 2013, we had indebtedness of approximately $4.4 billion, including approximately $1.3 billion under our term loans under our new credit facility, approximately $494 million drawn under our $1 billion revolving credit facility under our new credit facility, $850 million aggregate principal amount of original notes, $1.04 billion aggregate principal amount of the Ameristar notes that we assumed in the Ameristar acquisition, $325 million aggregate principal amount of 7.75% senior subordinated notes due 2022, and $350 million aggregate principal amount of 8.75% senior subordinated notes due 2020. Letters of credit of $8.6 million were outstanding as of December 31, 2013 under our new credit facility.

There can be no assurance in the future that we will generate sufficient cash flow from operations or through asset sales to meet our long-term debt service obligations.

Our present indebtedness and projected future borrowings could have important adverse consequences to us and the holders of notes, such as:

•	making it more difficult for us to satisfy our obligations with respect to our existing indebtedness, including the notes;

•	adversely impacting our ability to refinance our debt, including the notes, as such debt becomes due on terms acceptable to us, or at all, and to obtain additional financing for working capital, capital expenditures, acquisitions, or debt service requirements, which would have a material adverse effect on our liquidity and financial condition;

•	limiting our ability to obtain additional financing without restructuring the covenants in our existing indebtedness to permit the incurrence of such financing;

•	requiring a substantial portion of our cash flow to be used for payments on the debt and related interest, thereby reducing our ability to use cash flow to fund other working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition and results of operations;

•	causing us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or in the event of refinancing existing debt at higher interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	increasing our vulnerability to downturns in our business, our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	placing us at a competitive disadvantage to competitors with less debt or greater resources;

•	subjecting us to financial and other restrictive covenants in our indebtedness, the non-compliance with which could result in an event of default;

•	if we were to default on our secured debt, the lenders of such debt could foreclose on all or substantially all of our assets, which would have a material adverse effect on our business, financial condition and results of operations, and our ability to maintain compliance with financial covenants and to make payments on, or refinance, the notes and other indebtedness; and

•	adversely affecting our credit ratings, which could increase our cost of borrowings or adversely impact our ability to borrow.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including the notes, our new credit facility, the term loans under our new credit facility, our senior Ameristar notes or the senior subordinated notes, on attractive terms, commercially reasonable terms or at all, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt. Our revolving credit facility under our new credit facility matures in August 2018 and the $1.1 billion new tranche B-2 term loan thereunder matures in August 2020 (or in November 2019 if any portion of our 8.75% senior subordinated notes due 2020 remains outstanding at that date). Our future operating performance and our ability to service, extend or refinance our indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Our borrowings under our new credit facility are at variable rates of interest, and to the extent not protected with interest rate hedges, could expose us to market risk from adverse changes in interest rates. While we may enter into interest rate hedges in the future, we currently have no such interest rate hedges. If interest rates increase, our debt service obligations on our variable-rate indebtedness could increase significantly even though the amount borrowed would remain the same.

Our indebtedness imposes restrictive covenants on us.

Our new credit facility and the indentures governing the notes and our existing senior Ameristar notes and existing senior subordinated notes imposes various customary covenants on us and our subsidiaries. The restrictions that are imposed under these debt instruments include, among other obligations, limitations on our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	make payments on subordinated obligations;

•	make dividends or distributions and repurchase stock;

•	make investments;

•	grant liens on our property to secure debt;

•	enter into certain transactions with affiliates;

•	sell assets or enter into mergers or consolidations;

•	sell equity interests in our subsidiaries;

•	create dividend and other payment restrictions affecting our subsidiaries;

•	change the nature of our lines of business;

•	make capital expenditures;

•	designate restricted and unrestricted subsidiaries; and

•	amend or modify our subordinated indebtedness without obtaining consents from the holders of our senior indebtedness.

Moreover, as part of the consent solicitation to obtain the consent from holders of the Ameristar notes to permit consummation of the Ameristar acquisition using a simplified financing structure, we also agreed to certain amendments that have the effect of reducing our capacity to make payments on subordinated obligations, make dividends or distributions and repurchase stock, make investments and make other restricted payments from and after the closing of the Ameristar acquisition. In particular, the amendments reduced the restricted payment capacity based on consolidated net income to zero effective immediately after the effective time of the Ameristar acquisition and the general restricted payment basket to $75 million from $150 million under the indenture governing the Ameristar notes.

Our new credit facility imposes various customary affirmative covenants on us and our restricted subsidiaries, including, among others, reporting covenants, covenants to maintain insurance, comply with laws and maintain properties and other covenants customary in senior credit financings of this type. In addition, our new credit facility requires that we comply with various restrictive maintenance financial covenants, including an interest coverage ratio, a debt to annualized Adjusted EBITDA (as defined) ratio, and capital spending limits.

Our ability to comply with the covenants contained in the instruments governing our indebtedness may be affected by general economic conditions, industry conditions, and other events beyond our control, including delay in the completion of new projects under construction. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the instruments governing our indebtedness, including our new credit facility and the indentures governing our senior notes and senior subordinated notes, including failure to comply as a result of events beyond our control, could result in an event of default, which would materially and adversely affect our operating results and our financial condition.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under our other debt instruments, including the notes. We cannot assure you that our assets or cash flow would be sufficient to repay borrowings under our outstanding debt instruments, including the notes, if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on any of those debt instruments, including the notes.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and expansion efforts will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us under our new credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, as such indebtedness matures and to fund our other liquidity needs. In such circumstances, we may need to refinance all or a portion of our indebtedness, at or before maturity, and cannot provide assurances that we will be able to refinance any of our indebtedness, including our new credit facility, as well as the notes on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, or obtaining additional equity or debt financing or joint venture partners. These financing strategies may not be completed on satisfactory terms, if at all. In addition, certain states’ laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Some restrictions may prevent us from obtaining necessary capital.

We and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes offered hereby will not fully prohibit us or our subsidiaries from doing so. As of December 31, 2013, there were approximately $494 million in revolver borrowings and approximately $1.3 billion in term loans outstanding under the new credit facility and undrawn availability under our revolver of approximately $506 million, not taking into account outstanding letters of credit. All of those borrowings would be effectively senior to the notes and the guarantees of our subsidiary guarantors to the extent of the value of the collateral securing such borrowings. If new debt is added to our, or our subsidiaries’, current debt levels, the related risks that we or they now face could intensify.

Our ability to obtain additional financing on commercially reasonable terms may be limited.

Although we believe that our cash, cash equivalents and short-term investments, as well as future cash from operations and availability under the revolver under our new credit facility, will provide adequate resources to fund ongoing operating requirements, we may need to seek additional financing to compete effectively. Our debt ratings affect both our ability to raise debt financing and the cost of that financing. Future downgrades of our debt ratings may increase our borrowing costs and affect our ability to access the debt markets on terms and in amounts that would be satisfactory to us. If we are unable to obtain financing on commercially reasonable terms, it could:

•	reduce funds available to us for purposes such as working capital, capital expenditures, research and development, strategic acquisitions and other general corporate purposes;

•	restrict our ability to introduce new products or capitalize on business opportunities;

•	increase our vulnerability to economic downturns and competitive pressures in the markets in which we operate; and

•	place us at a competitive disadvantage.

Risks related to the exchange offer

In order to participate in the exchange offer, you must timely comply with the all of the procedures and restrictions on the exchange offer.

We will not accept your original notes for exchange if you do not follow the exchange offer procedures. Issuance of exchange notes in exchange for original notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “The exchange offer—Resale of exchange notes” and “Plan of distribution.”

If you do not exchange your original notes in the exchange offer, the transfer restrictions currently applicable to your original notes will remain in force and the market price of your original notes could decline.

We did not register the original notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. If you do not exchange your original notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the original notes as set forth in the offering memorandum distributed in connection with the private offering of the original notes. In general, the original notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. You should refer to “Summary — The exchange offer” and “The exchange offer” for information about how to tender your outstanding notes.

The tender of original notes under the exchange offer will reduce the principal amount of the original notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the original notes due to reduction in liquidity.

There is no public market for the notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

We are offering the exchange notes to holders of the original notes. The original notes were sold in August 2013 to a small number of qualified institutional buyers in the United States and to investors outside of the United States under Regulation S. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted original notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your original notes or that you will be able to sell your notes at a particular time or at the price that you desire. We do not intend to apply for listing or quotation of the original notes or notes on any securities exchange, stock market or any automated dealer quotation system. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the original notes are not obligated to make a market in any of the exchange notes, and they may discontinue any of their market-making activities at any time without notice. In addition, any such market making activity may be limited during the pendency of the exchange offer. Therefore, we cannot assure you that an active market for any of the exchange notes will develop or, if developed, that it will continue. If an active trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely effected. The liquidity of any market for the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for these types of securities and by changed in our financial performance or in the prospects for companies in our industry generally. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the original notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade high-yield debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

The unaudited pro forma financial information in this prospectus may not be indicative of Pinnacle’s actual financial position or results of operations, and the purchase price of Ameristar may not reflect the prices that Pinnacle would obtain if it were sold to a third party.

The unaudited pro forma financial information contained in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what Pinnacle’s actual financial position or results of operations would have been had the Ameristar acquisition and related financing been completed as of the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that Pinnacle believes to be reasonable, but it can provide no assurance that any or all of such assumptions or estimates are correct. See “Unaudited pro forma condensed combined financial statements” for more information.

Risks related to our business

Our business is particularly sensitive to reductions in consumers’ discretionary spending as a result of downturns in the economy or other changes we cannot accurately predict.

Demand for entertainment and leisure activities is sensitive to consumers’ disposable incomes, and thus demand can be affected by changes in the economy that we cannot predict. We compete with a broad range of entertainment and leisure activities and consumer preferences may change. Perceived or actual unfavorable changes in general economic conditions, including recession, economic slowdown, continued high unemployment levels, the housing and credit crises, the potential for bank failures, higher fuel or other transportation costs, and changes in consumer confidence, may reduce disposable income of our customers or result in fewer patrons visiting our casinos. As a result, we cannot ensure that demand for entertainment and leisure activities will not be adversely affected or that customers will continue to want to frequent our properties or continue to spend money at our properties. Continued adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, potentially rising interest rates, increasing energy costs, rising prices, inflation, acts of war or terrorism, natural disasters, declining consumer confidence or significant declines in the stock market could lead to a reduction in discretionary spending on entertainment and leisure activities, which could adversely affect our business, financial condition and results of operations. Deterioration in operating results could affect our liquidity and our ability to comply with financial covenant ratios, other covenants and requirements in our new credit facility and covenants and requirements under the bond indentures discussed in other risk factors below.

The gaming industry is very competitive and increased competition, including through legislative legalization or expansion of gaming by states in or near where we own properties or through Native American gaming facilities and Internet gaming, could adversely affect our financial results.

We face significant competition in all of the areas in which we operate. Increased competitive pressures may adversely affect our ability to continue to attract customers or affect our ability to compete efficiently. We have entered into a number of strategic partnerships to compete with other competitors. The loss of one or more of these strategic partnerships may adversely affect our business.

Further, several of our properties are located in jurisdictions that restrict gaming to certain areas and/or may be affected by state laws that currently prohibit or restrict gaming operations. Economic difficulties faced by state governments could lead to intensified political pressures for the legalization of gaming in jurisdictions where it is currently prohibited. The legalization of gaming in such jurisdictions could be an expansion opportunity for us, or create competitive pressure, depending on where the legalization occurs and our ability to capitalize on it. Our ability to attract customers to our existing casinos could be significantly and adversely affected by the legalization of gaming in new jurisdictions or the expansion of gaming in existing jurisdictions, including in particular, Colorado, Idaho, Illinois, Kansas, Kentucky, Mississippi, Nebraska, Ohio, Oklahoma and Texas, areas where our customers may also visit, and by the development or expansion of Native American casinos in areas where our customers may visit.

In the past, legislation to legalize or expand gaming has been introduced in some of these jurisdictions, and federal law favors the expansion of Native American gaming. In 2009, legislation to approve up to 12 resort casinos, slot machines at racetracks and Native American gaming in Texas was rejected during the state’s 2009 legislative session. Numerous gaming bills were introduced in the Texas Legislature during its 2010-11 regular session, none of which passed. Several gaming bills were introduced in the Texas legislature during the 2013 session. If gaming was legalized in Texas, it would adversely affect our business, particularly our Louisiana properties.

In June 2011, the Illinois legislature passed an omnibus gaming bill that would allow five new casinos and slots at six racetracks. The Governor of Illinois did not sign the bill. In 2012, a similar bill was passed by the Illinois legislature. The Governor of Illinois vetoed that bill. If gaming operations expanded in Illinois, it would adversely affect our business, particularly our Ameristar East Chicago property and our St. Louis properties.

In 2007, the Kansas legislature enacted a law that authorizes up to four state-owned and operated freestanding casinos and three racetrack slot machine parlors developed and managed by third parties. At that time, one casino and one racetrack location were authorized in Wyandotte County in the greater Kansas City market. The owner of the potential racetrack slot machine parlor license surrendered its racing license and closed the facility due to concerns about the tax rate that would apply to its gaming operations, which was substantially higher than the tax rate in Missouri or applicable to Kansas freestanding casinos. The future status of the racetrack license is uncertain; however, there have been discussions about reducing the tax rate in order to incentivize the installation of slot machines at the racetracks. On February 3, 2012, a partnership that includes a major commercial casino operator opened a large land-based casino and entertainment facility at the Kansas Speedway, approximately 24 miles from Ameristar Kansas City. This facility has provided significant additional competition for the Kansas City market and adversely affected the financial performance of Ameristar Kansas City.

In January 2014, a bill was filed in the Kentucky legislature to amend the constitution to allow up to seven casinos. In January 2014, two bills were filed in Kentucky, one bill provides for a constitutional amendment to permit gaming and a second bill which provides for gaming at up to eight sites. If gaming is legalized in Kentucky, it would have an adverse effect on our business, particularly our Belterra and Belterra Park facilities.

Several attempts have been made in the Nebraska legislature to expand gaming in the state. None of those efforts has been successful. If casino gaming is authorized in the Omaha area, it could have a material adverse impact on Ameristar Council Bluffs’ business.

Over the years, several attempts have been made in the Indiana legislature to allow one of the two adjacent riverboat casino licenses held by the same operator in Gary, Indiana, approximately five miles from Ameristar East Chicago, to be moved to a nearby land-based location. To date, none of the efforts has been successful. If a casino is allowed to relocate inland to a more accessible location, it could materially adversely affect the financial performance of Ameristar East Chicago.

We expect similar proposals to legalize or expand gaming will be made in the future in various states, and it is uncertain whether such proposals will be successful. Further, because the global economic recession has reduced the revenues of state governments from traditional tax sources, voters and state legislatures may be more sympathetic to proposals authorizing or expanding gaming in those jurisdictions.

We also face the risk that existing casino licensees will expand their operations and the risk that Native American gaming will continue to grow. Furthermore, Native American gaming facilities frequently operate under regulatory requirements and tax environments that are less stringent than those imposed on state-licensed casinos, which may provide such Native American gaming facilities with a competitive advantage in our markets. For example, in December 2007, the National Indian Gaming Commission (the “NIGC”) approved the request of the Ponca Tribe of Nebraska to have a five-acre parcel owned by the tribe in Carter Lake, Iowa, located approximately five miles from Ameristar Council Bluffs, approved for the operation of gaming. In December 2008, in a lawsuit brought by the State of Nebraska and joined by the State of Iowa and the City of Council Bluffs, the federal district court reversed the NIGC’s decision. The U.S. Department of the Interior appealed the district court ruling, and in October 2010 the Eighth Circuit Court of Appeals reversed the district court’s decision and ordered the court to remand the matter to the NIGC for further consideration. The Court of Appeals directed the NIGC to revisit the issue, taking into consideration, among other things, a 2003 agreement between the State of Iowa and the Bureau of Indian Affairs, which provides that the five-acre parcel would be utilized for a health center and not for gaming purposes. If the tribe is allowed to conduct gaming at this location, the additional competition would adversely affect our Council Bluffs business. The NIGC has yet to publicly render a decision on this matter.

In April 2010, we canceled our Sugarcane Bay casino development in Lake Charles, Louisiana, and we surrendered the related gaming license to the Louisiana Gaming Control Board (the “LGCB”). In February 2012, the LGCB approved the construction of a new gaming facility in Bossier City, Louisiana, which recently opened in June of 2013. This new casino resulted in increased competition for our properties in Louisiana, particularly our Boomtown Bossier City casino. Moreover, we expect to face new competition in the Lake Charles, Louisiana region from the casino operator that acquired the Ameristar Lake Charles development (which is adjacent to our L’Auberge Lake Charles property) and in the St. Louis, Missouri region from the entity that acquired the Lumière Place Casino, HoteLumière and the Four Seasons Hotel, as part of our divestitures to obtain FTC approvals required to complete the acquisition of Ameristar.

In Ohio, four casinos are open, including one casino in Cincinnati. Our facilities, particularly Belterra and Belterra Park, face competition from these casinos in Ohio, existing riverboats in Indiana and Ohio racetracks with video lottery terminals, or VLTs, including one scheduled to open in 2014 between Cincinnati and Dayton.

From time to time, our competitors refurbish, rebrand or expand their casino offerings, which could function to increase competition. For example, a large competitor reopened a rebranded and refurbished riverboat casino in Lawrenceburg, Indiana, replacing a smaller facility near our Belterra property. The quality of competition also may improve after changes in ownership. For example, in the fourth quarter of 2012, a major casino operator acquired a facility in St. Louis that is the principal competitor of Ameristar St. Charles and has rebranded that facility. The new owner has made significant investments in the facility and we expect Ameristar St. Charles will face increased competition from this facility. In 2012, one of Ameristar Black Hawk’s larger competitors in the market was purchased out of bankruptcy by a Reno, Nevada-based casino operator. It is possible that these facilities will become more competitive under new ownership.

We face competition from racetracks that offer VLTs, including four operating in Ohio with two more expected to follow. We also intend to offer VLTs at Belterra Park upon completion of our project. On July 24, 2013, the Ohio Supreme Court agreed to determine whether opponents of VLTs have standing to challenge the decision to allow VLTs at the state’s seven horse racetracks. The opponents assert that expanding the Ohio lottery by allowing VLTs without putting the question to voters was improper. A lower court ruled that the opponents lacked legal standing in the case. That decision was appealed and unanimously upheld by the 10th Circuit Court of Appeals. The opponents appealed again and the Ohio Supreme Court decided to hear the case. We do not know how the Ohio Supreme Court will rule and what impact, if any, the ruling may have on VLT operations at racetracks in Ohio.

In addition, if slot machines are placed in racetracks in Illinois, they will provide new competition, particularly to our Belterra Casino, Belterra Park, East Chicago and St. Louis area properties. Moreover, in recent years, several attempts have been made in the Colorado legislature to authorize VLTs within the state. If VLTs are authorized in Colorado, they would represent additional competition for Ameristar Black Hawk and could materially adversely affect the financial performance of the property.

We also compete with other forms of legalized gaming and entertainment such as bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse and dog racing, state-sponsored lotteries, VLTs, video poker terminals and, in the future, we may compete with gaming or entertainment at other venues. Furthermore, competition from Internet lotteries and other Internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our properties and thus adversely affect our business. Such internet wagering services are likely to expand in future years and become more accessible to domestic gamblers as a result of recently announced U.S. Department of Justice positions related to the application of federal laws to intrastate internet gaming and initiatives in some states to consider legislation to legalize intrastate internet wagering. In particular, certain states including Nevada, Delaware and New Jersey passed legislation to authorize various forms of intrastate internet gaming. Notably, in February 2013, Nevada amended its internet gaming law to permit Nevada licensed internet providers to commence internet poker and to allow the state to enter into agreements with other states to create multi-state poker wagering, and in February 2013, New Jersey enacted legislation authorizing intrastate internet gaming through Atlantic City casinos, which went into effect in November 2013. The law in this area has been rapidly evolving, and additional legislative developments may occur at the federal and state levels that would accelerate the proliferation of certain forms of internet gaming in the United States.

We face risks associated with growth and acquisitions.

We regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming entertainment facilities or through redeveloping our existing facilities. The expansion of our operations, whether through acquisitions, development or internal growth, could divert management’s attention and could also cause us to incur substantial costs, including legal, professional and consulting fees. It is uncertain that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems. Additionally, it is uncertain that we will receive gaming or other necessary licenses or governmental approvals for our new projects or in jurisdictions that we have not operated in the past or that gaming will be approved in jurisdictions where it is not currently approved. Further, we may not have adequate financing for such opportunities on acceptable terms.

For example, on December 20, 2012, we entered into an agreement and plan of merger with Ameristar Casinos, Inc. for a total enterprise value of $2.8 billion, including the outstanding debt of Ameristar. This transaction closed on August 13, 2013 and was subject to the approval of the U.S. Federal Trade Commission (the “FTC”) and various state gaming regulators. As a result of a consent order entered into with the FTC, we agreed to divest the Ameristar Lake Charles development project and Lumiere Place Casino and Hotels. We completed the sale of the Ameristar Lake Charles development project in November 2013 and completed the sale of Lumiere Place Casino and Hotels in April 2014. If we make new acquisitions or new investments, we may face additional risks related to our business, results of operations, financial condition, liquidity and ability to satisfy your financial covenants and comply with other restrictive covenants under our debt agreements and pay or refinance our senior notes and senior subordinated notes and other indebtedness.

We expect to incur substantial expenses related to the integration of Ameristar’s business into our business.

We expect to incur substantial expenses in connection with the integration of Ameristar’s business with our business. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, marketing and benefits. While we have assumed that a certain level of expenses will be incurred, there are many factors beyond its control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These integration expenses likely will result in us taking significant charges against earnings, and the amount and timing of such charges are uncertain at present. As a result of the Ameristar transaction, our results of operations may be adversely affected.

Our future results could suffer if we cannot effectively manage the expanded operations following the transaction.

Since the completion of the merger with Ameristar, our business is significantly larger than it was prior to the merger. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that we will be successful or that we will realize any operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated as a result of the Ameristar transaction.

Moreover, we are subject to additional risks, including, without limitation, all of the business, financial, operational, environmental, competitive, regulatory, economic and other risks related to Ameristar and its properties and operations. In addition, the risks that our current operations face may increase or intensify.

We may face integration difficulties and may be unable to integrate the business of Ameristar into our business successfully or realize the anticipated benefits of the Ameristar transaction.

We merged with Ameristar with the expectation that the transaction will result in various benefits for the combined company, including, among others, synergies resulting from cost savings and operating efficiencies. Achieving the anticipated benefits of the transaction is subject to a number of uncertainties, including whether the respective businesses and assets of both companies can be integrated in an efficient and effective manner. We will be required to devote significant management attention and resources to integrating the business practices and operations of Ameristar with those of Pinnacle. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully combine the business of Ameristar with Pinnacle’s in a manner that permits the parties to achieve the benefits anticipated to result from the transaction;

•	complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the transaction.

Even if we are able to integrate Ameristar’s businesses successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently expect from this integration or that these benefits will be achieved within the anticipated timeframe or at all. For example, we may not be able to eliminate duplicative costs. Moreover, we may incur substantial expenses in connection with the integration of Ameristar’s businesses. While we have incurred and continue to anticipate that we will incur expenses following the merger, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the transaction may be offset by costs incurred or delays in integrating the businesses. Moreover, failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected benefits and could adversely affect the combined company’s future business, financial condition, operating results and prospects.

In addition, it is possible that the integration process could result in:

•	diversion of the attention of management; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect our ability to maintain relationships with customers, suppliers, employees and other constituencies or its ability to achieve the anticipated benefits of the transaction or could reduce our earnings or otherwise adversely affect our business and financial results following the transaction.

We derived 47.6% and 25.1% of our revenues in 2013 from our casinos located in Louisiana and Missouri, respectively, and are especially subject to certain risks, including economic and competitive risks, associated with the conditions in those areas and in the states from which we draw patrons.

Four of our 14 gaming properties are located in Louisiana. During 2013, we derived 47.6% of our revenues from these four casinos and 25.4% from one of them, L’Auberge Lake Charles in Lake Charles, Louisiana, though the percentage of revenues from Louisiana decreased following the acquisition of the Ameristar properties in August 2013. In addition, we derived 25.1% of our revenues from three casinos (excluding Lumiere Place Casino) in the Missouri region during 2013, two of which we acquired in August 2013 as part of the Ameristar transaction. We expect the percentage of our revenues from Missouri casinos will increase from the results of 2013, as a result of the inclusion of results of operations from Ameristar St. Charles and Ameristar Kansas City.

Because we derive a significant percentage of our revenues from properties concentrated in two states, we are subject to greater risks from regional conditions than a gaming company with operating properties in several different geographies. A decrease in revenues from or increase in costs for one of these locations is likely to have a proportionally greater impact on our business and operations than it would for a gaming company with more geographically diverse operating properties. Risks from regional conditions include the following:

•	regional economic conditions;

•	regional competitive conditions, including legalization or expansion of gaming in Louisiana or Missouri or in neighboring states;

•	reduced land and air travel due to increasing fuel costs or transportation disruptions;

•	inaccessibility of the area due to inclement weather, road construction or closure of primary access routes;

•	the outbreak of public health threats at any of our properties, or in the areas in which they are located, or the perception that such threats exist; and

•	a decline in the number of visitors.

We may experience an impairment of our goodwill which could adversely affect our financial condition and results of operations.

We have recognized a substantial amount of goodwill in connection with consummation of the merger with Ameristar and the allocation of the purchase price thereto. We test goodwill for impairment annually during the fourth quarter, or more frequently if events or circumstances indicate that the carrying value may not be recoverable. A significant amount of judgment is involved in performing fair value estimates for goodwill since the results are based on estimated future cash flows and assumptions related thereto. Significant assumptions include estimates of future sales and expense trends, liquidity and capitalization, among other factors. We base our fair value estimates on projected financial information, which we believe to be reasonable. However, actual results may differ from those projections. Further, we may need to recognize an impairment of some of the goodwill recognized in the merger, which would adversely affect our financial condition and results of operations.

Our substantial development plans for capital-intensive projects will require us to borrow significant amounts under our new credit facility and, depending on which projects are pursued to completion, may cause us to incur substantial additional indebtedness.

Currently, we are in the process of doing an extensive redevelopment of the racetrack and related facilities at Belterra Park, which is expected to open in May 2014. Excluding land and capitalized interest costs, as of December 31, 2013, we have incurred approximately $92.2 million of the $209 million budget for Belterra Park (exclusive of land and licensing fees and capitalized interest). In addition, we are in the process of building a 150-guestroom hotel tower at our Boomtown New Orleans property and have spent $8.1 million of the $20 million budget as of December 31, 2013. We expect that the hotel will be completed in the summer of 2014.

We expect to fund our working capital and general corporate requirements (including our development activities) with cash flow from operations and funding from the new credit facility, but cannot provide assurances that such financing will provide adequate funding for our present and future property developments. In the event that our future cash flows from operations do not match the levels we currently anticipate, whether due to downturns in the economy or otherwise, we may need to amend the terms of our credit facility or obtain waivers from our lenders in order to continue with our current, or implement future, development plans. We may not be able to obtain such an amendment or waiver from our lenders. In such event, we may need to raise funds through the capital markets and may not be able to do so on favorable terms or on terms acceptable to us.

Subsequent phases to certain of our existing projects and potential enhancements at our properties may require us to raise additional capital.

We may need to access the capital markets or otherwise obtain additional funds to complete subsequent phases of our existing projects at Belterra Park and Boomtown New Orleans, and to fund potential enhancements we may undertake at our facilities there, and elsewhere. We do not know when or if the capital markets will permit us to raise additional funds for such phases and enhancements in a timely manner, on acceptable terms, or at all. Inability to access the capital markets, or the availability of capital only on less-than-favorable terms, may force us to delay, reduce or cancel our subsequent phases and enhancement projects. Delay, reduction or cancellation of the subsequent phases of our projects could subject us to financial penalties, and the possibility of such penalties could require us to obtain additional financing on unfavorable terms.

Our ability to obtain bank financing or to access the capital markets for future debt or equity offerings may also be limited by our financial condition, results of operations or other factors, such as our credit rating or outlook at the time of any such financing or offering and the covenants in our existing debt agreements, as well as by general economic conditions and contingencies and uncertainties that are beyond our control. As we seek additional financing, we will be subject to the risks of rising interest rates and other factors affecting the financial markets.

Insufficient or lower-than-expected results generated from our new developments and acquired properties may negatively affect our operating results and financial condition.

We cannot assure you that the revenues generated from our new developments and acquired properties, will be sufficient to pay related expenses if and when these developments are completed;

or, even if revenues are sufficient to pay expenses, that the new developments and acquired properties will yield an adequate return or any return on our significant investments. Our projects, if completed, may take significantly longer than we expect to generate returns, if any. Moreover, lower-than-expected results from the opening of a new facility may negatively affect our operating results and financial condition and may make it more difficult to raise capital, even as such a shortfall would increase the need to raise capital. In addition, as our new properties open, they may compete with our existing properties. For example, our development at our Belterra Park facility in Ohio will compete with our Belterra Casino Resort in Indiana.

Rising operating costs at our gaming properties could have a negative impact on our business.

The operating expenses associated with our gaming properties could increase due to, among other reasons, the following factors:

•	changes in the foreign, federal, state or local tax or regulations, including state gaming regulations or taxes, could impose additional restrictions or increase our operating costs;

•	aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers;

•	as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business in amounts greater than what we have spent historically;

•	an increase in the cost of health care benefits for our employees could have a negative impact on our financial results;

•	our reliance on slot play revenues and any additional costs imposed on us from vendors;

•	availability and cost of the many products and service we provide our customers, including food, beverages, retail items, entertainment, hotel rooms, spa and golf services;

•	availability and costs associated with insurance;

•	increase in costs of labor, including due to potential unionization of our employees;

•	our properties use significant amount of electricity, natural gas and other forms of energy, and energy price increase may adversely affect our cost structure; and

•	our properties use significant amounts of water, and a water shortage may adversely affect our operations.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

The global financial crisis and recession have affected our business and financial condition, and economic and financial market conditions may continue to affect us in ways that we currently cannot accurately predict.

The credit crisis, economic recession and related turmoil in the global financial system have had and may continue to have an effect on our business and financial condition. The U.S. economy continues to experience some weakness following a severe recession, which resulted in increased unemployment, decreased consumer spending and a decline in housing values. While the U.S. economy has emerged from the recession, high levels of unemployment have continued to persist. In addition, while the Federal Reserve took policy actions to promote market liquidity and encourage economic growth following the recession, such actions are now being curtailed as signs of improvement in the economy have emerged, and the impact of these monetary policy actions on the recovery is uncertain. If the economic recovery slows or stalls, or if the economy experiences another recession, we may experience a material adverse effect on our business, results of operations and financial condition.

If a significant percentage of our lenders under our new credit facility were to file for bankruptcy or otherwise default on their obligations to us, we may not have the liquidity to fund our current or future projects. There is no certainty that our lenders will continue to remain solvent or fund their respective obligations under our new credit facility, which would have a material adverse effect on our liquidity and financial condition.

The significant distress experienced by financial institutions during the financial crisis and the recession has had and may continue to have far reaching adverse consequences across many industries, including the gaming industry. The credit and liquidity crisis greatly restricted the availability of capital and caused the cost of capital (if available) to be much higher than it had traditionally been. Volatility in the capital markets is perceived to be high. The need to access the capital markets could increase the costs of our projects, which could have an impact on our flexibility to react to changing economic and business conditions and our ability or willingness to fund our development projects. All of these effects could have a material adverse effect on our business, financial condition and results of operations, liquidity and our ability to satisfy financial covenants and comply with other restrictive covenants.

We are engaged from time to time in one or more construction and development projects, and many factors could prevent us from completing them as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets.

Construction of major buildings has certain inherent risks, including the risks of fire, structural collapse, human error and electrical, mechanical and plumbing malfunction. In addition, projects entail additional risks related to structural heights and the required use of cranes. Our development and expansion projects also entail significant risks, including:

•	shortage of materials;

•	shortage of skilled labor or work stoppages;

•	unforeseen construction scheduling, engineering, excavation, environmental or geological problems;

•	natural disasters, hurricanes, weather interference, changes in river levels, floods, fires, earthquakes or other casualty losses or delays;

•	unanticipated cost increase or delays in completing the project;

•	delays in obtaining or inability to obtain or maintain necessary license or permits;

•	changes to plans or specifications;

•	performance by contractors and subcontractors;

•	dispute with contractors;

•	disruption of our operations caused by diversion of management’s attention to new development projects and construction at our existing properties;

•	remediation of environmental contamination at some of our proposed construction sites, which may prove more difficult or expensive than anticipated in our construction budgets;

•	failure to obtain and maintain necessary gaming regulatory approvals and licenses, or failure to obtain such approvals and licenses on a timely basis;

•	requirements or government-established “goals” concerning union labor or requiring that a portion of the project expenditures be through companies controlled by specific ethnic or gender groups, goals that may not be obtainable, or may only be obtainable at additional project cost; and

•	increases in the cost of raw materials for construction, driven by worldwide demand, higher labor and construction costs and other factors, may cause price increases beyond those anticipated in the budgets for our development projects.

Escalating construction costs may cause us to modify the design and scope of projects from those initially contemplated or cause the budgets for those projects to be increased. We generally carry insurance to cover certain liabilities related to construction, but not all risks are covered, and it is uncertain whether such insurance will provide sufficient payment in a timely fashion even for those risks that are insured and material to us.

Construction of our development projects exposes us to risks of cost overruns due to typical construction uncertainties associated with any project or changes in the designs, plans or concepts of such projects. For these and other reasons, construction costs may exceed the estimated cost of completion, notwithstanding the existence of any guaranteed maximum price construction contracts.

Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties.

The ownership, management and operation of gaming facilities are subject to extensive state and local regulation. The statutes, rules and regulations of the states and local jurisdictions in which we and our subsidiaries conduct gaming operations require us to hold various licenses, registrations, permits and approvals and to obtain findings of suitability. The various regulatory authorities, including the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission, and the Texas Racing Commission may, among other things, limit, condition, suspend, revoke or fail to renew a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeitures of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved, including, but not limited to, our management, employees and holders of 5% or more of the Company’s securities. In addition, many of the Company’s key vendors must be licensed and found suitable by regulatory authorities and there can be no assurance that such vendors will be able to be licensed and found suitable.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our existing gaming facilities. It is uncertain, however, whether we will be able to obtain any new licenses, registrations, permits, approvals and findings of suitability that may be required in the future or that existing ones will be renewed or will not be suspended or revoked. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions may require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly, and there can be no assurance of success.

We are also subject to a variety of other rules and regulations, including, but not limited to, laws and regulations governing payment card information and the serving of alcoholic beverages at our operating properties. If we are not in compliance with these laws, it could adversely affect our business.

Potential changes in the regulatory environment could harm our business.

Changes in regulations affecting the casino business can affect our existing or proposed operations. In addition, legislators and special-interest groups have proposed legislation from time to time that would restrict or prevent gaming operations. Other regulatory restrictions or prohibitions on our current or future gaming operations could curtail our operations and could result in decreases in revenues.

Our business may be adversely affected by legislation prohibiting tobacco smoking.

Legislation in various forms to ban indoor tobacco smoking in public places has been enacted or introduced in many states and local jurisdictions, including several of the jurisdictions in which we operate. We believe the smoking bans and restrictions have significantly impacted business volumes.

In February 2014, the Indiana Supreme Court struck down an ordinance which extended a smoking ban to restaurants and bars, but exempted a local casino. The Indiana Supreme Court held that the ordinance violated the state constitution’s equal privileges and immunities clause. While the Indiana Supreme Court’s decision only applies to this ordinance, similar challenges may be made to invalidate exemptions for casinos in ordinances and laws in Indiana which may result in new laws and ordinances that prohibit smoking at Belterra Casino Resort and Ameristar East Chicago. If smoking were prohibited at our properties in Indiana, we believe that this would adversely effect our businesses.

In 2008, voters in the City of Kansas City approved a ballot measure, which was subsequently modified by the City Council, that prohibits smoking in most indoor public places within the city, including restaurants, but which contains an exemption for casino floors and 20% of all hotel rooms. One of Ameristar Kansas City’s competitors is not subject to a smoking ban in any form, which may have had some negative impact on Ameristar’s business in that area.

In 2006, a statewide indoor smoking ban went into effect in the state of Colorado, but casinos were exempted from the original legislation. Effective January 1, 2008, the Colorado legislature repealed the casino exemption and extended the indoor smoking ban to casinos.

Also in 2008, a statewide indoor smoking ban went into effect in the State of Iowa, an area in which we own and operate a casino. The law includes an exemption for casino floors and 20% of all hotel rooms. From time to time, bills have been introduced in the state legislature that would eliminate the casino floor exemption. Effective July 1, 2012, a statewide indoor smoking ban went into effect in Indiana, subject to an exemption for any areas restricted to persons age 18 or older, including the casino floor of Belterra Casino Resort and Ameristar East Chicago. Similar bills have been introduced from time to time in the Missouri legislature. In August 2012, the St. Charles County Council adopted an ordinance that would have placed a public referendum on the November 2012 ballot for a comprehensive county-wide indoor smoking ban and a separate public referendum providing for certain exemptions to the ban, including for the casino floor of Ameristar St. Charles. In September 2012, the County director of elections refused to place either referendum on the ballot due to procedural and other defects in the ordinance, and the Circuit Court of St. Charles County refused to overturn the decision of the director of elections. The St. Charles County Council may attempt to reintroduce such a ban or a similar one in the future. If additional restrictions on smoking are enacted in jurisdictions in which we operate, particularly if such restrictions are applicable to casino floors, or existing exemptions for casino floors are removed through future legislation, our financial performance could be materially adversely affected.

Adverse weather conditions, road construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties.

Our continued success depends upon our ability to draw customers from each of the geographic markets in which we operate. Adverse weather conditions or road construction can deter our customers from traveling to our facilities or make it difficult for them to frequent our properties. In late 2013 and early 2014, there were severe cold temperatures in the Midwest, that we believe adversely affected our financial performance in our Midwest segment. Moreover, gasoline shortages or fuel price increases in regions that constitute a significant source of customers for our properties could make it more difficult for potential customers to travel to our properties and deter customers from visiting. Our dockside gaming facilities in Indiana, Iowa, Louisiana, Mississippi and Missouri as well as any additional riverboat or dockside casino properties that might be developed or acquired, are also subject to risks, in addition to those associated with land-based casinos, which could disrupt our operations. Although none of our vessels leave their moorings in normal operations, there are risks associated with the movement or mooring of vessels on waterways, including risks of casualty due to river turbulence, flooding, collisions with other vessels and severe weather conditions.

Our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

Natural disasters, such as major hurricanes, typhoons, floods, fires and earthquakes, could adversely affect our business and operating results. Hurricanes are common in the areas in which our Louisiana properties are located, and the severity of such natural disasters is unpredictable. Our facilities in St. Louis (River City and Ameristar St. Charles) are located near an earthquake fault line and are subject to earthquakes. In addition, our River City casino is in an area along the Mississippi River that has historically experienced flooding. Although its foundation is built up to be above historical flooding levels, there is no certainty that this will be sufficient in future floods. Our Ameristar Council Bluffs property in Iowa is located on the Missouri River, which fell to record low levels in the fall and winter of 2012-2013 due to a drought in the region. There can be no assurance that the contingency plans we have implemented to accommodate the changes in river level will be adequate to prevent damage to, closure of or a restriction of access to the casino vessel at Ameristar Council Bluffs in the event of a drought. Actual levels of the Missouri River lower than those currently forecasted would increase such risks. Any such damage, closure or restriction of access could cause our Ameristar Council Bluffs business to be materially adversely affected.

In 2005, Hurricanes Katrina and Rita caused significant damage in the Gulf Coast region. Hurricane Katrina destroyed our former Biloxi, Mississippi facility. In August 2005, our Boomtown New Orleans casino was forced to close for 34 days as a result of Hurricane Katrina. In September 2005, Hurricane Rita caused significant damage in the Lake Charles, Louisiana area and forced our L’Auberge Lake Charles facility to close for 16 days, in addition to causing physical damage. In the third quarter of 2008, Hurricanes Gustav and Ike, which struck during two key weekends, affected our Louisiana operations and our Texas customer base. Hurricane Ike also caused flooding in St. Louis, necessitating the temporary closure of our former President Casino, and caused a power outage over the course of two days at our Belterra Casino Resort in Indiana. In March 2011, our Belterra Park racetrack was forced to delay the opening of live racing due to flooding from the Ohio River. In addition, the Ho Tram Strip project is located on the coast of the Eastern Sea, a location that is vulnerable to natural disasters, including typhoons. In October 2012, Hurricane Isaac delayed the opening of L’Auberge Baton Rouge for approximately a week and caused a temporary closure of Boomtown New Orleans for five days.

Catastrophic events, such as terrorist and war activities in the United States and elsewhere, have had a negative effect on travel and leisure expenditures, including lodging, gaming (in some jurisdictions) and tourism. We cannot accurately predict the extent to which such events may affect us, directly or indirectly, in the future. We also cannot assure you that we will be able to obtain or choose to purchase any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts. If there is a prolonged disruption at our properties due to natural disasters, terrorist attacks or other catastrophic events, our results of operations and financial condition would be materially adversely affected.

The concentration and evolution of the slot machine manufacturing industry or other technological conditions could impose additional costs on us.

A substantial majority of our revenues is attributable to slot machines operated by us at our casinos. It is important that, for competitive reasons, we offer the most popular and up-to-date slot machine games with the latest technology to our guests.

In recent years, the prices of new slot machines with additional features have escalated faster than the general rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participation lease arrangements in order to acquire the machines. Participation slot machine leasing arrangements typically require the payment of a fixed daily rental. Such agreements may also include a percentage payment of coin-in or net win. Generally, a participation lease is substantially more expensive over the long-term than the cost to purchase a new machine.

For competitive reasons, we may choose to purchase new slot machines or enter into participation lease arrangements that are more expensive than the costs associated with the continued operation of our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participation lease costs, it could hurt our profitability.

We materially rely on a variety of hardware and software products to maximize revenue and efficiency in our operations. Technology in the gaming industry is developing rapidly, and we may need to invest substantial amounts to acquire the most current gaming and hotel technology and equipment in order to remain competitive in the markets in which we operate. Ensuring the successful implementation and maintenance of any new technology acquired is an additional risk.

We operate in a highly taxed industry and it may be subject to higher taxes in the future. If the jurisdictions in which we operate increase gaming taxes and fees, our operating results could be adversely affected.

In gaming jurisdictions in which we operate, state and local governments raise considerable revenues from taxes based on casino revenues and operations. We also pay property taxes, admission taxes, occupancy taxes, sales and use taxes, payroll taxes, franchise taxes and income taxes.

Our profitability depends on generating enough revenues to pay gaming taxes and other largely variable expenses, such as payroll and marketing, as well as largely fixed expenses, such as property taxes and interest expense. From time to time, state and local governments have increased gaming taxes and such increases can significantly impact the profitability of gaming operations.

We cannot assure you that governments in jurisdictions in which we operate, or the federal government, will not enact legislation that increases gaming tax rates. The global economic recession has reduced the revenues of state governments from traditional tax sources, which may cause state legislatures or the federal government to be more inclined to increase gaming tax rates.

Natural disasters have made it more challenging for us to obtain adequate levels of Weather Catastrophe Occurrence/Named Windstorm, Flood and Earthquake insurance coverage for our properties.

Because of significant loss experience caused by hurricanes and other natural disasters over the last several years, a number of insurance companies have stopped writing insurance in Class 1 hurricane areas, including Louisiana. Others have significantly limited the amount of coverage they will write in these markets and have dramatically increased the premiums charged for this coverage. As a result, our policy limits for Weather Catastrophe Occurrences/Named Windstorms are significantly less than the policy limits we had during the 2005 hurricane season. Our coverage for a Named Windstorm, Flood and Earthquake today is $200 million per occurrence, subject to a deductible, including business interruption. For other catastrophes, our coverage today is $700 million per occurrence, subject to a deductible, including business interruption. In addition, as a result of the worldwide economic conditions, there has been uncertainty as to the viability of certain insurance companies. While we believe that the insurance companies from which we have purchased insurance policies will remain solvent, there is no certainty that this will be the case.

We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations.

Although we maintain insurance that our management believes is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all losses and damage to which our business or our assets might be subjected. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are uninsured or underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations.

Our reputation and business may be harmed from cyber security risk and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our guests’ or our business partners’ or our own information or other breaches of our information security.

We make extensive use of online services and centralized data processing, including through third party service providers. The secure maintenance and transmission of customer information is a critical element of our operations. Our information technology and other systems that maintain and transmit guest information, or those of service providers, business partners, or employee information may be compromised by a malicious third party penetration of our network security, or that of a third party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our guests’ information may be lost, disclosed, accessed or taken without our guests’ consent.

In addition, Pinnacle, third party service providers and other business partners process and maintain proprietary business information and data related to our guests, suppliers and other business partners. Our information technology and other systems that maintain and transmit this information, or those of service providers or business partners, may also be compromised by a malicious third party penetration of our network security or that of a third party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees or those of a third party service provider or business partner. As a result, our business information, guest, supplier, and other business partner data may be lost, disclosed, accessed or taken without their consent.

Any such loss, disclosure or misappropriation of, or access to, guests’ or business partners’ information or other breach of our information security can result in legal claims or legal proceedings, including regulatory investigations and actions, may have a serious impact on our reputation and may adversely affect our businesses, operating results and financial condition. Furthermore, the loss, disclosure or misappropriation of our business information may adversely affect our businesses, operating results and financial condition.

Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power. Our security systems and all of our slot machines are controlled by computers and reliant on electrical power to operate.

We have entered into a number of agreements with third parties related to providing gaming operating systems for our properties. As a result, we rely on such third parties to provide uninterrupted services to us in order to run our business efficiently and effectively. In the event one of these third parties experiences a disruption in its ability to provide such services to us (whether due to technological difficulties or power problems), this may result in a material disruption at our casinos and have a material effect on our business, operating results and financial condition.

The absence of sufficient electrical power or a failure of the technology services needed to run our computers may cause us to be unable to run all or parts of gaming operations. Any unscheduled interruption in our technology services or interruption in the supply of electrical power is likely to result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations, cloud computing and lottery systems for Belterra Park. Such interruptions may occur as a result of, for example, catastrophic events or rolling blackouts. Our systems are also vulnerable to damage or interruption from earthquakes, floods, fires, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

Work stoppages, organizing drives and other labor problems could negatively impact our future profits.

We are currently a party to two collective bargaining agreements at our Belterra Park facility and two collective bargaining agreements with certain employees at our East Chicago facility that are union-represented. In addition, other unions have approached our employees. A lengthy strike or other work stoppages at any of our casino properties or construction projects could have an adverse effect on our business and results of operations. Labor unions are making a concerted effort to recruit more employees in the gaming industry. We cannot provide any assurance that we will not experience additional and more aggressive union activity in the future.

We face environmental and archaeological regulation of our real estate.

Our business is subject to a variety of federal, state and local governmental statutes and regulations relating to activities or operations that may have adverse environmental effects, such as discharges to air and water and use, storage, discharge, emission and disposal of hazardous materials and concentrated animal feeding operations. These laws and regulations are complex, and subject to change, and failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law or the incurrence of significant costs for the remediation of spills, disposals or other releases of hazardous or toxic substances or wastes. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contamination on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time that they occurred. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. A material fine or penalty, severe operational or development restriction, or imposition of material remediation costs could adversely affect our business. In addition, the locations of our current or future developments may coincide with sites containing archaeologically significant artifacts, such as Native American remains and artifacts. Federal, state and local governmental regulations relating to the protection of such sites may require us to modify, delay or cancel construction projects at significant cost to us.

We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

We are subject to certain federal, state and other regulations.

We are subject to certain federal, state and local environmental laws, regulations and ordinances that apply to businesses generally, The Bank Secrecy Act, enforced by the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Treasury Department, requires us to report currency transactions in excess of $10,000 occurring within a gaming day, including identification of the guest by name and social security number, to the Internal Revenue Service (“IRS”). This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements. Periodic audits by the IRS and our internal audit department assess compliance with the Bank Secrecy Act, and substantial penalties can be imposed against us if we fail to comply with this regulation. In recent years the U.S. Treasury Department has increased its focus on Bank Secrecy Act compliance throughout the gaming industry, and recent public comments by FinCEN suggest that casinos should obtain information on each customer’s sources of income. This could impact our ability to attract and retain casino guests.

Our riverboats must comply with certain federal and state laws and regulations with respect to boat design, on-board facilities, equipment, personnel and safety. In addition, we are required to have third parties periodically inspect and certify all of our casino barges for stability and single compartment flooding integrity. Our casino barges also must meet local fire safety standards. We would incur additional costs if any of our gaming facilities were not in compliance with one or more of these regulations.

We are also subject to a variety of other federal, state and local laws and regulations, including those relating to zoning, construction, land use, employment, marketing and advertising and the production, sale and service of alcoholic beverages. If we are not in compliance with these laws and regulations, it could have a material adverse effect on our business, financial condition and results of operations.

The imposition of a substantial penalty could have a material adverse effect on our business.

Climate change, climate change regulations and greenhouse effects may adversely impact our operations and markets.

There is a growing political and scientific consensus that emission of greenhouse gases, also referred to herein as “GHGs” continue to alter the composition of the global atmosphere in ways that are affecting and are expected to continue affecting the global climate. Climate change, including the impact of global warming, creates physical and financial risk. Physical risks from climate change include an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. Climate change could have a material adverse effect on our results of operations, financial condition, and liquidity. We have described the risks to us associated with extreme weather events in the risk factors above.

We may become subject to legislation and regulation regarding climate change, and compliance with any new rules could be difficult and costly. Concerned parties, such as legislators and regulators, stockholders and non-governmental organizations, as well as companies in many business sectors, are considering ways to reduce GHG emissions. Many states have announced or adopted programs to stabilize and reduce GHG emissions and in the past federal legislation have been proposed in Congress. If such legislation is enacted, we could incur increased energy, environmental and other costs and capital expenditures to comply with the limitations. Unless and until legislation is enacted and its terms are known, we cannot reasonably or reliably estimate its impact on our financial condition, operating performance or ability to compete. Further, regulation of GHG emissions may limit our guests’ ability to travel to our properties as a result of increased fuel costs or restrictions on transport related emissions.

We face business and regulatory risks associated with our investment in ACDL.

PNK Development 18, LLC (“PNK 18”), one of our wholly owned unrestricted subsidiaries, owns a minority interest in Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”). Entities affiliated with Harbinger Capital Partners (“Harbinger”) are the majority shareholders of ACDL. ACDL’s wholly owned subsidiary Ho Tram Project Company Limited (“HTP”) is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts, residential developments and golf course in the Province of Ba Ria-Vung Tau in southern Vietnam (the “Ho Tram Strip”). As a minority shareholder of ACDL, our ability to control the management, record keeping, operations and decision-making of ACDL is limited. We fully impaired the value of our investment in ACDL in the first quarter of 2013.

HTP’s operations are subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in new gaming jurisdictions and other risks associated with this investment, many of which are beyond ACDL’s, HTP’s or our control. The gaming elements of the businesses are subject to regulation by the government of Vietnam and uncertainty exists as to how such regulation will affect HTP’s gaming operations. Because ACDL and HTP have limited operating history, it may be more difficult for them to prepare for and respond to these types of risks than for a company with an established business and operating cash flow.

ACDL has operations outside the United States, which expose us to complex foreign and U.S. regulations inherent in doing business in Vietnam. We are subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), and other anti-corruption laws that generally prohibit U.S. companies and their intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties. The SEC and U.S. Department of Justice in recent years have increased their enforcement activities with respect to the FCPA.

Internal control policies and procedures and the compliance program that ACDL has implemented to deter prohibited practices may not be effective in prohibiting its employees, contractors or agents from violating or circumventing our policies and the law. Even though our investment in ACDL is through an unrestricted subsidiary under our debt agreements, if ACDL’s or our employees or agents fail to comply with applicable laws or company policies governing ACDL’s international operations, we and our subsidiaries may face investigations, prosecutions and other legal and regulatory proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions which could, in turn, serve as the basis for the initiation of like proceedings by gaming regulators in one or more of the states wherein we and our subsidiaries hold gaming licenses. Any determination that we have violated the FCPA could have a material adverse effect on our financial condition and on the gaming licenses and approvals held by us and our subsidiaries.

Compliance with international and U.S. laws and regulations that apply to ACDL’s international operations increases the cost of doing business in foreign jurisdictions. ACDL will also deal with significant amounts of cash in its operations and we will be subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by ACDL could have a negative effect on us.

Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who have left the company.

Our continued success and our ability to maintain our competitive position is largely dependent upon, among other things, the efforts and skills of our senior executives and management team. Although we have entered into employment agreements with certain of our senior executives and key personnel, we cannot guarantee that these individuals will remain with us, including those key employees from Ameristar. If we lose the services of any members of our management team or other key personnel, our business may be significantly impaired. We cannot assure you that we will be able to retain our existing senior executive and management personnel or attract additional qualified senior executive and management personnel.

We have experienced and expect to continue to experience strong competition in hiring and retaining qualified property and corporate management personnel, including competition from numerous Native American gaming facilities that are not subject to the same taxation regimes as we are and therefore may be willing and able to pay higher rates of compensation. From time to time, we have a number of vacancies in key corporate and property management positions. If we are unable to successfully recruit and retain qualified management personnel at our properties or at our corporate level, our results of operations could be adversely affected.

In addition, our officers, directors and key employees also are required to file applications with the gaming authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these gaming authorities. If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could significantly impair our operations.

Some of our casinos are located on leased property. If we default on one or more leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected casino.

We lease certain parcels of land on which Ameristar East Chicago, L’Auberge Lake Charles, River City, and Belterra Casino Resort are located. As a ground lessee, we have the right to use the leased land; however, we do not hold fee ownership in the underlying land. Accordingly, with respect to the leased land, we will have no interest in the land or improvements thereon at the expiration of the ground leases. Moreover, since we do not completely control the land underlying the property, a landowner could take certain actions to disrupt our rights in the land leased under the long-term leases which are beyond our control. If the entity owning any leased land chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our business and operations could be adversely affected. If we were to default on any one or more of these leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected land and any improvements on the land, including the hotels and casinos. This would have a significant adverse effect on our business, financial condition and results of operations as we would then be unable to operate all or portions of the affected facilities and may result in the default under our new credit facility and the indentures covering our senior notes and senior subordinated notes, including the notes.

We are subject to extensive governmental regulations that impose restrictions on the ownership and transfer of our securities.

We are subject to extensive governmental regulations that relate to our current or future gaming operations and that impose certain restriction on the ownership and transfer of our securities.

In addition, we may be required by gaming authority to redeem shares of our common stock in the event that a stockholder is deemed to be unsuitable by a gaming regulatory authority. Our certificate of incorporation requires that if a person owns or controls our securities, including shares of our common stock, and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and we may be required by a gaming authority to redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

•	the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

•	if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

•	if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it is unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person must surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

All persons owning or controlling securities of the Company and any affiliated companies must comply with all requirements of the gaming laws in each gaming jurisdiction in which we or any of our affiliated companies conduct or intend to conduct gaming activities. All securities of the Company must be held subject to the requirements of such gaming laws, including any requirement that (i) the holder file applications for gaming licenses with, or provide information to, applicable gaming authorities, or

(ii) that any transfer of such securities may be subject to prior approval by gaming authorities, and any transfer of our securities in violation of any such approval requirement are not permitted and the purported transfer is void ab initio.

Ownership and transfer of our securities could be subjected at any time to additional or more restrictive regulations, including regulation in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A detailed description of such regulations, including the requirements under gaming laws of the jurisdictions in which we operate, can be found in the Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2013 and is incorporated herein by reference.

Use of proceeds

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the original notes. Because we are exchanging the exchange notes for the original note, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the completion of the sale of Lumière Place Casino and Hotels and the application of the cash proceeds therefrom to repay a portion of our outstanding terms loans under the new credit facility.

You should read the following table in conjunction with the financial statements and related notes thereto incorporated by reference in this prospectus and the sections of the prospectus “Unaudited pro forma condensed combined financial information,” “Pinnacle’s selected historical financial and other data” and “Ameristar’s selected historical financial and other data.” We cannot assure you that the assumptions used in the preparation of the following tables will prove to be correct.

	Actual	Adjustments (a)	As adjusted
(dollars in millions)	Pinnacle

Cash and cash equivalents	$192	$(2)	$190

Revolving credit facility	494	—	494
Tranche B1 term loan	194	(194)	—
Tranche B2 term loan	1,069	(57)	1,012

Total senior secured debt	1,757	(251)	1,506
PNK - 8.75% Senior subordinated notes due 2020	350	—	350
PNK - 7.75% Senior subordinated notes due 2022	325	—	325
PNK - 7.5% Senior unsecured notes due 2021	1,098	—	1,098
PNK – 6.375% Senior Notes due 2021	850	—	850
Other	—	—	—

Total debt	$4,380	$(251)	$4,129

Common Stock (net of treasury shares)	7	—	7
Additional paid in capital	1,076	—	1,076
Retained earnings (deficit)	(798)	(6)	(804)
Accumulated comprehensive income	—	—	—

Treasury stock (at cost)	(71)	—	(71)

Total Pinnacle stockholders’ equity	$214	$(6)	$208
Non-controlling interest	11	—	11

Total stockholders’ equity	$225	$(6)	$219

Total capitalization	$4,605	$(257)	$4,348

(a) Gives effect to the divestiture of Lumière Place Casino, Hotel Lumière, Four Seasons, and related excess land parcels in St. Louis, Missouri with the sales proceeds used to repay the remaining Term Loan B-1 debt outstanding, a portion of the Term Loan B-2 debt outstanding, accrued interest, and transaction costs directly associated with the divestiture, as if such divestiture had occurred on December 31, 2013. Additionally, the adjustment to retained earnings reflects (i) a $9.9 million reduction in retained earnings for the removal of the unamortized historical book value of the Term Loan B-1 original issue discount and debt issue costs in connection with the assumed repayment of the remaining outstanding Term Loan B-1 debt, (ii) a $1.7 million reduction in retained earnings for the removal of a portion of the unamortized historical book value of the Term Loan B-2 original issue discount and debt issue costs in connection with the assumed repayment of a portion of the outstanding Term Loan B-2 debt, and (iii) an increase in retained earnings of $5.3 million associated with an assumed gain on the Lumière divestiture.

Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations as of and for the year ended December 31, 2013 based upon the consolidated historical financial statements of Pinnacle.

On August 13, 2013, Pinnacle acquired Ameristar. As a result of the acquisition, Pinnacle acquired eight Ameristar operating properties and agreed to divest Ameristar’s casino hotel development project in Lake Charles, Louisiana and the equity interests of the entities that own Lumière Place Casino, Hotel Lumière, Four Seasons, and related excess land parcels in St. Louis, Missouri (collectively, the “Lumière Place Casino and Hotels”). On April 1, 2014, Pinnacle completed the sale of all the equity interests of the entities that own the Lumière Place Casino and Hotels (the “Divestiture”).

The unaudited pro forma condensed combined balance sheet presents the financial position of Pinnacle at December 31, 2013 after giving effect to the Divestiture as if it had occurred on December 31, 2013. The unaudited pro forma condensed combined statement of operations gives effect to the Ameristar acquisition, the Divestiture, and reclassification adjustment to reflect the Ameristar Lake Charles development project as discontinued operations, in connection with its sale in November 2013, as if they had occurred on January 1, 2013. The unaudited pro forma adjustments reflecting the Ameristar acquisition have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification (“ASC”) 805, and reflect the allocations of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based upon currently available information and assumptions deemed appropriate by Pinnacle’s management and is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction(s) had been completed as of the dates set forth above, nor is it indicative of the future results or current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations exclude certain nonrecurring charges associated with the Ameristar acquisition and the Divestiture. The unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Pinnacle.

Pinnacle Entertainment, Inc.

Condensed Combined Balance Sheet and Pro Forma Adjustments

As of December 31, 2013

(Unaudited)

(amounts in thousands)

	Historical
	Pinnacle Entertainment, Inc.	Lumiere Divestiture pro forma adjustments	Notes	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$191,938	$263,341	a	$190,035
		(4,964)	b
		(260,259)	e
		(21)	g
Accounts receivable, net	33,569	—		33,569
Income tax receivable	17,397	—		17,397
Inventories	8,193	—		8,193
Prepaid expenses and other assets	20,871	—		20,871
Deferred income taxes	7,662	—		7,662
Assets of discontinued operations held for sale	319,189	(272,443)	c	46,746

Total current assets	598,819	(274,346)		324,473
Restricted cash	11,592	—		11,592
Property and equipment, net	3,039,874	—		3,039,874
Goodwill	919,282	—		919,282
Equity method investments	1,975	—		1,975
Other intangible assets, net	500,084	—		500,084
Deposits and other assets	—	—		—
Other assets	87,800	(2,514)	h	85,286

Total assets	$5,159,426	$(276,860)		$4,882,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,036	$—		$69,036
Accrued liabilities	261,261	(21)	g	261,240
Current portion of long-term debt	16,006	(5,000)	f	11,006
Liabilities of discontinued operations held for sale	26,103	(19,344)	c	6,759

Total current liabilities	372,406	(24,365)		348,041
Long-term debt less current portion	4,364,045	(246,151)	f	4,117,894
Deferred income taxes	31,321	—		31,321
Other long-term liabilities	166,484	—		166,484

Total liabilities	4,934,256	(270,516)		4,663,740
Commitments and contingencies
Stockholders’ equity:
Common stock	6,557	—		6,557
Additional paid-in capital	1,075,896	—		1,075,896
Accumulated other comprehensive income	390	—		390
Retained (deficit) earnings	(798,049)	(6,344)	d	(804,393)
Treasury stock	(71,090)	—		(71,090)

Total Pinnacle equity	213,704	(6,344)		207,360
Non-controlling interest	11,466	—		11,466
Total stockholders’ equity	225,170	(6,344)		218,826

Total liabilities and stockholders’ equity	$5,159,426	$(276,860)		$4,882,566

Pinnacle Entertainment, Inc.

Condensed Combined Statement of Operations and Pro Forma Adjustments

For the year ended December 31, 2013 (Unaudited)

(amounts in thousands, except per share data)

	Pinnacle Entertainment, Inc., year ended December 31, 2013	Ameristar Casinos, Inc., period from January 1, 2013 through August 12, 2013	Ameristar acquisition pro forma adjustments	Notes	Discontinued operations pro forma adjustments (m)	Lumiere Divestiture pro forma adjustments	Notes	Pro forma combined
Revenues:
Gaming	$1,327,266	$739,060	$(83,338)	a	$—	$—		$1,982,988
Food and beverage	78,857	82,129	(44,811)	a	—	—		116,175
Lodging	31,297	47,283	(34,114)	a	—	—		44,466
Retail, entertainment and other	50,416	17,510	(2,412)	a	—	—		65,514

Total revenues	1,487,836	885,982	(164,675)		—	—		2,209,143
Less: promotional allowances	—	(164,675)	164,675	a	—	—		—

Net revenues	1,487,836	721,307	—		—	—		2,209,143
Expenses and other costs:			—
Gaming	733,459	318,191	—		—	—		1,051,650
Food and beverage	69,756	33,684	—		—	—		103,440
Lodging	14,820	4,734	—		—	—		19,554
Retail, entertainment and other	23,303	5,971	—		—	—		29,274
General and administrative	287,381	176,390	(1,146)	a	—	—		441,185
			(21,440)	h
Depreciation and amortization	148,456	62,208	10,921	b	—	—		221,188
			(397)	c
Pre-opening and development costs	89,009	—	1,146	a	(1,146)	—		3,217
			(85,792)	j
Impairment of land, building, vessels and equipment	—	4,977	(4,977)	a	—	—		—
Net gain on disposition of assets	—	(46)	46	a	—	—		—
Write-downs, reserves and recoveries, net	17,265	—	4,931	a	—	—		22,196

Total expenses and other costs	1,383,449	606,109	(96,708)		(1,146)	—		1,891,704

Operating income (loss)	104,387	115,198	96,708		1,146	—		317,439
Interest expense, net	(169,812)	(69,483)	42,530	d	—	686	n	(274,352)
			(74,878)	e
			(8,322)	f
			4,922	g
			5	a
Loss on early extinguishment of debt	(30,830)	—	30,830	i	—	—		—
Interest income	—	5	(5)	a	—	—		—
Loss from equity method investment	(92,181)	—	—		—	—		(92,181)

Income (loss) from continuing operations before taxes	(188,436)	45,720	91,790		1,146	686		(49,094)
Income tax benefit (expense)	55,055	(18,370)	(46,697)	k, l	—	(12)	o	(10,024)

Income (loss) from continuing operations	$(133,381)	$27,350	$45,093		$1,146	$674		$(59,118)

Income (loss) from continuing operations per common share:
Basic	$(2.27)	$0.83	n/a		n/a	n/a		$(1.01)
Diluted	$(2.27)	$0.78	n/a		n/a	n/a		$(1.01)
Weighted average shares:
Basic	58,707	33,027	—		—	—		58,707
Diluted	58,707	35,004	—		—	—		58,707

Pinnacle Entertainment, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1.  Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Ameristar acquisition, the Divestiture, and the related transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The Ameristar acquisition pro forma adjustments are based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Ameristar acquisition and certain other adjustments. The determination of the purchase price allocation is based on the fair values of assets acquired and liabilities assumed as of the date the Ameristar acquisition closed. The purchase price allocation valuation analysis has not been finalized for acquisition date income tax balances. Therefore, changes in acquisition date income tax balances could result in significant changes to the unaudited pro forma condensed combined financial information, including goodwill.

This information should be read in conjunction with Pinnacle’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 3, 2014. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

Note 2.  Description of Transaction

On December 20, 2012, Pinnacle, PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar entered into an Agreement and Plan of Merger (as amended by that certain First Amendment, entered into on February 1, 2013 (the “First Amendment”) and that certain Second Amendment, entered into on March 14, 2013 (the “Second Amendment”, and as amended by the First Amendment and the Second Amendment, the “Merger Agreement”)). On August 13, 2013, Pinnacle completed the acquisition of Ameristar pursuant to the Merger Agreement. Upon completion of the acquisition, Ameristar was merged with and into Pinnacle and ceased to exist as a separate entity.

Pursuant to the terms of the Merger Agreement, (i) each share of Ameristar common stock, par value $0.01 per share (the “Ameristar Common Stock”), outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $26.50 in cash; (ii) each outstanding option to purchase Ameristar Common Stock was accelerated and automatically converted into the right to receive a cash payment equal to the product of (x) the difference between $26.50 and the exercise price and (y) the number of shares of Ameristar Common Stock subject to such stock option; and (iii) each outstanding restricted stock unit was accelerated and automatically converted into the right to receive a cash payment equal to the product of (x) $26.50 and (y) the number of shares of Ameristar Common Stock subject to such restricted stock unit, in each case without interest and subject to deduction for any required withholding tax.

Pinnacle acquired Ameristar for approximately $2.8 billion, including assumed debt, largely with debt financing consisting of proceeds from the sale of $850 million in aggregate principal amount of 6.375% senior unsecured notes due 2021 and initial borrowings under the new credit facility. The new credit facility consisted of a $1.0 billion revolving credit facility, of which approximately $365 million was drawn down at the closing of the Ameristar acquisition, and $1.6 billion in term loans at closing of the Merger.

On April 2, 2013, Ameristar successfully completed the solicitation of consents from holders of the $1.040 billion outstanding principal amount of Ameristar’s 7.50% Senior Notes due 2021 (the “Ameristar Notes”) for waivers of and amendments to certain provisions of the indenture governing the Ameristar Notes the Ameristar acquisition. The holders of the Ameristar Notes received an aggregate consent fee of $19.6 million, or $19.00 for each $1,000 in principal amount of the Ameristar Notes for which consents were validly delivered and unrevoked. Upon the closing of the Ameristar transaction, Pinnacle assumed the Ameristar Notes.

On August 17, 2013, Pinnacle redeemed $450 million in aggregate principal amount of the then outstanding 8.625% senior unsecured notes due 2017, at a redemption price equal to 104.313% of the principal amount of the notes, plus accrued and unpaid interest to August 17, 2013.

On August 16, 2013, Pinnacle, and its subsidiaries, Casino Magic, LLC (“Holdings”), Casino One Corporation (“Target”), PNK (ES), LLC (“ES”), PNK (ST. LOUIS RE), LLC (“RE”) and PNK (STLH), LLC (“STLH”, and together with Target, ES and RE, the “Lumière Companies”) entered into an Equity Interest Purchase Agreement dated as of August 16, 2013 (the “Agreement”) with Tropicana St. Louis LLC, a Delaware limited liability company (“Buyer”) and a subsidiary of Tropicana Entertainment, Inc. (“Tropicana”), to sell its ownership interests in the Lumière Companies. The Lumière Companies own and operate the Lumière Place Casino, the Four Seasons Hotel St. Louis and Hotel Lumière, and related excess land parcels in St. Louis, Missouri.

On April 1, 2014, Pinnacle closed the sale of its ownership interest in the Lumière Companies to Tropicana. At closing, Pinnacle received approximately $263.3 million in cash, which amount is subject to change for the finalization of certain net working capital and other adjustments. Pinnacle used $260.3 million in sales proceeds received at closing to repay the remaining principal amount outstanding of its Term Loan B-1 and a portion of the principal amount outstanding of its Term Loan B-2 under the new credit facility.

Note 3.  Calculation of Purchase Consideration

The fair value of the consideration transferred at the closing date of the Ameristar acquisition includes the purchase price of the assets acquired, offset by the fair value of certain liabilities assumed and expenses incurred on behalf of Ameristar.

The purchase price, excluding assumed debt, is as follows (amounts in thousands):

Consideration for Ameristar issued and outstanding common stock (i)	$877,214
Consideration for Ameristar stock options and restricted stock units	85,214
Consideration for repayment of Ameristar debt	878,828

Total consideration transferred	$1,841,256

(i)    Consideration for Ameristar’s issued and outstanding common stock based on 33,102,407 shares issued and outstanding as of August 12, 2013.

Note 4.  Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Ameristar will be recorded at the acquisition date fair values and added to those of Pinnacle. The pro forma adjustments are based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the acquisition date and have been prepared to illustrate the estimated effect of the transactions. The purchase price allocation valuation analysis has not been finalized for acquisition date income tax balances. Therefore, changes in acquisition date income tax balances could result in significant changes to the unaudited pro forma condensed combined financial information, including goodwill.

The following table reflects the preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess recorded as goodwill.

(in thousands)
Current and other assets	$152,165
Property and equipment	1,783,735
Goodwill	860,805
Intangible assets (i)	524,200
Other non-current assets	39,496

Total assets	3,360,401

Current liabilities	179,493
Deferred tax liabilities (ii)	218,646
Other long-term liabilities	8,109
Debt (iii)	1,112,897

Total liabilities	1,519,145

Net assets acquired	$1,841,256

(i)	Intangible assets consisted of trade names, customer relationships, and gaming licenses for certain properties.
(ii)	Ameristar’s deferred tax liabilities were derived based on fair value adjustments for property and equipment, identified intangibles, debt and deferred financing costs. Deferred tax adjustments also considered the effect of the cash settlement of Ameristar’s stock options and restricted stock units, and Ameristar’s valuation allowance against its deferred tax assets.
(iii)	Debt is comprised of the fair value of Ameristar Notes.

The fair value of property and equipment was estimated using a combination of the income, market and cost approaches, depending on the characteristics of the asset classification. Certain personal property components of these assets (slot machines, furniture, fixtures and equipment, resort signage, vehicles and computer equipment) were valued using the cost approach, which is based on replacement or reproduction costs of the assets. The fair value of the land was determined using the market approach, which considers sales of comparable assets and applies compensating factors for any differences specific to the particular assets. Building and site improvements were valued using the cost approach using a direct cost model built on estimates of replacement cost.

The fair value of the assumed long-term debt was estimated based on bid prices for the Ameristar Notes as of the acquisition date.

Note 5.  Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013

The unaudited pro forma condensed combined balance sheet presented above reflects the following specific adjustments:

(a)	Reflects sale proceeds from the Divestiture.
(b)	Reflects adjustment to the sale proceeds for transaction costs directly associated with the Divestiture.

(c)	Adjustment to remove the historical book value of the assets and liabilities as a result of the Divestiture and the related cost to sell liability accrued at December 31, 2013 associated with the Divestiture.
(d)	Reflects (i) a $9.9 million reduction in retained earnings for the removal of the unamortized historical book value of the Term Loan B-1 original issue discount and debt issue costs in connection with the assumed repayment of the remaining outstanding Term Loan B-1 debt, (ii) a $1.7 million reduction in retained earnings for the removal of a portion of the unamortized historical book value of the Term Loan B-2 original issue discount and debt issue costs in connection with the assumed repayment of a portion of the outstanding Term Loan B-2 debt, and (iii) an increase in retained earnings of $5.3 million associated with an assumed gain on the Divestiture.
(e)	Adjustment reflects the cash proceeds from the sale assumed to be used in the repayment of the remaining Term Loan B-1 debt outstanding and a portion of the Term Loan B-2 debt outstanding under Pinnacle’s new credit facility.
(f)	Reflects the reduction of the entire carrying value of Term Loan B-1 and a portion of the carrying value of the Term Loan B-2 debt under Pinnacle’s new credit facility. The Term Loan B-1 and Term Loan B-2 repayments are made using an assumed $260.3 million of the Divestiture proceeds offset by a $9.1 million original issue discount adjustment on the carrying value of Term Loan B-1 and B-2 debt.
(g)	Removal of accrued interest associated with the assumed Term Loan B-1 repayment.
(h)	Removal of unamortized debt issue costs associated with the assumed full Term Loan B-1 repayment and repayment of a portion of the Term Loan B-2 debt.

Note 6.  Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013

The unaudited pro forma condensed combined statement of operations presented above reflects the following specific adjustments:

(a)	Represents reclassification adjustments to conform presentation of Ameristar to presentation of Pinnacle.

(b)	Reflects the adjustment to amortization expense due to the amortization of the customer relationship and favorable lease intangible assets recognized in purchase accounting.

(c)	Reflects the adjustment to depreciation expense due to the fair value adjustment of property and equipment.

(d)	Represents the removal of the interest expense associated with the historical debt that was refinanced.

(e)	Reflects the interest expense associated with the debt financing incurred to finance the Ameristar acquisition. The pro forma interest expense arising from the additional borrowings has been computed using the rate on the $850.0 million of the original notes issued in contemplation of the Ameristar acquisition, and the rates on the existing Pinnacle term loan and the revolving credit facility under the new credit facility. The term loans bear interest at a LIBOR rate plus 2.75% and carry a 1.0% LIBOR floor. The revolving credit facility bears interest, at Pinnacle’s option, at either a LIBOR rate plus a margin ranging from 1.75% to 2.75% or at a base rate plus a margin ranging from 0.75% to 1.75%, in either case based on our consolidated total leverage ratio. Each 1/8th% change in the variable rate on the approximate $1,296.5 million and $493.6 million borrowed under the new term loan and revolving credit facility at closing would result in a change in interest expense of $1.6 million and $0.6 million for the year ended December 31, 2013, respectively.

(f)	Reflects the amortization of deferred financing charges and debt discount associated with Pinnacle’s new credit facility.

(g)	Reflects the amortization of the fair value premium associated with the 7.50% senior notes due 2021 originally issued by Ameristar.

(h)	Represents the removal of Ameristar’s stock compensation expense on in-the-money stock awards that vested as a result of the Ameristar acquisition.

(i)	Represents the removal of the Pinnacle loss on early extinguishment related to the early redemption of Pinnacle’s 8.625% senior notes due 2017 and the amendment and restatement of Pinnacle’s credit agreement. The loss on early extinguishment directly relates to the financing of the Ameristar acquisition.

(j)	Represents the removal of Ameristar acquisition costs.

(k)	Reflects the adjustment for deferred tax expense related to amortization of indefinite-lived assets.

(l)	An effective tax rate of 0% was applied to Pinnacle and Ameristar’s pro forma adjustments for federal and states with full valuation allowances. Impact of income tax for states without a full valuation allowance are computed for the adjustment. In addition, pro forma adjustments reflect the exclusion of the $58.4 million tax benefit recorded during 2013 as a result of the consolidation of Pinnacle deferred tax assets with the Ameristar deferred tax liability.

(m)	Represents an adjustment to remove the operations of Ameristar Lake Charles, included in the Ameristar results of operations from January 1, 2013 through August 12, 2013, in connection with the divestiture of those assets in November 2013.

(n)	Reflects the adjustment for the reduction of historical interest expense associated with the assumed repayments of $260 million of Term Loan B-1 principal outstanding under Pinnacle’s new credit facility on August 13, 2013, the date Pinnacle entered into the new credit facility, with proceeds from the Divestiture. The reduction in historical interest expense is offset by increases in interest expense associated with the acceleration of amortization of Term Loan B-1 original issue discount and debt issue costs over the same period assuming the initial $260 million of Term Loan B-1 principal reduction and subsequent actual principal repayments, which together assumes the full repayment of Term Loan B-1 debt in 2013.

(o)	Represents the adjustment to income tax expense by applying the applicable jurisdictional tax rate of approximately 1.7% to the pro forma adjustment.

Ratio of earnings to fixed charges

The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Fiscal year ended December 31,

	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges(a)	—	1.0x	1.2x	—	—

(a)	In computing our unaudited consolidated ratio of earnings to fixed charges: (x) earnings were the income from continuing operations before income taxes and fixed charges, excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by approximately $44.5 million, $56.4 million and $82.1 million for the fiscal years ended December 31, 2013, 2010 and 2009, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

Selected consolidated financial and other data

The following tables present selected consolidated financial data for Pinnacle for the years 2013 through 2009 and selected consolidated financial data for Ameristar for the year ended December 31, 2012 and the six months ended June 30, 2013. Year-end data are derived from Pinnacle’s and Ameristar’s audited consolidated financial statements and the notes to those statements. For Ameristar, quarterly data are derived from Ameristar’s unaudited condensed consolidated financial statements and the notes to those statements. Because the data in these tables does not provide all of the data contained in Pinnacle’s or Ameristar’s consolidated financial statements, including the related notes, you should read Pinnacle’s and Ameristar’s consolidated financial statements, including related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Pinnacle’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the relevant years and quarters, as well as the other data we have incorporated by reference into this prospectus.

PINNACLE SELECTED FINANCIAL INFORMATION

	For the year ended December 31,
	2013 (a)	2012(b)	2011(c)	2010(d)	2009(e)
	(in millions, except per share data)
Results of Operations:
Revenues	$1,487.8	$1,002.8	$940.9	$859.0	$729.6
Operating income	104.4	136.7	127.3	52.4	5.1
Income (loss) from continuing operations, net of income taxes	(133.4)	(13.2)	28.9	(41.0)	(68.1)
Income (loss) from discontinued operations, net of income taxes	(122.5)	(18.6)	(31.4)	17.6	(190.2)
Income (loss) from continuing operations per common share:
Basic	$(2.27)	$(0.22)	$0.47	$(0.67)	$(1.14)
Diluted	$(2.27)	$(0.22)	$0.46	$(0.67)	$(1.14)
Cash dividends per share	—	—	—	—	—
Other Data:
Capital expenditures	$292.6	$299.5	$153.5	$157.5	$226.4
Ratio of Earnings to Fixed Charges (f)	—	1.0x	1.2x	—	—
Cash Flows Provided by (Used in):
Operating activities	$161.1	$186.9	$131.8	$88.7	$120.2
Investing activities	(1,842.7)	(302.1)	(293.4)	(130.7)	(202.4)
Financing activities	1,778.5	136.7	46.5	108.2	96.6
Balance Sheet Data—December 31:
Cash, restricted cash and equivalents	$203.5	$100.5	$82.9	$199.9	$129.2
Total assets	5,159.4	2,109.0	1,950.6	1,883.8	1,843.9
Long-term debt	4,364.0	1,437.3	1,223.9	1,176.6	1,063.3
Stockholders’ equity	225.2	447.1	519.4	507.4	494.4
Stockholders’ equity per share	$3.80	$7.68	$8.36	$8.24	$8.23
Number of shares outstanding	59.2	58.2	62.1	61.6	60.1

(a)

The financial results for 2013 include the impact of the acquisition of Ameristar in August 2013. In addition, we incurred $85.3 million in costs associated with the acquisition of Ameristar, we incurred a $30.8 million loss on early extinguishment of debt, a $144.6 million charge to discontinued operations for the impairment of the Lumiére Place Casino, the Four Seasons Hotel St. Louis and HoteLumiére and related excess land parcels classified as assets held for sale in 2013, a $10 million charge related to the impairment of our Boomtown Bossier City gaming license, a tax benefit from the release of $58.4 million of our valuation allowance as a result of the consolidation of our deferred tax assets with Ameristar’s deferred tax liabilities, and a $92.2 million impairment of our investment in ACDL.

(b)	The financial results for 2012 include the opening of L’Auberge Baton Rouge, which opened September 1, 2012. In addition, we incurred a $20.7 million loss on early extinguishment of debt, a $10.2 million charge related to cash and land donation commitments made for various projects in the City of St. Louis to satisfy obligations under our redevelopment agreement, and a $25 million impairment of our investment in ACDL.

(c)	The financial results for 2011 include a full year of operations at River City Casino, and the purchase of River Downs racetrack for approximately $45.2 million in January 2011, as well as our $95 million investment in ACDL in August 2011, which results have been included from the time of close. The purchase price of these entities has been excluded from the capital expenditures shown for 2011.

(d)	The financial results for 2010 reflect impairment charges totaling $35.5 million related to indefinite-lived intangible assets, land and development costs and buildings and equipment. In addition, the 2010 results reflect the March 2010 opening of River City Casino and income from discontinued operations related to the recovery of insurance proceeds from our former Casino Magic Biloxi property.

(e)	The financial results for 2009 reflect impairment charges totaling $207 million related to indefinite-lived intangible assets, real estate, buildings and equipment and previously capitalized costs associated with certain development projects.

(f)	In computing the ratio of earnings to fixed charges: (x) earnings were the income from continuing operations before income taxes and fixed charges, excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $44.5 million, $56.4 million, and $82.1 million for the years ended December 31, 2013, 2010, and 2009, respectively.

Pro Forma

For year ended December 31,
2013 (a)
(Unaudited)
Results of Operations:
Revenues	$2,209
Operating income	317.4
Income (loss) from continuing operations, net of income taxes	(59.1)
Income (loss) from discontinued operations, net of income taxes	21.4
Income (loss) from continuing operations per common share:
Basic	$(1.01)
Diluted	$(1.01)
Cash dividends per share	—

Balance Sheet Data—December 31:

Cash, restricted cash and equivalents	$201.6
Total assets	4,882.6
Long-term debt	4,117.9
Stockholders’ equity	218.8
Stockholders’ equity per share	$3.70
Number of shares outstanding	59.2

(a)	Pro forma balance sheet data gives effect to the divestiture of Lumière Place Casino, Hotel Lumière, Four Seasons, and related excess land parcels in St. Louis, Missouri as if it occurred on December 31, 2013. Pro forma results of operations give effect to the Ameristar acquisition, the divestiture of Lumière Place Casino, Hotel Lumière, Four Seasons, and related excess land parcels in St. Louis, Missouri as if they had occurred on January 1, 2013.

AMERISTAR SELECTED FINANCIAL INFORMATION

	For the six months ended June 30,	For the year ended December 31,
	2013	2012
	(in millions, except per share data)
	(Unaudited)
Results of Operations:
Revenues	$586.4	$1,195.2
Operating income	119.2	218.2

Net income	38.0	76.3

Net income per common share:
Basic	$1.15	$2.32
Diluted	$1.08	$2.26
Cash dividends per share	$0.25	$0.50
Other Data:
Capital expenditures (c)	$135.5	$133.1

Cash Flows Provided by (Used in):
Operating activities	$120.5	$186.9
Investing activities	(110.8)	(302.1)
Financing activities	(7,487)	136.7
Balance Sheet Data—December 31:
Cash, restricted cash and equivalents	$123.1	$125.0
Total assets	2,157.4	2,074.3
Long-term debt (b)	1,916.2	1,918.0
Stockholders’ equity (a)(b)	17.5	(22.3)
Stockholders’ equity per share	$0.53	$(0.68)
Number of shares outstanding	33.1	32.9

(a)	Dividends of $16.4 million were paid in 2012. The annual dividend per share was $0.50 in 2012.

(b)	In April 2012, Ameristar completed a private placement of $240.0 million principal amount of additional 7.50% Senior Notes due 2021. In April 2011, Ameristar obtained $2.2 billion of new debt financing. A portion of the proceeds from the new debt financing was used to purchase 26,150,000 shares of Ameristar’s common stock held by the Estate of Craig H. Neilsen. The share repurchase reduced Ameristar’s outstanding shares by approximately 45%.

(c)	Increase in construction contracts payable were $12.9 million in 2012 and $24.3 million for the six months ended June 30, 2013.

Description of other indebtedness

The following is a summary of certain of our indebtedness that is outstanding. The descriptions below of the new credit facility, the 7.75% senior subordinated notes, the 8.75% senior subordinated notes and the 7.50% senior notes, and the debt instruments governing such indebtedness, do not purport to be complete and are qualified in their entirety by reference to those and related debt instruments, copies of which have been filed with the SEC and which we will provide you upon request. See the sections entitled “Where you can find more information” and “Information incorporated by reference.”

New credit facility

On August 13, 2013, Pinnacle entered into an Amended and Restated Credit Agreement, which we refer to as the new credit facility, among Pinnacle and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunning Managers, J.P. Morgan Securities, LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, UBS Securities LLC, U.S. Bank National Association and Fifth Third Bank, as Co-Documentation Agents, Fifth Third Bank, as Junior Arranger, RBS Securities Inc. and Sumitomo Mitsui Banking Corporation, as Co-Managers, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties to such agreement as lenders.

The new credit facility replaced Pinnacle’s and Ameristar’s existing senior secured credit facilities and consisted of $1.6 billion of term loans comprised of $500 million of Tranche B-1 term loans and $1.1 billion of Tranche B-2 term loans and a $1.0 billion revolving credit commitment, of which approximately $365 million was drawn at closing of the Ameristar acquisition. Proceeds from the new credit facility, together with the private placement of the original notes, were used to finance the aggregate cash consideration for the Ameristar acquisition, refinance the existing Pinnacle and Ameristar senior secured credit facilities and certain other indebtedness, pay transaction fees and expenses, redeem Pinnacle’s then-existing 8.625% senior notes due 2017 and provide working capital and funds for general corporate purposes after the Ameristar acquisition. The Tranche B-1 term loans, which were to become due and payable in full in August 2016, have been repaid in full with the cash proceeds received in the sales of the disposition properties. We used approximately $126.4 million of the cash proceeds from the sale of the Lumière Casino and Hotels to repay a portion of the outstanding Tranche B-2 term loans.

The new credit facility permits us, in the future, to increase the commitments under the revolving credit facility and to obtain additional term loans, in each case from existing or new lenders that are willing to commit to such an increase so long as we are in pro forma compliance with the new credit facility’s financial and other covenants, including being in pro-forma compliance with the covenant levels required by each of the consolidated senior secured debt ratio and consolidated total leverage ratio for the applicable fiscal quarter less 0.25.

Subject to acceleration and mandatory prepayment provisions in the new credit facility, the loans are due to be paid as follows. The revolving credit loans are due and payable in full on August 13, 2018. Tranche B-2 term loans are due and payable in full on August 13, 2020; provided, that such date shall be accelerated to November 15, 2019 if any portion of our 8.75% senior subordinated notes due 2020 is outstanding on November 15, 2019.

The new credit facility requires quarterly repayments with respect to the term loans in amounts equal to 0.25% of the outstanding principal of such loans. We are obligated to make mandatory prepayments of indebtedness under the new credit facility from the net proceeds of certain debt offerings, certain asset sales and dispositions (including the divestitures of the disposition properties) and certain casualty events, subject in certain cases to our right to reinvest proceeds. In addition, we will be required to prepay borrowings under the new credit facility with 50 percent of our “excess cash flow” (as defined in the new credit facility). We will have the option to prepay all or a portion of the indebtedness under the new credit facility without penalty, except that in the event of a “repricing transaction” (as defined in the new credit facility) with respect to the term loans prior to August 13, 2014, we will be required to pay a premium to the prepaid term loan lenders equal to 1.0% of the amounts prepaid.

The term loans bear interest, at our option, at either a Eurodollar rate plus 2.75% or at a base rate plus 1.75%. The revolving credit facility bears interest, at our option, at either a Eurodollar rate plus a margin ranging from 1.75% to 2.75% or at a base rate plus a margin ranging from 0.75% to 1.75%, in either case based on our consolidated total leverage ratio (as defined in the new credit facility), which, in general, is the ratio of consolidated total debt (less excess cash, as defined in the new credit facility) to annualized adjusted EBITDA (as defined in the new credit facility).

The new credit facility has, among other things, financial covenants and other affirmative and negative covenants, including a required minimum consolidated interest coverage ratio (as defined in the new credit facility), a maximum permitted consolidated total leverage ratio and a maximum permitted consolidated senior secured debt ratio (as defined in the new credit facility). In addition, the new credit facility limits the amount of senior unsecured debt we may incur, unless our pro-forma maximum consolidated total leverage ratio is less than a specified ratio.

The obligations under the new credit facility are secured by most of our assets and the assets of our restricted subsidiaries (which include certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Ameristar acquisition), except where the grant or pledge of such assets would cause material gaming law consequences. Our obligations under the new credit facility are also guaranteed by all of our existing and future domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by our foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences.

Our principal unrestricted subsidiaries under the new credit facility are comprised of a subsidiary that holds our investment in ACDL, a subsidiary that owns a majority interest in the license of Retama Park Racetrack, our Atlantic City subsidiaries, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash. These unrestricted subsidiaries held, in the aggregate, approximately $65.0 million, or 1.3%, of our total assets as of December 31, 2013. Subject in some cases to applicable notice provisions and grace periods, events of default under the new credit facility include: (1) failure to make payments when due, (2) material breaches of representations and warranties, (3) noncompliance with covenants, (4) defaults under other agreements, including failure to pay interest on or principal of other debt exceeding an outstanding principal amount of $50 million, (5) bankruptcy, insolvency or reorganization events, (6) failure to comply with ERISA, to the extent such failure reasonably could be expected to have a material adverse effect, (7) uninsured judgments in excess of $50 million or more which have not been vacated, discharged, stayed or bonded pending appeal within 30 days, (8) impairment of security interests in collateral, (9) cessation of the guarantees of the obligations under the credit facility by Pinnacle’s domestic subsidiaries, (10) a change of control with respect to Pinnacle and, (11) Pinnacle’s senior subordinated notes or the guarantees thereof shall cease to be validly subordinated to the obligations under the credit facility. In the case of a continuing event of default, the lenders may, among other remedies, accelerate payment of all obligations due from the loan parties to the lenders, charge Pinnacle a default rate of interest on all then-outstanding or thereafter incurred obligations, and terminate the lenders’ commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the loan parties will automatically become due. In addition, the lenders may take possession of, and enforce the borrowers’ rights with respect to, the borrowers’ collateral, including selling the collateral.

7.50% Senior notes originally issued by Ameristar

In April 2011, Ameristar issued $800 million aggregate principal amount of 7.50% senior notes due 2021. In April 2012, Ameristar issued $240 million aggregate principal amount of additional 7.50% senior notes. Upon consummation of the Ameristar acquisition in August 2013, we expressly assumed (and our subsidiaries that, prior to the Ameristar acquisition, were guarantors of our 7.75% senior subordinated notes and 8.75% senior subordinated notes agreed to guarantee), by supplemental indenture, the due and punctual payment of the $1.040 billion in aggregate principal of, and premium, if any, and interest on all of the 7.50% senior notes originally issued by Ameristar and the performance of every covenant of the 7.50% senior notes and the indenture governing the 7.50% senior notes on the part of Ameristar to be performed and observed, all in accordance with the indenture governing the 7.50% senior notes.

The 7.50% senior notes bear interest at 7.50% per annum, and interest is payable on each April 15 and October 15. The 7.50% senior notes mature on April 15, 2021.

The 7.50% senior notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt, including debt under our new credit facility and our 6.375% senior notes. The 7.50% senior notes are guaranteed on a senior basis by all of our material restricted subsidiaries, as defined in the indenture governing the 7.50% senior notes, and these guarantees of the 7.50% senior notes will rank equally in right of payment with the guarantees of our existing and future senior debt, including the guarantees of the debt under our new credit facility and our 6.375% senior notes. The 7.50% senior notes and the associated subsidiary guarantees are effectively subordinated to any secured debt, including debt under our new credit facility, to the extent of the value of the assets securing such indebtedness. The 7.50% senior notes rank senior to our 8.75% senior subordinated notes and 7.75% senior subordinated notes and the guarantees of the 7.50% senior notes rank senior to the guarantees of our 8.75% senior subordinated notes and 7.75% senior subordinated notes.

Currently our principal unrestricted subsidiaries that do not guarantee the 7.50% senior notes are comprised of a subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash and our investment in ACDL. See “Prospectus Summary—Our principal unrestricted subsidiaries.”

The indenture governing the 7.50% senior notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in our subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 7.50% senior notes, the general indebtedness incurrence basket is limited to the greater of $1.8 billion or 3.5x Consolidated EBITDA (as defined in the indenture governing the 7.50% senior notes) in indebtedness, including senior indebtedness and secured indebtedness, which does not include a general debt basket of the greater of $100 million or 5% of Consolidated Net Tangible Asset (as defined in the indenture governing the 7.50% senior notes), certain other debt baskets or debt permitted by satisfying financial ratios. The indenture also requires us to offer to repurchase the 7.50% senior notes upon a change of control, as defined in the indenture.

As part of the consent solicitation to obtain the consent from holders of the 7.50% senior notes to permit consummation of the Ameristar acquisition using a simplified financing structure, including a waiver of the obligation to make a change of control offer in connection with the Ameristar acquisition, we agreed to certain amendments to the indenture governing the 7.50% senior notes that have the effect of reducing our capacity to make payments on subordinated obligations, make dividends or distributions and repurchase stock, make investments and make other restricted payments from and after the closing of the Ameristar acquisition. In particular, the amendments reduced the restricted payment capacity based on consolidated net income to zero effective immediately after the effective time of the Ameristar acquisition and the general restricted payment basket to $75 million from $150 million under the indenture governing the 7.50% senior notes. Pinnacle also obtained the consent from holders of the 7.50% senior notes to amend the indenture to provide that to the extent that the net proceeds of the sale of the disposition properties are used to repay indebtedness under our new credit facility, such repayment will reduce dollar-for-dollar the $1.8 billion threshold amount only but not the 3.50x Consolidated EBITDA threshold amount, in determining the amount of indebtedness permitted to be incurred under our new credit facility pursuant to the indenture.

The 7.50% senior notes are redeemable, at our option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after April 15,	At a percentage of principal amount equal to

2015	105.625%

2016	103.750%

2017	101.875%

2018 through maturity	100.000%

Notwithstanding the foregoing, we may, at any time prior to April 15, 2014, redeem up to 35% of the aggregate principal amount of the 7.50% senior notes with the proceeds of certain equity offerings at a redemption price in cash of 107.50% of the principal amount thereof, plus accrued and unpaid interest. At any time prior to April 15, 2014, we may redeem some or all of the 7.50% senior notes at a redemption price equal to the principal amount of the 7.50% senior notes redeemed plus accrued and unpaid interest to the date of redemption plus a “make-whole premium” (as determined in accordance with the indenture governing the 7.50% senior notes).

Events of default under the indenture governing the 7.50% senior notes include: (1) failure to make payments on the 7.50% senior notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $50 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $50 million, and (5) occurrence of certain insolvency events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding 7.50% senior notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding the 7.50% senior notes to be immediately due and payable upon delivery of such notice. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the 7.50% senior notes will be accelerated without the necessity of notice or any other any action on the part of any person.

7.75% Senior subordinated notes

In March 2012, we issued $325.0 million aggregate principal amount of 7.75% senior subordinated notes due 2022, which notes were issued at par. The 7.75% notes bear interest at 7.75% per year, and interest is payable on each April 1 and October 1.

The 7.75% notes are redeemable, at our option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after April 1,	At a percentage of principal amount equal to

2017	103.875%

2018	102.583%

2019	101.292%

2020 through maturity	100.000%

At any time prior to April 1, 2017, we may redeem some or all of the 7.75% notes at a redemption price equal to the principal amount of the 7.75% notes redeemed plus accrued and unpaid interest to the date of redemption plus an applicable premium. “Applicable premium” means with respect to any note on any redemption date, the greater of (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the optional redemption price of the note at April 1, 2017 plus (ii) all required interest payments due on the note through April 1, 2017(excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate, as defined, as of such redemption date plus 50 basis points; over (b) the principal amount of the note.

The 7.75% notes are our unsecured senior subordinated obligations and are subordinate in right of payment with all of our existing and future senior debt, including debt under our new credit facility, the 6.375% senior notes and the 7.50% senior notes originally issued by Ameristar. The 7.75% notes are guaranteed on a senior subordinated basis by all our material domestic restricted subsidiaries (which include certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Ameristar acquisition), as defined in the indenture and those guarantees are subordinate in right of payment to the existing and future senior debt by those same subsidiaries, including the guarantees of the debt under our senior notes and under our credit facility. The 7.75% notes rank equally in right of payment with our existing 8.75% senior subordinated notes and the guarantees of the 7.75% notes rank equally in right of payment with the guarantees of the 8.75% senior subordinated notes.

Currently our principal unrestricted subsidiaries that do not guarantee the 7.75% notes are comprised of a subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash and our investment in ACDL. See “Prospectus Summary—Our principal unrestricted subsidiaries.”

The indenture governing the 7.75% notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in our subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 7.75% notes, the general senior indebtedness incurrence basket is limited to the greater of (x) $1.5 billion and (y) 2.5 times our Consolidated EBITDA (as defined in the indenture governing the 7.75% notes) for the most recently ended four fiscal quarters, which does not include a general debt basket of the greater of $250 million or 5% of our total consolidated assets, certain other debt baskets or debt permitted by satisfying financial ratios. The senior indebtedness incurrence basket is reduced by the net proceeds of the sale of the disposition properties, which proceeds are used to repay indebtedness under our new credit facility. The indenture also requires that we offer to repurchase the 7.75% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 7.75% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $25.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $25.0 million, and (5) occurrence of certain insolvency events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding 7.75% notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding 7.75% notes to be immediately due and payable, which acceleration would take effect on the fifth business day thereafter. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the 7.75% notes will be accelerated without the necessity of notice or any other any action on the part of any person.

8.75% Senior subordinated notes

In May 2010, we issued $350.0 million aggregate principal amount of 8.75% senior subordinated notes due 2020, which notes were issued at par. The 8.75% notes bear interest at 8.75% per year, and interest is payable on each May 15 and November 15.

The 8.75% notes are redeemable, at our option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after May 15,	At a percentage of principal amount equal to

2015	104.375%

2016	102.917%

2017	101.458%

2018 through maturity	100.000%

At any time prior to May 15, 2015, we may redeem some or all of the 8.75% notes at a redemption price equal to the principal amount of the 8.75% notes redeemed plus accrued and unpaid interest to the date of redemption plus an applicable premium. “Applicable premium” means with respect to any note on any redemption date, the greater of (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the optional redemption price of the note at May 15, 2015 plus (ii) all required interest payments due on the note through May 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate, as defined, as of such redemption date plus 50 basis points; over (b) the principal amount of the note.

The 8.75% notes are our unsecured senior subordinated obligations and are subordinate in right of payment with all of our existing and future senior debt, including debt under our new credit facility, the 6.375% senior notes and the 7.50% senior notes originally issued by Ameristar. The 8.75% notes are guaranteed on a senior subordinated basis by all our material domestic restricted subsidiaries (which include certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Ameristar acquisition), as defined in the indenture and those guarantees are subordinate in right of payment to the existing and future senior debt by those same subsidiaries, including the guarantees of the debt under our senior notes and under our credit facility. The 8.75% notes rank equally in right of payment with our 7.75% senior subordinated notes and the guarantees of the 8.75% notes rank equally in right of payment with the guarantees of the 7.75% senior subordinated notes.

Currently our principal unrestricted subsidiaries that do not guarantee the 8.75% senior notes are comprised of a subsidiary that owns a majority interest in the license of Retama Park Racetrack, each of our foreign subsidiaries and certain other subsidiaries that hold miscellaneous assets including cash and our investment in ACDL. See “Prospectus Summary—Our principal unrestricted subsidiaries.”

The indenture governing the 8.75% notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in our subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 8.75% notes, the general senior indebtedness incurrence basket is limited to the greater of (x) $1.5 billion and (y) 2.5 times our Consolidated EBITDA (as defined in the indenture governing the 8.75% notes) for the most recently ended four fiscal quarters, which does not include a general debt basket of the greater of $250 million or 5% of our total consolidated assets, certain other debt baskets or debt permitted by satisfying financial ratios. The senior indebtedness incurrence basket is reduced by the net proceeds of the sale of the disposition properties, which proceeds are used to repay indebtedness under our new credit facility. The indenture also requires that we offer to repurchase the 8.75% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 8.75% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $25.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $25.0 million, and (5) occurrence of certain insolvency events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding 8.75% notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding the 8.75 notes to be immediately due and payable which would take effect on the fifth business day thereafter. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the 8.75% notes will be accelerated without the necessity of notice or any other any action on the part of any person.

The exchange offer

General

We are offering to exchange a like principal amount of exchange notes and guarantees thereof for any or all original notes and guarantees thereof on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your original notes pursuant to the exchange offer.

As of the date of this prospectus, $850,000,000 aggregate principal amount of original notes are outstanding. Our obligation to accept original notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “—Conditions to the exchange offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the exchange offer

The original notes were issued and sold in a private offering to J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc., UBS Securities LLC, Fifth Third Securities, Inc., RBS Securities Inc. and SMBC Nikko Securities America, Inc., as the initial purchasers, on August 5, 2013. The initial purchasers subsequently sold the original notes to investors believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance upon the exemption from registration provided by Rule 144A, and to non-U.S. persons in offshore transactions in reliance upon the exemption provided under Regulation S of the Securities Act. As a condition to the sale of the original notes, PNK Finance Corp. entered into a registration rights agreement with the initial purchasers on August 5, 2013. Upon the merger of PNK Finance Corp. with and into Pinnacle, Pinnacle executed a joinder agreement where in it agreed to perform the obligations of PNK Finance Corp. under the registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would, among things,:

(1)       file an exchange offer registration statement with the SEC on or prior to June 2, 2014 (such date being the “Filing Deadline”);

(2)       use all commercially reasonable efforts to have the exchange offer registration statement declared effective on or prior to 30 days after the Filing Deadline;

(3)       unless the exchange offer would not be permitted by applicable law or SEC policy, the Company and the guarantors will:

(a) commence the exchange offer;

(b) use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the exchange offer;

(4)       if requested one or more broker-dealers who hold transfer-restricted exchange notes that were acquired for the account of broker-dealer as a result of market-making activities or other trading activities (other than original notes acquired directly from us or any affiliate of ours), keep the registration statement continuously effective, supplemented, amended and current for a period of 180 days the exchange offer is consummated, or such shorter period ending when all transfer-restricted exchange notes held by such requesting broker-dealers have been sold, to ensure that this prospectus is available for resales of the exchange notes by such requesting broker-dealers. During this 180-day period, the registration rights agreement permits us, under certain circumstances, to allow the exchange offer registration statement to cease to become effective and useable for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the 180-day period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable; and

(5) if obligated to file the shelf registration statement, and subject to the information requirements of the holders, the Company will use all commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises (which shall not be earlier than the June 2, 2014) and to cause the shelf registration to be declared effective by the SEC on or prior to 90 days after the filing deadline associated with the shelf registration statement.

We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. The form and terms of the exchange notes issued in the exchange offer will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act and will be issued free from any obligation regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. We will not receive any cash proceeds from the exchange offer.

Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding original notes. Holders of original notes who do not tender their original notes or whose original notes are tendered but not accepted in the exchange offer must either register their original notes under the Securities Act, or rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes. See “—Consequences of failure to exchange” and “Risk factors—Risks related to our capital structure and this offering—If you do not exchange your original notes in the exchange offer, the transfer restrictions currently applicable to your original notes will remain in force and the market price of your original notes could decline.” A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary of certain provisions of the registration rights agreement in this prospectus does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement.

Resale of exchange notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in certain no-action letters to third parties referred to below. However, we have not sought our own no-action letter. Based on these interpretations by the staff of the SEC, we believe that you, if you are not a broker-dealer, may offer exchange notes (together with the guarantees thereof) for resale, resell and otherwise transfer exchange notes (together with the guarantees thereof) issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our affiliate as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters;

•	you will not be entitled to tender your original notes in the exchange offer; and

•	in the absence of an exception from the SEC position stated two bullet points above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar circumstances. In the event that our belief regarding resale is inaccurate, if you transfer or exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws, you may incur liability under these laws. We do not assume or indemnify you against this liability.

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•	may not rely on the position of the staff of the SEC described above; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes where such original notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from the Company) may be a statutory underwriter and must deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of distribution” for more details regarding the transfer of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from the Company), must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from the Company). We have agreed that, if requested by such a broker-dealer, for a period of 180 days after the date the exchange offer is consummated, we will make this prospectus available to any such requesting broker-dealer for use in connection with any such resale. See “Plan of distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the exchange offer

We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, an aggregate of $850 million principal amount of our exchange notes for $850 million principal amount of our original notes. Original notes may be exchanged in denominations of the principal amount of $2,000 and any integral multiples of $1,000 in excess thereof. To be exchanged, an original note must be properly tendered and accepted. All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $850 million principal amount of original notes outstanding and no exchange notes outstanding.

We will accept for exchange any and all original notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the expiration date. Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the registration rights agreement. See “—Conditions to the exchange offer.”

The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act and will be issued free from any obligation regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. For a description of the terms of the new notes, see “Description of exchange notes.”

In connection with the issuance of the original notes, we arranged for the original notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under “Description of exchange notes—book-entry, delivery and form,” exchange notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of exchange notes—book-entry, delivery and form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which such original notes were issued, but certain registration and other rights under the registration rights agreement relating to the original notes will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences to holders of original notes not tendering in the exchange offer.”

None of the Company and the subsidiary guarantors, their respective boards of directors or other governing bodies or their management recommends that you tender or not tender original notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender original notes in the exchange offer and, if you decide to tender, the aggregate amount of original notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We shall be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written communication) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and expenses.”

Expiration date; extensions; amendments

The exchange offer will expire at 5:00 p.m. New York City time, on                 , 2014, unless we, in our sole discretion, extend the exchange offer. The time and date, as it may be extended, is referred to herein as the “expiration date.”

In order to extend the exchange offer, we will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

We expressly reserve the right at our sole discretion:

•	to delay accepting the original notes, to extend the exchange offer, or to terminate the exchange offer and not accept original notes not previously accepted if, in our reasonable judgment, any of the conditions listed under “—Conditions to the exchange offer” are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the exchange agent. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders of the original notes. We may also extend the exchange offer for a period of at least five business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during this period.

Conditions to the exchange offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any original notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

•	in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or before any governmental agency relating to the exchange offer (including, without limitation, any stop order with the respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939) which, in our reasonable judgment, might materially impair the contemplated benefits of the exchange offer to us, or our ability to proceed with the exchange offer;

•	any material adverse development shall have occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

•	in our reasonable judgment, there exists any other actual or threatened legal impediment to the exchange offer;

•	all governmental approvals which we reasonably deem necessary for the consummation of the exchange offer have not been obtained; or

•	there shall have occurred (A) a suspension of, or material limitation on, trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (B) a general moratorium declaration by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance securities in the United States, (C) an outbreak or escalation of hostilities or national or international calamity or crisis directly or indirectly involving the United States or a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the United States and international markets.

If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any original notes and return all tendered original notes to you;

•	extend the exchange offer and retain all original notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the original notes;

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered original notes that have not been withdrawn; or

•	amend the terms of the exchange offer in any manner.

If the waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that we will distribute to the registered holders of the original notes, and may extend the exchange offer depending on the significance of the waiver and the manner of disclosure to the registered holders of the original notes.

The exchange offer is not conditioned upon any minimum principal amount of notes being tendered.

Interest on the exchange notes

Interest on the exchange notes will accrue at the rate of 6.375% per annum from their date of issue. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year, including interest accrued on the original notes from the most recent date to which interest has been paid on the original notes to the date of issue of the exchange notes. Original notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Procedures for tendering original notes

Our acceptance of original notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus.

A holder of original notes may tender the original notes by:

•	properly completing and signing the letter of transmittal;

•	properly completing any required signature guarantees;

•	properly completing any other documents required by the letter of transmittal; and

•	delivering all of the above, together with the certificate or certificates representing the original notes being tendered, to the exchange agent at its address set forth under “—Exchange agent” on or prior to the expiration date; or

•	complying with all the procedures for book-entry transfer described below; or

•	complying with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF ORIGINAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. HOLDERS SHOULD NOT SEND ORIGINAL NOTES OR LETTERS OF TRANSMITTAL TO US.

The signature on the letter of transmittal need not be guaranteed if:

•	tendered original notes are registered in the name of the signer of the letter of transmittal; and

•	the exchange notes to be issued in exchange for the original notes are to be issued in the name of the holder; and

•	any untendered original notes are to be reissued in the name of the holder.

In any other case:

•	the certificates representing the tendered original notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in form satisfactory to us;

•	the tendered original notes must be duly executed by the holder; and

•	signatures on the endorsement, bond power or powers of attorney must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “eligible institution” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the original notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company for the purpose of facilitating the exchange offer. We refer to The Depository Trust Company in this prospectus as “DTC” and the “book-entry transfer facility.” Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer the original notes into the exchange agent’s account with respect to the original notes in accordance with the book-entry transfer facility’s procedures for the transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent’s message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as “ATOP.” Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer original notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message.

The term “agent’s message” means a message which:

•	is transmitted by DTC;

•	is received by the exchange agent and forms part of the book-entry transfer;

•	states that DTC has received an express acknowledgment from a participant in DTC that is tendering original notes which are the subject of the book-entry transfer;

•	states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

•	states that we may enforce the agreement against the participant.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the broker-dealer acquired the original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see “Plan of distribution.”

If you beneficially own the original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the original notes on your behalf. The beneficial owner may also obtain and include with the letter of transmittal the original notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an eligible institution. If the beneficial owner wishes to tender directly, the beneficial owner must, prior to completing and executing the letter of transmittal and tendering the original notes, make appropriate arrangements to register ownership of the original notes in the beneficial owner’s name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

By tendering, each registered holder of original notes will represent to us that, among other things:

•	the holder has full power and authority to tender, sell, assign and transfer the original notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the exchange notes to be acquired in connection with the exchange offer by the holder and each beneficial owner of the original notes are being acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner;

•	the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

•	the holder and each beneficial owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and cannot rely on the position of the staff of the SEC set forth in no-action letters that are discussed herein under “—Resale of exchange notes” and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC;

•	if the holder is a broker-dealer, such holder represents that it acquired the original notes for its own account as a result of market making or other trading activities (other than original notes acquired directly from the Company), and that it will deliver a prospectus in connection with any resale of exchange notes acquired in the exchange offer;

•	if the holder is a broker-dealer and receives exchange notes pursuant to the exchange offer it shall notify us before using the prospectus in connection with any sale or transfer of exchange notes;

•	neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 405 under the Securities Act, of ours or of any of our subsidiary guarantors; and

•	in connection with a book-entry transfer, each participant will confirm that, on behalf of itself and any beneficial owner, it makes the representations and warranties contained in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding on all parties. A tender of original notes is invalid until all defects and irregularities have been cured or waived. We reserve the absolute right to reject any and all tenders of any original notes not properly tendered or not to accept any original notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any original notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer.

The interpretation of the terms and conditions of the exchange offer including the letter of transmittal and the instructions contained in the letter of transmittal by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within such reasonable period of time as we determine. Neither we nor the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor will any of us incur any liability for failure to give such notification.

We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of acceptance of such tender.

Guaranteed delivery procedures

If you desire to tender your original notes, but:

•	your original notes are not immediately available; or

•	you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•	the procedures for book-entry transfer of your original notes cannot be completed prior to the expiration date,

you may effect a tender according to the guaranteed delivery procedures set forth in the letter of transmittal.

Pursuant to such procedures:

•	your tender of original notes must be made by or through an eligible institution and you must properly complete and duly execute a notice of guaranteed delivery (as defined in the letter of transmittal);

•	on or prior to the expiration date, the exchange agent must have received from you and the eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered original notes, and the principal amount of tendered original notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of execution of the notice of guaranteed delivery, the tendered original notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

•	such properly completed and executed documents required by the letter of transmittal and the tendered original notes in proper form for transfer (or confirmation of a book-entry transfer of such original notes into the exchange agent’s account at DTC) must be received by the exchange agent within three (3) business days after the date of execution of the notice of guaranteed delivery.

Any holder who wishes to tender their original notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery relating to such original notes prior to 5:00 p.m., New York City time, on the expiration date.

Unless original notes being tendered by the above-described guaranteed delivery method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal, or a properly transmitted agent’s message, accompanied by the original notes or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at the book-entry transfer facility is received by the exchange agent.

Issuances of exchange notes in exchange for original notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of the letter of transmittal and any other required documents and the tendered original notes or a confirmation of book-entry and an agent’s message.

Withdrawal rights

Tenders of original notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

•	specify the name of the person having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

•	specify the principal amount of original notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the person who tendered the original notes.

The exchange agent will return the properly withdrawn original notes promptly following receipt of the notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us in our sole discretion and our determination will be final and binding on all parties.

Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the original notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the original notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for tendering original notes” above at any time prior to the expiration date.

Acceptance of original notes for exchange and delivery of exchange notes

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all original notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes, when, as, and if we have given oral or written notice thereof to the exchange agent.

In all cases, issuances of exchange notes for original notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of such original notes, a properly completed and duly executed letter of transmittal and all other required documents (or of confirmation of a book-entry transfer of such original notes into the exchange agent’s account at DTC); provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered original notes are not accepted for any reason, such unaccepted original notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Exchange agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Registered or Certified Mail, Overnight Delivery, or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A., as exchange agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: Christopher Landers

By Facsimile Transmission:

(732) 667-9408

Confirm by Telephone:

(315) 414-3362

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH IN THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and expenses

Pursuant to the registration rights agreement, we are required to pay all expenses incident to the consummation of the exchange offer, including our compliance, with the registration rights agreement, regardless of whether a registration statement becomes effective, including without limitation:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state blue sky or securities laws;

•	all expenses of printing (including printing certificates for the exchange notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

•	all fees and disbursements of our counsel and one special counsel for all of the holders of the original notes;

•	all application and filing fees in connection with listing the exchange notes on a national securities exchange or automated quotation system pursuant to the requirements of the registration rights agreement; and

•	all fees and disbursements of our independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance).

Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of original notes pursuant to the exchange offer.

Accounting treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the exchange offer will be expensed in the fiscal period in which they are incurred.

Consequences of failure to exchange

Holders of original notes who do not exchange their original notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the original notes. Original notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the original notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act.

Participation in the exchange offer is voluntary, and holders of original notes should carefully consider whether to participate. Holders of original notes are urged to consult their financial and tax advisors in making their own decision on what action to take. As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of original notes who do not tender their original notes in the exchange offer will continue to hold the original notes and will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered original notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered original notes could be adversely affected.

Shelf registration statement

If:

(1) we are not:

(a) required to file the exchange offer registration statement; or

(b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder of the original notes notifies us prior to the 20th business day following the consummation of the exchange offer that:

(a) such holder, alone or together with holders who hold in the aggregate at least $1.0 million in principal amount of original notes, was prohibited by law or SEC policy from participating in the exchange offer; or

(b) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

(c) such holder is a broker-dealer and holds original notes acquired directly from us or any of our affiliates,

then, subject to our suspension rights, we shall use all commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the exchange offer registration statement) within certain time parameters (but no earlier than June 2, 2014), subject to the terms set forth in the registration rights agreement, and use all commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to 90 days after such registration statement was required to be filed.

In addition, pursuant to the registration rights agreement, we are required, to the extent necessary to ensure that the shelf registration statement is available for sales of original notes by certain holders of original notes, to use all commercially reasonable efforts to keep any shelf registration statement so required continuously effective, supplemented, amended and current as required by and subject to the provisions of the registration rights agreement, for a period of at least two years from the date of initial issuance of the original notes (as extended pursuant to the registration rights agreement, or such shorter period as will terminate when all of the original notes have been sold pursuant to the shelf registration statement or are no longer restricted securities under the Securities Act), all as set forth in the registration rights agreement. The registration rights agreement permits us, under certain circumstances, to allow the shelf registration statement to cease to become effective and useable or to delay the filing or the effectiveness of the shelf registration statement, if not then filed or effective, for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the two-year period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable. Failure to comply with the certain of the provisions of the registration rights agreement relating to the shelf registration statement could subject the Company and the guarantors to additional interest as described above.

Additional interest

Subject to our rights to allow the exchange offer registration statement or the shelf registration statement to cease to remain effective and useable and to delay the filing or the effectiveness of a shelf registration statement, if, pursuant to the terms of the registration rights agreement, one of the following occurs (each such event is referred to as a “registration default”):

•	we do not file any of the registration statements required by the registration rights agreement with the SEC on or prior to the applicable filing deadline;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	we fail to consummate the exchange offer by July 31, 2014; or

•	any registration statement required by the registration rights agreement is filed and declared effective but shall thereafter cease to be effective or useable in connection with resales of transfer restricted securities during the periods specified above, then we will pay to each holder of original notes affected thereby additional interest in an amount equal to 0.25% per annum of the principal amount of notes held by such holder while the registration default continues for the first 90-day period immediately following the occurrence of such registration default.

The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults described above have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum of the principal amount of notes held by such holder; provided that we will in no event be required to pay additional interest for more than one registration default at any given time. Following the cure of a registration default, the accrual of additional interest associated with such registration default will cease.

For purposes of the preceding, “transfer restricted securities” means each Note until the earliest to occur of:

(1) the date on which such Note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2) following the exchange by a broker-dealer in the exchange offer of a Note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

Description of exchange notes

In this description, the term (a) “Issuer” refers to (i) prior to the consummation of the Acquisition, PNK Finance Corp., and not to any of its Subsidiaries and (ii) following the consummation of the Acquisition, Pinnacle Entertainment, Inc. and not to any of its Subsidiaries, (b) “Pinnacle” refers only to Pinnacle Entertainment, Inc. and not to any of its Subsidiaries, (c) “Escrow Issuer” refers only to PNK Finance Corp. and not to any of its Subsidiaries and (d) “we,” “our” and “us” refers to the Issuer.

The Escrow Issuer issued the original 6.375% Senior Notes due 2021, and Pinnacle will issue the exchange notes (collectively with the original notes, the “Notes”) under an Indenture dated as of August 5, 2013 (the “Indenture”) among the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The gross proceeds from the issuance of the original notes were deposited into escrow and then released from escrow upon the consummation of the Acquisition to finance, in part, the aggregate cash consideration for the Acquisition, pay related transaction fees and expenses, redeem Pinnacle’s then existing 8.625% Senior Notes due 2017 and provide working capital and funds for general corporate purposes after the Acquisition. Immediately upon the merger of Ameristar with and into Pinnacle immediately following the Acquisition, on August 13, 2013, Escrow Issuer merged with and into Pinnacle and ceased to exist as a separate entity (the “PNK Finance Merger”). Upon consummation of the PNK Finance Merger, Pinnacle and certain of its subsidiaries (including certain subsidiaries that were subsidiaries of Ameristar prior to consummation of the Acquisition) (such subsidiaries, the “Note Guarantors”) became a party to the New Notes Indenture pursuant to a supplemental indenture, dated as of August 13, 2013 (the “New Notes Supplemental Indenture”), by and among Pinnacle, the Note Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the New Notes Supplemental Indenture, among other things, Pinnacle assumed the obligations of Escrow Issuer under the Indenture and the Notes, and each Note Guarantor guaranteed the obligations of Pinnacle thereunder, including certain subsidiaries of Ameristar.

In addition, upon consummation of the Acquisition and the PNK Finance Merger, Pinnacle and the Note Guarantors became a party to the Registration Rights Agreement, dated as of August 5, 2013, among Escrow Issuer and the initial purchasers of the original notes pursuant to a registration rights agreement joinder, dated as of August 13, 2013 (the “Registration Rights Agreement Joinder”), by and among Pinnacle and the Note Guarantors, and agreed, among other things, to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer to exchange the New Notes for a new issue of substantially identical notes registered under the Securities Act, no later than June 2, 2014, use commercially reasonable efforts to have the registration statement declared effective on or prior to the 30th day after such filing deadline and consummate such exchange offer no later than July 31, 2014.

The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will bear a different CUSIP number from the original notes, will not have registration rights and will not have the right to additional interest in the event of registration defaults. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The term “Guaranties” shall also include the guarantees of the exchange notes issued in the exchange offer described in this prospectus.

The following description is a summary of the material provisions of the Indenture. It does not restate such agreement in its entirety. We urge you to read the Indenture because it, and not this description, define your rights as holders of the Notes. The Indenture is available as part of our Edgar filings with the SEC which you can access over the Internet at http://www.sec.gov. We have made copies of the Indenture available as set forth below under the section entitled “Where you can find more information.” Certain defined terms used in this description but not defined below under “Certain definitions” have the meanings assigned to them in the Indenture. A copy of the Indenture is listed as an exhibit to the registration statement of which this prospectus is a part.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief description of the notes

The Notes:

•	are general unsecured obligations of Pinnacle;

•	are pari passu in right of payment to all existing and future senior Indebtedness of Pinnacle, including its obligations under the New Credit Facility;

•	are senior in right of payment to all existing and future subordinated Indebtedness of Pinnacle;

•	are effectively junior to secured Indebtedness of Pinnacle to the extent of the value of the collateral securing such Indebtedness, including obligations under the New Credit Facility;

•	are unconditionally guaranteed by the Guarantors on a senior unsecured basis; and

•	are structurally subordinated to any Indebtedness and other obligations of Subsidiaries of Pinnacle that are not Guarantors.

See “Risk Factors—Risks Related to the Notes—The Notes and the guarantees are unsecured. Your right to receive payments on the Notes is effectively subordinated to our secured debt and the secured indebtedness of the guarantors, including obligations under our New Credit Facility, to the extent of the value of the collateral securing such debt. Further, your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

Brief description of the note guaranties

Prior to the Acquisition Date, the Notes were not guaranteed. On the Acquisition Date, the Notes became guaranteed by each existing Subsidiary of Pinnacle and Ameristar that is a guarantor under the New Credit Facility and certain of Pinnacle’s Atlantic City subsidiaries. Subject to compliance with applicable Gaming Laws, any Subsidiary of Pinnacle that becomes a guarantor under any of Pinnacle’s Credit Facilities, including the New Credit Facility, will guarantee the Notes.

The guarantees of the Notes are:

•	general unsecured obligations of each Guarantor;

•	pari passu in right of payment to all existing and future senior Indebtedness of each Guarantor, including its obligations as a guarantor of the obligations under the New Credit Facility;

•	senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor;
•	effectively junior to all secured Indebtedness of each Guarantor to the extent of the value of the collateral securing such Indebtedness, including obligations under the New Credit Facility;

•	structurally subordinated to all Indebtedness and other obligations of Subsidiaries of Pinnacle that are not Guarantors; and

•	subject to release in the circumstances specified in the Indenture.

The Guaranties are unconditional, joint and several obligations of the Guarantors, subject to customary exceptions. The obligations of each Guarantor under its Guaranty contain a net worth limitation to reduce the risk that a Guaranty would constitute a fraudulent conveyance under applicable law. See “—Release of guaranties” below for a description of circumstances in which the Guaranties may be released.

As of the date hereof, all of Pinnacle’s Subsidiaries are “Restricted Subsidiaries,” except for Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Landing Condominium, LLC, Pinnacle Retama Partners, LLC , PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC (which holds our investment in ACDL), PNK Development 28, LLC, PNK Development 29, LLC, PNK Development 30, LLC, PNK Development 31, LLC, PNK (SA), LLC, PNK (VN), Inc., PNK (Kansas), LLC, and Port St. Louis Condominium, LLC and Richmond Street Development, Inc. Under the circumstances described below, Pinnacle will also be permitted to designate certain additional subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture, and will not guarantee the Notes. In connection with the sale of the disposition properties, Ameristar Casino Lake Charles, LLC, Casino One Corporation, PNK (ES), LLC, PNK (ST. LOUIS RE), LLC, and PNK (STLH), LLC have been released from their Guaranties of the Notes.

Not all of Pinnacle’s Restricted Subsidiaries will guarantee these Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Pinnacle subsidiaries that are non-guarantor restricted and unrestricted subsidiaries under the Indenture upon consummation of the Acquisition generated none of Pinnacle’s consolidated revenues for the twelve months ended December 31, 2013, and held, in the aggregate, approximately $65.0 million, or 1.3%, of Pinnacle’s total assets as of December 31, 2013.

As of December 31, 2013, Pinnacle had approximately $4.4 billion of total indebtedness on a consolidated basis, including $850 million of Notes, approximately $1.8 billion in borrowings under the New Credit Facility, and approximately $1.7 billion of other notes payable. As of December 31, 2013, there was approximately $494 million outstanding under the revolving portion of the New Credit Facility, and that approximately $8.6 million of letters of credit were outstanding, with approximately $506 million available to be drawn. All amounts under our New Credit Facility are effectively senior to the Notes to the extent of the collateral securing such facility.

Principal, maturity and interest

On August 5, 2013, the Escrow Issuer issued Notes with an aggregate principal amount of $850 million. As described above, in connection with the Acquisition, Pinnacle assumed the obligations of Escrow Issuer under the Indenture and the Notes. Pinnacle, as the Issuer, may issue additional notes from time to time after this offering. Any issuance of additional notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.” The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional notes will not have the same CUSIP under or be treated as part of the same issue for U.S. federal income tax purposes.

The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on August 1, 2021.

Interest on the exchange notes will accrue at the rate of 6.375% per annum from their date of issue. Interest will be payable semi-annually in arrears on February 1 and August 1, including interest accrued on the original notes from the most recent date to which interest has been paid on the original notes to the date of issue of the exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15.

Additional interest is payable with respect to the Notes in certain circumstances if Pinnacle does not consummate the exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement as further described under “The exchange offer—Additional interest” or if Pinnacle does not comply with the reporting obligations described below under the caption “—Certain covenants—Reports or Section 314(a) of the TIA.”

Methods of receiving payments on the Notes

If a Holder has given wire transfer instructions to the Issuer, the Issuer will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Issuer maintained for such purpose within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders; provided that all payments with respect to Global Notes, and any definitive Notes the Holder of which has given wire instructions to the Issuer will be made by wire transfer. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Optional redemption

Except as set forth below under this heading and under the next two headings, the Issuer does not have the option to redeem the Notes prior to August 1, 2016. Thereafter, the Issuer has the option to redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed (subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date), to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2016	104.781%
2017	103.188%
2018	101.594%
2019 and thereafter	100.000%

Notwithstanding the foregoing, the Issuer may, at any time prior to August 1, 2016 redeem up to 35% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Equity Offerings of the Issuer at a redemption price in cash of 106.375% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the redemption date (subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

(2) notice of any such redemption shall be given by the Issuer to the Holders and the Trustee within 15 days after the consummation of any such Equity Offering; and

(3) such redemption shall occur within 60 days of the date of such notice.

Redemption at make-whole premium

At any time prior to August 1, 2016 the Issuer may also redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date.

Gaming redemption or other disposition

If:

(1) any Gaming Authority makes a determination of unsuitability of a holder or beneficial owner of Notes (or of an Affiliate of such holder or beneficial owner), or

(2) any Gaming Authority requires that a holder or beneficial owner of Notes (or an Affiliate thereof) must either (i) be licensed, qualified or found suitable under any applicable Gaming Laws or (ii) reduce its position in the Notes to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or Affiliate thereof):

(a) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority;

(b) fails to reduce its position in the Notes appropriately; or

(c) is denied such license or qualification or not found suitable,

the Issuer shall have the right, at any time from or after the Issue Date, at its option:

(1) to require any such holder or beneficial owner to dispose of all or a portion of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(2) to call for the redemption of all or a portion of the Notes of such holder or beneficial owner at a redemption price equal to the least of:

(a) the principal amount thereof,

(b) the price at which such holder or beneficial owner acquired the Notes, in the case of either clause (a) above or this clause (b), together with accrued and unpaid interest and additional interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of holders of Notes on the relevant record dates occurring prior to such redemption date to receive interest on the relevant interest payment date), or

(c) such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of Notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the Notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the Notes; or

(2) receive any interest or additional interest, if any, or any other distribution or payment with respect to the Notes; or

(3) receive any remuneration in any form from the Issuer or its Affiliates for services rendered or otherwise, except the redemption price of the Notes.

The Issuer shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

In addition, by accepting a Note, each holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Issuer and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities. Each holder or beneficial owner will also be agreeing that the Notes held by such holder or beneficial owner shall be subject to the provisions of Article XIII of Pinnacle’s Restated Certificate of Incorporation (dealing with Gaming Laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Risk factors—As a holder of the Notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your notes” in this prospectus for additional information on the restrictions on ownership and transfer of the Notes contained in Pinnacle’s Restated Certificate of Incorporation.

Selection and notice

If less than all of the Notes are to be redeemed at any time, the Notes will be selected to be redeemed among the holders of Notes as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2) if the Notes are not so listed, on a pro rata basis, by lot or in accordance with DTC or any other applicable depository for the Notes.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Issuer may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions or other conditions as determined by the Issuer, such as refinancings or acquisitions (whether of the Issuer or by the Issuer).

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note (if certificated) in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest ceases to accrue on Notes or portions of them called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the Notes to be redeemed.

Mandatory redemption

Except as described below under “Repurchase at the option of holders,” the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the option of holders

Change of control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon and additional interest, if any, to the date of repurchase. Not more than 30 days following any Change of Control, the Issuer will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Offer may be made prior to the occurrence of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The Issuer will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly pay to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The New Credit Facility contains, and any other future Credit Facilities or other agreements relating to Indebtedness to which the Issuer becomes a party may contain, restrictions on the ability of the Issuer to purchase any Notes, and also may provide that certain change of control events with respect to the Issuer would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consents of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain all such requisite consents or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute a default under the Indenture. There can be no assurance that in the event of a Change of Control the Issuer will have sufficient funds to pay the purchase price for all the Notes tendered by the Holders or such other Indebtedness and under the Indenture governing the Notes we may not be permitted to repurchase such other Indebtedness, which could result in an Event of Default.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption with respect to all of the Notes has been given in compliance with the requirements set forth in the Indenture, unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The presence of the Issuer’s Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Issuer, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Issuer’s securities, particularly its common stock, which would presumably reflect the market’s perception of the likelihood of any takeover attempt at a premium to the market price.

Asset sales; event of loss

The Indenture provides that, other than in the case of an Event of Loss, no Obligor will, directly or indirectly:

(1) consummate an Asset Sale unless such Obligor receives consideration at the time of such Asset Sale (or at such earlier time as such Obligor becomes obligated to complete such Asset Sale) at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor), and

(2) consummate an Asset Sale unless at least 75% of the consideration received by such Obligor from such Asset Sale consists of cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities as shown on the Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Issuer and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and

(b) to the extent of the cash received or any securities, notes or other obligations received by any Obligor from such transferee that are converted by such Obligor into cash within 90 days of receipt.

Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

(1) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor), and

(2) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

Upon the consummation of an Asset Sale, the Issuer or the affected Obligor will be required to apply an amount equal to all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either:

(1) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture, or

(2) to permanently prepay or repay Indebtedness of any Obligor other than Indebtedness that is subordinate in right of payment to the Notes or any Guaranty.

Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

The definition of “Asset Sale” and “Event of Loss” each exclude any single transaction or series of related transactions that involve assets having a fair market value of $75.0 million or less and therefore the Issuer and its Restricted Subsidiaries may dispose of assets or suffer an Event of Loss with significant value without restrictions under this covenant.

Upon an Event of Loss incurred by any Obligor, the Net Cash Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described above and pursuant to the procedures set forth below.

On the 361st day after an Asset Sale or Event of Loss (or related binding commitment, as described above) or such earlier date, if any, as the Board of the Issuer or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale or Event of Loss (or related binding commitment, as described above) as set forth in clauses (1) or (2) of the third paragraph of this covenant (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1) or (2) of the third paragraph of this covenant (each a “Net Proceeds Offer Amount”), will be applied by the Issuer to make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis (a) Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon and additional interest, if any, on the Net Proceeds Offer Payment Date and (b) other Indebtedness Incurred by the Issuer or an Obligor which is pari passu with the Notes, in each case to the extent required by the terms thereof; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Issuer or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any noncash proceeds received in connection with an Asset Sale) that are distributed to or received by any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $75.0 million the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the date of the Indenture from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate more than $75.0 million, at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is more than $75.0 million will be deemed to be a Net Proceeds Offer Trigger Date). In connection with any Asset Sale with respect to assets having a book value in excess of $75.0 million or as to which it is expected that the aggregate consideration therefor to be received by the affected Obligor will exceed $75.0 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

Certain covenants

Changes in covenants when notes rated investment grade

During any period of time that:

(1) the Notes have Investment Grade Status, and

(2) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes,

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described under “Repurchase at the option of holders—Asset sales; event of loss,” “—Incurrence of indebtedness and issuance of preferred stock” and “—Restricted payments” (collectively, the “Suspended Covenants”); provided, that with respect to those covenants that will remain in effect (the “Effective Covenants”), references in such Effective Covenants to clauses in the Suspended Covenants will be deemed to continue to exist for purposes of interpretation of the Effective Covenants.

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated rating agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes. Calculations under the reinstated “—Restricted payments” covenant will be made as if such covenant had been in effect since the date of the Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Status.

Restricted payments

The Indenture provides that neither the Issuer nor any Restricted Subsidiary will, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Issuer or dividends or distributions payable to the Issuer or a Restricted Subsidiary) in respect of the Issuer’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Issuer’s or such Restricted Subsidiary’s Equity Interests in their capacity as such,

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) Equity Interests of the Issuer or any Restricted Subsidiary or of any direct or indirect parent or Affiliate of the Issuer or any Restricted Subsidiary (other than any such Equity Interests owned by the Issuer or any Restricted Subsidiary),

(3) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment of principal, interest or other amounts at or within 365 days of the Stated Maturity thereof (other than any such payment in respect of senior subordinated Indebtedness of Pinnacle or any Restricted Subsidiary of Pinnacle on the Issue Date made prior to the Issue Date), or

(4) make any Investment (other than Permitted Investments)

(each of the foregoing prohibited actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”),

if at the time of such proposed Restricted Payment or immediately after giving effect thereto,

(1) a Default or an Event of Default has occurred and is continuing or would result therefrom,

(2) the Issuer is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock,” or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to September 25, 2003 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Issuer) exceeds or would exceed the sum, without duplication, of:

(a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on September 25, 2003 and ending on the last day of the most recent fiscal quarter of the Issuer ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

(b) 100% of the fair market value of the aggregate net proceeds received by the Issuer from any Person (other than from a Subsidiary of the Issuer) from the issuance and sale of Qualified Capital Stock of the Issuer or the conversion of debt securities or Disqualified Capital Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Issuer the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Issuer or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Issuer or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business, plus

(c) 100% of the aggregate cash received by the Issuer subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after September 25, 2003) to purchase Qualified Capital Stock of the Issuer, plus

(d) to the extent that any Restricted Investment that was made after September 25, 2003 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital or subrogation recovery are received by the Issuer or any Restricted Subsidiary in respect of any Restricted Investment, the proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital or subrogation recovery, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after September 25, 2003 is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this paragraph, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, plus

(e) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after September 25, 2003, the fair market value of the Restricted Investment of the Issuer and its Restricted Subsidiaries in such

Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary; provided that any amount so determined shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clauses (4), (6), (16), (18) or (19) below. Notwithstanding the other provisions of this subparagraph (e), for purposes of this subparagraph (e) the amount of such Restricted Investments of the Issuer and its Restricted Subsidiaries in the Atlantic City Entities made prior to the issuance of the 7.50% Notes shall be deemed to be equal to the Atlantic City Group Investment; provided, however, that any such amount shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clauses (4), (6), (16) or (18) below.

For the avoidance of doubt, upon consummation of the Acquisition, the provisions of clause (3) above shall not include any amounts attributable to Ameristar or any of its subsidiaries prior to the Acquisition Date.

The amount available to Pinnacle for Restricted Payments pursuant to clause (3) above, at the Issue Date, was effectively zero because, upon consummation of the Acquisition, Pinnacle became bound by the corresponding clause in the indenture governing the Ameristar Notes, and the amount available for restricted payments under that clause became zero upon consummation of the Acquisition.

Notwithstanding the foregoing, the provisions set forth in the first paragraph above under this covenant will not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend or distribution will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (1);

(2) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Issuer or warrants, rights or options to acquire Capital Stock of the Issuer either (a) solely in exchange for shares of Qualified Capital Stock of the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Issuer, or (b) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Issuer within 45 days of such sale; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guaranties either (a) solely in exchange for shares of Qualified Capital Stock of the Issuer or for Permitted Refinancing Indebtedness, or (b) through the application of the net proceeds of (i) a sale for cash (other than to an Obligor) of shares of Qualified Capital Stock of the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Issuer within 45 days of such sale or (ii) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (3) or would result therefrom;

(4) Restricted Payments in an amount not in excess of $300.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (4), for the purpose of (a) Limited Real Estate Development or (b) developing, constructing, improving or acquiring (i) a Casino or Casinos or, if applicable, any Related Business in connection with a Casino or Casinos or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos;

(5) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over the Issuer or any Restricted Subsidiary or deemed necessary by the Board of the Issuer in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

(6) other Restricted Payments not to exceed $200.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (6); provided no Default or Event of Default then exists or would result therefrom;

(7) repurchases by the Issuer of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Issuer or any of its respective Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

(8) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Issuer or any Restricted Subsidiary),

(b) to the extent required by applicable law, or

(c) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (c) is required by the terms of the relevant partnership agreement, limited liability Issuer operating agreement or other governing document;

provided, that except in the case of clause (b) and (c), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided, further that, except in the case of clause (b) or (c), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Issuer or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(9) Investments in Unrestricted Subsidiaries, Permitted Joint Ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after September 25, 2003, 50% of the sum of (a) the acres of substantially undeveloped real estate held by the Issuer and its Restricted Subsidiaries on the date of such conveyance plus (b) the acres of substantially undeveloped real estate previously so conveyed by the Issuer and its Restricted Subsidiaries after September 25, 2003; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

(10) Investments, not to exceed $70.0 million in the aggregate for all such Restricted Payments made in reliance on this clause (10), in any combination of (a) readily marketable equity securities and (b) assets of the kinds described in the definition of “Cash Equivalents”; provided, that for the purposes of this clause (10), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition;

(11) the payment of any dividend or distributions by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(12) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(13) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after September 25, 2003 in accordance with the Consolidated Coverage Ratio test described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(14) the repurchase of Equity Interests upon the vesting of stock options, restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(15) the payment of any dividend or other distribution by the Issuer or its Restricted Subsidiaries of Equity Interests in the Vietnam Subsidiaries that are Unrestricted Subsidiaries or of Equity Interests in any ACDL Entity and the termination of any agreements or arrangements with such entities in connection therewith; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(16) Investment Guarantees and Completion Guarantee and Keep-Well Agreements in a principal or other similar amount not to exceed $200.0 million in the aggregate for all such Restricted Payments made in reliance on this clause (16); provided that no Default or Event of Default shall have occurred and be continuing at the time of entering into such Investment Guarantee or Completion Guarantee and Keep-Well Agreement or would result therefrom;

(17) any Investment Guarantee Payments in respect of Investment Guarantees permitted under clause (16) or the making of any payments pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16) or in respect of any Completion Guarantee/Keep-Well Indebtedness Incurred pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16);

(18) the provision of goods or services to any Unrestricted Subsidiary in the ordinary course of business with a fair market value as determined reasonably and in good faith by the Issuer not to exceed $15.0 million in the aggregate in any fiscal year for all such Restricted Payments made in reliance on this clause (18);

(19) Restricted Payments in an amount not in excess of $100.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (19), for the purpose of making ACDL Investments;

(20) contributions, payments, loans or remittances from the Issuer or a Restricted Subsidiary of the Vietnam Contribution Amount to a Vietnam Subsidiary at a time when such Vietnam Subsidiary is an Unrestricted Subsidiary;

(21) cash payments in lieu of fractional shares issuable as dividends on Equity Interests of Pinnacle or any of its Restricted Subsidiaries or upon the exercise of options or warrants or the conversion or exchange of Equity Interests of Pinnacle or any Restricted Subsidiary;

(22) dividends on the Issuer’s Capital Stock not to exceed $30.0 million in any fiscal year;

(23) so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Guaranty with any Net Proceeds Offer Amount as provided under “Repurchase at the option of holders—Asset sales; event of loss” or pursuant to provisions requiring such repurchase similar to those described under the caption “Repurchase at the option of holders—change of control”; provided that all Notes tendered by holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value; or

(24) conveyances of Shared Space Interests and intellectual property related to the Shared Amenities and an Investment of up to $20 million in cash to Unrestricted Subsidiaries, joint ventures, partnerships, limited liability companies or other Persons in connection with the ownership (whether in fee, leasehold, subleasehold, co-ownership, servitude or otherwise), development, construction, operation and/or management of the Shared Space and Shared Space Amenities.

In determining the aggregate amount of Restricted Payments made subsequent to September 25, 2003, Restricted Payments made pursuant to clauses (2), (3), (4), (6), (8), (9), (11), (12), (14), (15), (16), (18), (19), (20), (21), (22), (23) and (24) of this paragraph (and Restricted Payments made prior to the Issue Date permitted under clauses (2), (3), (4), (6), (8), (9), (11), (12), (14), (15), (16), (18) and (19) of Section 4.07(b) (Restricted Payments covenant) of the indenture governing the 7.5% Notes and comparable clauses of all indentures entered into after the indenture governing the 7.5% Notes (regardless of whether the indenture governing the 7.5% Notes or such other indentures are no longer in effect) as in effect on the Issue Date), shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments (but not including any related interest payments related to any Indebtedness utilized for or repaid under any such Restricted Payment) in connection therewith shall be included in such calculation. Restricted Payments under clauses (4), (6), (10), (16), (18) and (19) of this paragraph shall be limited to the respective amounts of $300.0 million, $200.0 million, $70.0 million, $200.0 million, $15.0 million and $100.0 million set forth in such clauses (each, an “Amount Limitation”). The Amount Limitation for each clause shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or principal repayments, returns of capital or subrogation recoveries are received by the Issuer or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), or to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the date of the Indenture is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment counted toward the Amount Limitation, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, then the Amount Limitation for such clause shall be increased by the amount so received by the Issuer or a Restricted Subsidiary or the amount of such excess of (x) over (y) (an “Amount Limitation Restoration”). In no event shall the aggregate Amount Limitation Restorations for a Restricted Investment exceed the original amount of such Restricted Investment.

With respect to clauses (4), (6), (16), (18) and (19) above, the respective Amount Limitation under each such clause, as applicable, shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an “Amount Limitation Restoration”) by the fair market value of the Restricted Investment made under clause (4), (6), (16), (18) or (19) above, as the case may be, in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be.

For purposes of this covenant, it is understood that the Issuer may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any Restricted Payment that complied with the conditions of this covenant, made in reliance on such calculation by the Issuer based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this covenant, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

Incurrence of indebtedness and issuance of preferred stock

The Indenture provides that the Issuer will not, directly or indirectly:

(1) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or

(2) cause or permit any of its Restricted Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

Notwithstanding the foregoing limitations, the Issuer may issue Disqualified Capital Stock and may Incur Indebtedness (including, without limitation, Acquired Debt), and any Guarantor may issue preferred stock or Incur Indebtedness (including without limitation, Acquired Debt), if:

(1) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance, and

(2) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Issuer’s Consolidated Coverage Ratio would not be less than 2.00:1.00.

Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Issuer will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Issuer may classify any item of Indebtedness in part under one or more of the categories of Permitted Indebtedness and/or in part as Indebtedness entitled to be Incurred pursuant to the second paragraph of this covenant and may reclassify any outstanding Indebtedness in whole or in part from time to time in its sole discretion. Accrual of interest, the accretion of principal amount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Liens

The Indenture provides that no Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

(1) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien, and

(2) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such Indebtedness that gave rise to the obligation to secure the Notes or such Guaranty under this covenant.

Dividend and other payment restrictions affecting restricted subsidiaries

The Indenture provides that no Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock,

(2) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary, or

(3) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (1), (2) or (3), a “Payment Restriction”).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) applicable law or required by any Gaming Authority;

(b) the Indenture;

(c) customary non-assignment provisions of any purchase money financing contract, license or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

(d) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor or Restricted Subsidiary in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as replacements, accessions and proceeds so acquired or leased;

(e) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract;

(f) any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that was permitted by the Indenture to be Incurred;

(g) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are not less favorable to the holders of the Notes, taken as a whole, in the good faith judgment of the Issuer, than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced;

(h) agreements governing Indebtedness of Pinnacle or its Restricted Subsidiaries existing on the Issue Date, including any Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not more restrictive, taken as a whole, in the good faith judgment of the Board of the Issuer, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date, taken as a whole;

(i) agreements governing Indebtedness permitted to be incurred by the Issuer or its Restricted Subsidiaries pursuant to the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of such Indebtedness; provided that neither such Indebtedness nor any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are more restrictive, taken as a whole, in the good faith judgment of the Board of the Issuer, with respect to the Notes, the Indenture and the Guaranties, taken as a whole;

(j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; or

(k) provisions limiting the disposition or distribution of assets in joint venture (including Permitted Joint Venture) agreements entered into in the ordinary course of business with the approval of the Board of the Issuer, which limitation is applicable only to the assets that are the subject of such agreements.

Merger, consolidation, or sale of assets

The Indenture provides that neither Pinnacle nor the Escrow Issuer (in either case, the “Applicable Issuer”) may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or adopt a Plan of Liquidation unless:

(1) either

(a) in the case of a consolidation or merger, Pinnacle or the Escrow Issuer, as the case may be, is the surviving or continuing corporation, or

(b) the Person (if other than the Applicable Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Applicable Issuer and its Subsidiaries, taken as a whole, or in the case of a Plan of Liquidation, the Person to which assets of the Applicable Issuer and its Subsidiaries have been transferred (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Issuer to be performed or observed;

(2) in the event that such transaction involves (a) the incurrence by the Applicable Issuer or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Applicable Issuer or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (b) the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), then immediately after giving effect to such incurrence and/or assumption under clauses (a) and (b), (i) the Applicable Issuer, or any such other Person assuming the obligations of the Applicable Issuer through the operation of clause (1)(b) above, could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption “Incurrence of indebtedness and issuance of preferred stock” or (ii) the Consolidated Coverage Ratio of the Applicable Issuer (or such other Person assuming the obligations of the Applicable Issuer through the operation of clause (1)(b) above) is no less than the Applicable Issuer’s Consolidated Coverage Ratio immediately prior to such transaction or series of transactions;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

(4) the Applicable Issuer or such other Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing:

(a) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Applicable Issuer,

(b) the Applicable Issuer may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of the Applicable Issuer,

(c) the Escrow Issuer may merge with and into Pinnacle in connection with the Acquisition, and

(d) Ameristar may merge with and into Pinnacle in connection with the Acquisition.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Applicable Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Applicable Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Applicable Issuer.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Applicable Issuer in a transaction that is subject to, and that complies with the provisions of this covenant, the successor person formed by such consolidation or into or with which the Applicable Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to the Applicable Issuer shall refer instead to the successor person and not to the Applicable Issuer), and may exercise every right and power of the Applicable Issuer under the Indenture with the same effect as if such successor person had been named as the Applicable Issuer herein; provided, however, that the predecessor Applicable Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the properties and assets of such predecessor Applicable Issuer and its Subsidiaries, taken as a whole, in a transaction that is subject to and that complies with the provisions of this covenant.

On the Acquisition Date, Pinnacle expressly assumed, by supplemental indenture, executed and delivered to the Trustee by Pinnacle, the due and punctual payment of the principal, premium, if any, and interest and Additional Interest, if any, on all of the Notes, and the due and punctual performance and observance of all the covenants and obligations under the Notes and the Indenture to be performed by the Issuer.

Transactions with affiliates

The Indenture provides that no Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $20 million (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate;

(2) with respect to any Affiliate Transaction involving the transfer of aggregate consideration with a fair value of $50.0 million or more from the affected Obligor, a majority of the disinterested members of the Board of the Issuer (and of any other affected Obligor, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have approved such Affiliate Transaction; and

(3) with respect to any Affiliate Transaction involving the transfer of aggregate consideration with a fair value of $75.0 million or more from the affected Obligor, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view.

The foregoing restrictions will not apply to:

(1) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management,

(2) any transaction solely between or among Obligors and Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture,

(3) any Restricted Payment permitted by the terms of the covenant described above under the heading “—Restricted payments” or any Permitted Investment,

(4) provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) (including any agreements therefor) to an Unrestricted Subsidiary, Permitted Joint Venture or an ACDL Entity in connection with the development, construction and operation of gaming facilities or any Related Business, provided the Obligor is reimbursed for all non-ordinary course costs and expenses it incurs in providing such services and, provided further, that such Obligor shall not be required to allocate employee compensation for management services provided by employees of Obligors to Unrestricted Subsidiaries in connection with such employees’ services to Obligors,

(5) transactions pursuant to agreements existing on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Issuer’s Board,

(6) sales of Equity Interests (other than Disqualified Capital Stock) to any of the Issuer’s Affiliates,

(7) the pledge of Equity Interests of Unrestricted Subsidiaries or joint ventures (including Permitted Joint Ventures) to support the indebtedness thereof, and

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries taken as a whole, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

No subordinated debt senior to the notes or guaranties

The Indenture provides that no Obligor will Incur any Indebtedness that is subordinate or junior in right of payment to any unsubordinated debt and senior in any respect in right of payment to the Notes or the Guaranties. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Lines of business

The Indenture provides that the Obligors will not engage in any lines of business other than the Core Businesses except to the extent, in the reasonable opinion of the Issuer, as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional guaranties

Prior to the Acquisition Date, the Notes were not guaranteed. On the Acquisition Date, the Notes became guaranteed by each existing Subsidiary of Pinnacle that is a guarantor under the New Credit Facility, including each existing Subsidiary of Ameristar. After the Acquisition Date, if the Issuer or any of its Subsidiaries acquires or creates a Subsidiary that is required to become a guarantor under any of Pinnacle’s Credit Facilities (including the New Credit Facility) then, subject to the applicable Gaming Laws, that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 30 days of the date on which it was acquired or created or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements. The Issuer shall use its best efforts to obtain all Gaming Approvals necessary to permit its Subsidiaries that are required to become Guarantors to become Guarantors as promptly as practicable.

Release of guaranties

A Guarantor may be released from its Guarantee of the Notes:

(1) in the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Issuer or a Restricted Subsidiary of the Issuer, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guaranty; provided that the Net Cash Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation the “Asset Sale” provisions of the Indenture described above under “—Repurchase at the option of holders —Asset sales; event of loss” above;

(2) upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture; or

(3) upon Legal Defeasance or satisfaction and discharge of the Indenture in accordance with the provisions of the Indenture.

Designation of restricted and unrestricted subsidiaries

The Board of the Issuer may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described under the caption “—Restricted payments” to the extent that such deemed Restricted Payments would not be excluded from such calculation under the second paragraph of the covenant described under the caption “—Restricted payments” or will reduce the amount available under or one or more clauses of the definition of Permitted Investments, as determined by the Issuer. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation as determined in good faith by the Issuer.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee within 30 days of such designation a certified copy of the Board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “—Restricted payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock,” the Issuer will be in default of such covenant. The Board of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if:

(1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and

(2) no Default or Event of Default would be caused by such designation.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee for mailing to the holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing or filings by Pinnacle with the SEC on Forms 10-Q and 10-K if Pinnacle were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Pinnacle’s certified independent accountants, and

(2) all current reports that would be required to be filed by Pinnacle with the SEC on Form 8-K if Pinnacle were required to file such reports,

in each case within 15 days after the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Issuer will file or cause to be filed a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Indenture will permit the Issuer to deliver the consolidated reports or financial information of Pinnacle to comply with the foregoing requirements.

If, notwithstanding the foregoing, the SEC will not accept Pinnacle’s filings for any reason, Pinnacle will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Pinnacle were required to file those reports with the SEC.

Notwithstanding the foregoing, Pinnacle will be deemed to have furnished such reports referred to above to the Trustee and the holders of the Notes if Pinnacle has filed (or, in the case of a Form 8-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of default and remedies

The Indenture provides that each of the following constitutes an Event of Default:

(1) default for 30 days in the payment when due of interest (including any Additional Interest) on the Notes or the Guaranties;

(2) default in payment of the principal of or premium, if any, on the Notes or the Guaranties when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3) failure by any Obligor to comply with any of its other agreements in the Indenture, the Notes or the Guaranties for 60 days after written notice to the Issuer by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5) failure by any Obligor to pay final judgments aggregating in excess of $50.0 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6) certain events of bankruptcy, insolvency or reorganization with respect to any Obligor.

If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest and premium on all the Notes and Guaranties then outstanding to be due and payable, by a notice in writing to the Issuer (and to the Trustee, if given by holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, on all the Notes or the Guaranties then outstanding will become immediately due and payable, notwithstanding anything contained in the Indenture, the Notes or the Guaranties to the contrary. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization with respect to the Issuer or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the caption “—Certain covenants—Reports,” and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 0.50% per annum. This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the Indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the caption “—Certain covenants—Reports” or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under described above under the caption “—Certain covenants—Reports” or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to the other remedies as provided under the caption “—Events of default and remedies” if the Event of Default is continuing. For the avoidance of doubt, the provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes or the Guaranties. The waiver by the holders of any Indebtedness described in clause (4) of the first paragraph of “—Events of default and remedies” above of the predicating default under such Indebtedness shall be deemed a waiver of such Default or Event of Default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other Indebtedness.

The Issuer will be required to deliver to the Trustee annually statements regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guaranties (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“—Covenant defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of default and remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:

(a) on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

(b) insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence and, upon such occurrence, shall immediately cease to be effective);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes or the Escrow Agreement may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Escrow Agreement may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of holders”),

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5) make any Note payable in money other than that stated in the Notes,

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the caption “—Repurchase at the option of holders”), or

(8) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture, the Notes or the Escrow Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Obligors’ obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities, to conform the text of the Indenture, the Notes or the Escrow Agreement to any provision of the “Description of notes” section of the offering memorandum relating to the initial offering of the Notes, to the extent that such provision in that “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Escrow Agreement to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof, or to allow any Guarantor to execute a Guaranty with respect to the Notes.

In addition, any amendment which releases any Guarantor from its obligations under any Guaranty (except as specified in the Guaranty release provisions contained in the Indenture prior to any such amendment) will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of holders of Notes.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption have been satisfied or waived) or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest (in the opinion of a nationally recognized firm of independent public accountants), to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Issuer’s obligations under the Notes and the Indenture.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the indentures governing the 7.75% Notes and the 8.75% Notes.

Book-entry, delivery and form

Except as set forth below, the Notes issued in the exchange offer will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 (the “Global Notes”).

The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, who will be the Global Notes Holder, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of certificated notes for global notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such Notes.

Same day settlement and payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“7.50% Notes” means Pinnacle’s 7.5% Senior Subordinated Notes due 2015.

“7.75% Notes” means Pinnacle’s outstanding 7.75% Senior Subordinated Notes due 2022.

“8.625% Notes” means Pinnacle’s outstanding 8.625% Senior Notes due 2017.

“8.75% Notes” means Pinnacle’s outstanding 8.75% Senior Subordinated Notes due 2020.

“ACDL Entity” means any of (i) Asian Coast Development (Canada) Ltd., a British Columbia corporation, (ii) Ho Tram Project Company Limited, a Vietnamese limited liability company, (iii) any Person that is an Affiliate of the foregoing, and (iv) successors to any of the foregoing.

“ACDL Investment” means any Investment (i) in an ACDL Entity (whether made directly or through one or more Unrestricted Subsidiaries) or (ii) in any other Person (including without limitation any Vietnam Subsidiary) made in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to any ACDL Entity.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person’s Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

“Acquisition” means the acquisition by Pinnacle of Ameristar pursuant to the Merger Agreement.

“Acquisition Date” means the date of the acquisition of Ameristar by Pinnacle pursuant to the Merger Agreement.

“Additional Interest” means all amounts, if any, payable (i) pursuant to the provisions relating to additional interest described above under the caption”—Events of default and remedies” as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the caption”—Certain covenants—Reports,” and for any failure to comply with the requirements of Section 314(a) of the TIA and/or (ii) pursuant to the provisions relating to additional interest described above under the caption “The exchange offer—Additional interest” in the event of a Registration Default.

“Affiliate” means, when used with reference to any Person:

(1) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or

(2) any director, officer or partner of such Person or any Person specified in clause (1) above.

For the purposes of this definition, the term “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative of the foregoing. None of the Initial Purchasers (as defined in the Indenture) nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

“Ameristar” means Ameristar Casinos, Inc., a Nevada corporation.

“Applicable Premium” means with respect to any Note on any redemption date, as determined by the Issuer, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at August 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”) plus (ii) all required interest payments due on the Note through August 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Restricted Subsidiary of an Obligor, or

(2) the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a “disposition”) by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Issuer with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Issuer) to any Person of:

(1) any property or assets of any Obligor (other than Capital Stock of any Unrestricted Subsidiary) to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

(2) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Issuer or a Restricted Subsidiary),

other than, in both cases:

(a) any disposition to the Issuer,

(b) any disposition to any Obligor or Restricted Subsidiary,

(c) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption “—Certain covenants—Restricted payments,”

(d) any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor (or involving assets or property having a fair market value, as determined in good faith by the Issuer) of $75.0 million or less,

(e) any transaction that is consummated in accordance with the covenant described above under the caption “—Certain covenants—Merger, consolidation, or sale of assets,”

(f) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Issuer or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

(g) any Permitted Lien or any other pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

(h) a disposition of assets constituting a Permitted Investment,

(i) any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition:

(i) the Obligor making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of such Obligor), and

(ii) at least 60% of the consideration received from such disposition by the Obligor making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition (for purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities as shown on such Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Issuer and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (b) to the extent of the cash received, any notes or other obligations received by the Obligor making the disposition from such transferee that are converted by such Obligor into cash within 60 days of receipt),

(j) any disposition, relinquishment or transfer of assets or licenses in connection a sale, disposition or a partial or complete shutdown of the President Riverboat Casino (also known as the Admiral),

(k) any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business,

(l) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights,

(m) any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property or equipment,

(n) the disposition of receivables in connection with the compromise, settlement or collection thereof, or

(o) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business.

“Atlantic City Entities” means PNK Development 13, LLC, ACE Gaming, LLC, Mitre Associates, LLC and Brighton Park Maintenance Corp.

“Atlantic City Group Investment” means the amount of cash used to make the Restricted Investments of the Issuer and its Restricted Subsidiaries in the Atlantic City Entities as of the dates originally made prior to the issuance of the 7.5% Notes, irrespective of the fair market value or net book value of such Restricted Investments in the Atlantic City Entities as of the dates they were originally made or at the time of designation or redesignation of such entities as Restricted Subsidiaries.

“Bank Credit Agreement” means the credit facility provided to Pinnacle pursuant to the Fourth Amended and Restated Credit Agreement, dated as of August 2, 2011, as amended, by and among Pinnacle, the financial institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent thereunder, outstanding on the Issue Date, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors or other purchasers) in whole or in part from time to time.

“Bankruptcy Law” means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

“Board” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors (or any committee thereof duly authorized to act on behalf of such board) or other similar governing body of the controlling general partner of the partnership; (3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing member, members or managers thereof; and (4) with respect to any other Person, the board or committee or other body of such Person serving a similar function.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty. For the avoidance of doubt, any lease obligation that would not be required to be classified and accounted for as a capital lease obligation under GAAP as in effect as of the Issue Date shall not be treated as a Capitalized Lease Obligation even if such lease obligation would be required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States as in effect at any time after the Issue Date, whether such lease obligation was entered into before or after the Issue Date.

“Cash Equivalents” means:

(1) Government Securities;

(2) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, at the date of acquisition of the applicable Cash Equivalent, (a) combined capital and surplus of not less than $500.0 million and (b) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody’s;

(3) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary for underlying securities of the types described in clauses (1), (2) and (4) hereof, entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having a rating of at least P-1 from Moody’s or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary;

(5) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary, having a rating of at least “P-1” or “aaa” from Moody’s or “A-1” or “AAA” from S&P on the date of such acquisition; and

(6) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (1) through (5) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary.

“Casino” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

“Change of Control” means the occurrence of any of the following after the Acquisition Date:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of Pinnacle, or Pinnacle and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act),

(2) the adoption, or, if applicable, the approval of any requisite percentage of Pinnacle ’s stockholders of a plan relating to the liquidation or dissolution of Pinnacle,

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Pinnacle (measured by voting power rather than number of shares), or

(4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Pinnacle (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Pinnacle was approved by a vote of a majority of the directors of Pinnacle then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Pinnacle then in office.

“Completion Guarantee and Keep-Well Agreement” means (i) the guarantee by the Issuer or a Guarantor of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses by one or more Unrestricted Subsidiaries of the Issuer, (ii) any Indebtedness of an Unrestricted Subsidiary guaranteed by the Issuer or any Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, prior to the time the Issuer or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness, and/or (iii) the agreement by the Issuer or a Guarantor to advance funds, property or services on behalf of one or more Unrestricted Subsidiaries of the Issuer in order to maintain the financial condition of such Unrestricted Subsidiaries in connection with the development, construction, opening and operation of a new gaming facility or related or ancillary amenities or businesses by such Unrestricted Subsidiaries; provided that, in the case of clauses (i), (ii) and

(iii) above, such guarantee or agreement is entered into in connection with obtaining financing for such gaming facility or related or ancillary amenities or businesses or is required by a Gaming Authority.

“Completion Guarantee/Keep-Well Indebtedness” of the Issuer or any Guarantor means (i) any Indebtedness Incurred for money borrowed by the Issuer or any Guarantor in connection with the performance of any Completion Guarantee and Keep-Well Agreement or (ii) any Indebtedness of one or more Unrestricted Subsidiaries of the Issuer that is guaranteed by the Issuer or a Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, in the case of guaranteed Indebtedness under this clause (ii), on and after the time the Issuer or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Consolidated Coverage Ratio” means, with respect to any Person on any Determination Date, the ratio of:

(1) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to

(2)(a) Consolidated Interest Expense during such period plus (b) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period;

provided, that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, Asset Sale, purchases of assets that were previously leased or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(1) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or

(2) attributable to interest on any Indebtedness under a revolving credit facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

It is understood that the Issuer may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any action taken or not taken in compliance with a covenant in the Indenture which is based upon or made in reliance on a computation of the Consolidated Coverage Ratio by the Issuer based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

For purposes of calculating Consolidated EBITDA of the Issuer for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the “Measurement Period”), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA,

(1) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3) if the Issuer or any Restricted Subsidiary shall have in any manner

(a) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(b) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (except to the extent of any Estimated Business Interruption Insurance taken into account in computing Consolidated EBITDA for such Measurement Period); provided, however, that (i) such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (6) of the definition of Consolidated Net Income and (ii) such pro forma adjustment shall give effect to any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the 12-month period following the consummation of the transaction in the reasonable judgment of the chief financial officer or chief accounting officer of the Issuer, provided that such adjustments are set forth in an officer’s certificate signed by the chief financial officer or chief accounting officer of the Issuer which states (A) the amount of such adjustment or adjustments, and (B) that such adjustment or adjustments are based on the reasonable good faith belief of the Issuer at the time of such execution, and

(4) any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of:

(1) the Consolidated Net Income of such Person for such period, plus

(2) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

(b) the Consolidated Interest Expense of such Person for such period,

(c) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period,

(d) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries decreasing such Consolidated Net Income for such period (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period (except as otherwise provided in clause (e) below) and other than any non-cash charge for such period constituting an extraordinary item of loss,

(e) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person including related integration costs and professional and consulting fees and expenses and any fees associated with the cancellation of lease obligations and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person,

(f) any extraordinary, unusual or non-recurring expenses, including, for the avoidance of doubt, severance costs, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans and expenses directly related thereto,

(g) any losses, charges, costs or expenses incurred in connection with the partial or complete shutdown of the President Riverboat Casino (also known as the Admiral),

(h) losses resulting from any temporary business interruption resulting from integration of facilities or systems relating to the Acquisition, and

(i) any customary and reasonable fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, disposition, issuance or repayment of Indebtedness (and related hedging obligations), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction undertaken but not completed), less

(3)(a) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period other than the accrual of revenue in the ordinary course of business and (b) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period, plus

(4) (i) amounts expended towards the development of businesses not prohibited by the covenant “Lines of business,” not to exceed $20.0 million in any fiscal year and (ii) pre-opening expenses related to the Projects, plus

(5) the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations), less

(6) any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income in accordance with GAAP for such period;

provided that, with respect to each Project, for each of the first full three fiscal quarters following the date of any Project Opening, that portion of Consolidated EBITDA which is attributable to the applicable Project owned and operated by the Issuer or any of its Restricted Subsidiaries for such full fiscal quarters shall be annualized (ignoring any stub period). In computing such annualization, such full fiscal quarters shall be treated together as one accounting period and annualized.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries (excluding any Investment Guarantee and any Completion Guarantee and Keep-Well Agreement, but including any interest expense or interest component of any comparable debt service payments with respect to any Investment Guarantee Indebtedness or any Completion Guarantee/Keep-Well Indebtedness to the extent such Investment Guarantee Indebtedness or such Completion Guarantee/Keep-Well Indebtedness is actually being serviced by such Person or any Restricted Subsidiary of such Person) or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon), and

(4) the product of:

(a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal,

minus (x) interest income and (y) interest expense in connection with the accretion of any earn-out obligation in each case, of such Person and its Restricted Subsidiaries,

in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

(2) net after-tax extraordinary or non-recurring gains or losses and losses on early extinguishment of debt,

(3) the effect of marking to market Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (9) of Permitted Indebtedness,

(4) the cumulative effect of a change in accounting principles,

(5) any net income of any other Person if such other Person is not a Restricted Subsidiary (other than an Unrestricted Subsidiary) and is accounted for by the equity method of accounting, except that such Person’s equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Issuer due to the restrictions set forth in clause (6) below (regardless of any waiver of such conditions)),

(6) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

(a) such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(b) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following September 25, 2003,

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(9) any non-cash charges related to fair value adjustments,

(10) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets, and

(11) the net income or loss of any Unrestricted Subsidiary, except that the Issuer’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary (other than the Vietnam Subsidiaries during periods in which they are Unrestricted Subsidiaries) or other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary or Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution provided, however, that all Reclassified Vietnam Receipts may be included in determining Consolidated Net Income in the period in which the reclassification is made.

“Consolidated Total Assets” means, with respect to any Determination Date, the total amount of assets that would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the most recent date on or prior to such Determination Date for which internal financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Contribution Indebtedness” means Indebtedness of the Issuer, any Guarantor or any Domestic Restricted Subsidiary that is not an Obligor in an aggregate principal amount on any date of Incurrence not greater than twice the aggregate amount of any net cash proceeds received by the Issuer from any Equity Offerings of the Issuer after the Issue Date; provided that:

(1) such net cash proceeds can be the basis of Contribution Indebtedness on such date of Incurrence only to the extent that such net cash proceeds have not then been used to make a Restricted Payment under the second clause (3) of the first paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments,” where such net cash proceeds shall not be considered to have been used to make a Restricted Payment unless the amount available to make such Restricted Payment under such clause (3) at such time excluding such net cash proceeds would not be sufficient to permit such Restricted Payment and then only to the extent such net cash proceeds are necessary to permit such Restricted Payment at such time (and any restoration of the amount available for Restricted Payments under such clause (3) pursuant to subclauses (d) and (e) of such clause (3) of an amount of net cash proceeds considered to have been used to make a Restricted Payment, to the extent the Restricted Investment involved in such restoration was considered made using such net cash proceeds, shall also result in such net cash proceeds not being considered used to make a Restricted Payment), and

(2) if, on the date of Incurrence of any Contribution Indebtedness, after giving pro forma effect to the incurrence thereof, the aggregate outstanding principal amount of Contribution Indebtedness would exceed the aggregate amount of such net cash proceeds, the amount of such excess then being Incurred shall be Indebtedness (i) that is not secured Indebtedness, (ii) that does not rank senior in right of payment to the Notes, and (iii) with a final maturity date no earlier than the final maturity date of the Notes, and

(3) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof,

provided that a Domestic Restricted Subsidiary that is not an Obligor may not Incur Contribution Indebtedness described in clause (2) above.

“Core Businesses” means (a) the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and (b) any of the types of pre-existing businesses being operated on land acquired (whether by purchase, lease or otherwise) by an Obligor, or similar types of businesses conducted by such Obligor after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by such Obligor for the purpose, determined in good faith by the Issuer, of ultimately conducting a business or activity described in clause (a) above at some time in the future.

“Credit Facilities” means, with respect to any Obligor, one or more debt facilities (including, without limitation, the Bank Credit Agreement and the New Credit Facility) or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional investors or other purchasers.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Determination Date” means, with respect to any calculation, the date on which such calculation is made in accordance with the terms hereof.

“Disqualified Capital Stock” means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the stated maturity of the Notes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Person organized under the laws of the United States or any state thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Qualified Capital Stock.

“Estimated Business Interruption Insurance” means an estimate of the amount (determined in good faith by senior management of the Issuer, notwithstanding the failure of any designation by applicable insurance carriers as to how much of any expected recovery is attributable to business interruption coverage as opposed to other types of coverage) of business interruption insurance the Issuer expects to collect with respect to any applicable period; provided that such amount, which shall not be taken in account for any period after two years following the date of the event giving rise to the claim under the relevant business interruption insurance, shall not exceed the sum of (A) the excess of (x) such property’s historical quarterly Consolidated EBITDA for the previous four fiscal quarters most recently ended prior to such date for which internal financial reports are available for that property ending prior to the date the damage occurred (or annualized if such property has less than four full quarters of operations) over (y) the actual Consolidated EBITDA generated by such property for such four fiscal quarter period, and (B) the amount of business interruption insurance proceeds not reflected in clause (A) that the Issuer expects to collect as a reimbursement in respect of other expenses incurred at that property with respect to such period (provided that the amount included pursuant to this clause (B) shall not exceed the amount of the other expenses incurred at that property that are actually included in calculating Consolidated Net Income for such fiscal quarter).

“Event of Default” means the occurrence of any of the events described under the caption “—Events of default and remedies,” after giving effect to any applicable grace periods or notice requirements.

“Event of Loss” means, with respect to any Property with a fair market value (as determined in good faith by the Issuer) of more than $75.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Gaming Approval” means any governmental approval, license, registration, qualification or finding of suitability relating to any gaming business, operation or enterprise.

“Gaming Authority” means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses, operations or enterprises, including, without limitation, the Nevada State Gaming Control Board, Nevada Gaming Commission, Iowa Racing and Gaming Commission, Indiana Gaming Commission, Louisiana Gaming Control Board, Mississippi Gaming Commission, New Jersey Casino Control Commission, Missouri Gaming Commission, Ohio State Racing Commission, Ohio Lottery Commission, the Texas Racing Commission and Colorado Limited Gaming Control Commission, with regulatory oversight of, authority to regulate or jurisdiction over any existing or proposed gaming business, operation or enterprise owned, managed or operated by any Obligor.

“Gaming Laws” means all applicable provisions of all:

(1) constitutions, treaties, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

(2) Gaming Approvals, and

(3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Global Note” means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

“Government Securities” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor or any Domestic Restricted Subsidiary.

“Guarantor” means any existing or future Subsidiary of the Issuer, which has guaranteed the obligations of the Issuer arising under or in connection with the Notes, as required by the Indenture.

“Guaranty” means a guaranty by a Guarantor of the Obligations of the Issuer arising under or in connection with the Notes.

“Hedging Obligations” means all obligations of the Obligors or any Domestic Restricted Subsidiary that is not an Obligor arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

“Incur” means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means with respect to any Person, without duplication, whether contingent or otherwise,

(1) any obligations for money borrowed,

(2) any obligation evidenced by bonds, debentures, notes or other similar instruments,

(3) Letter of Credit Obligations and obligations in respect of other similar instruments other than any such obligations to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following payment under the Letter of Credit Obligation or similar obligation,

(4) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

(5) the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

(6) Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets (as determined in good faith by the Issuer),

(7) Indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries, and

(8) the net obligations of such Person under Hedging Obligations,

provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, (i) neither an Investment Guarantee nor a Completion Guarantee and Keep-Well Agreement shall constitute Indebtedness, (ii) Investment Guarantee Indebtedness and Completion Guarantee/Keep-Well Agreement Indebtedness shall constitute Indebtedness, and (iii) “Indebtedness” shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of the issuing Person. Unless otherwise specified in the Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Interest Swap Obligations” means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

“Investment” by any Person means, without duplication, any direct or indirect:

(1) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise, other than a Permitted Lien under clause (15) of the definition of Permitted Lien);

(2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

(3) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for any assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed);

(4) the making by such Person or any Subsidiary of such Person of any Investment Guarantee Payment or of any payment pursuant to any Completion Guarantee and Keep-Well Agreement or in respect of any Completion Guarantee/Keep-Well Indebtedness (without duplication of amounts taken into account under clause (3) above); and

(5) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Issuer or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $25.0 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in the Indenture. Unless otherwise required by the Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (or any successor to the rating agency business thereof) and BBB– (or the equivalent) by S&P (or any successor to the rating agency business thereof).

“Investment Grade Status” means any time at which the ratings of the Notes by each of Moody’s (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

“Investment Guarantee” means any guarantee, directly or indirectly, by the Issuer or any Guarantor of Indebtedness of a Permitted Joint Venture, provided that at the time such guarantee is incurred, the

Issuer is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio in the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock.”

“Investment Guarantee Indebtedness” of the Issuer or any Guarantor means any Indebtedness of another Person guaranteed by the Issuer or such Guarantor pursuant to an Investment Guarantee, on and after the time the Issuer or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Investment Guarantee Payments” means, without duplication, (1) any payments made pursuant to any Investment Guarantee, including any payment in respect of any Investment Guarantee Indebtedness, or (2) the full amount of any Investment Guarantee if, at any time, the Person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Issuer’s or Guarantor’s ownership interest to less than 20% as a result of a sale, transfer or other disposition of Capital Stock of such Person by the Issuer or such Guarantor.

“Issue Date” means August 5, 2013.

“Letter of Credit Obligations” means Obligations of an Obligor arising under or in connection with letters of credit.

“Lien” means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

“Limited Real Estate Development” means the development or improvement of (1) any undeveloped or substantially undeveloped real estate held by Pinnacle or a Subsidiary of Pinnacle on the date of the Indenture or (2) any undeveloped or substantially undeveloped real estate that is acquired by the Issuer or a Subsidiary in an acquisition of a company that is primarily in the Casino business.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Pinnacle, Ameristar, PNK Holdings, Inc. and PNK Development 32, dated as of December 20, 2012, as amended.

“Moody’s” means Moody’s Investors Services, Inc., and its successors.

“Net Cash Proceeds” means with respect to any Asset Sale or Event of Loss, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale or Event of Loss, net of:

(1) reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale or Event of Loss (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

(2) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale or Event of Loss, and

(4) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by any applicable Obligor including, without limitation, pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss and any reserve for adjustment to the sale price received in such Asset Sale or Event of Loss for so long as such reserve is held.

“New Credit Facility” means the credit facility to be provided to Pinnacle pursuant to the Amended and Restated Credit Agreement, to be made effective as of the Acquisition Date, by and among Pinnacle and JPMS, Goldman, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunning Managers, JPMS, Goldman, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, UBS Securities LLC, US Bank National Association and Fifth Third Bank, as Co-Documentation Agents, Fifth Third Bank, as Junior Arranger, The Royal Bank of Scotland PLC, and Sumitomo Mitsui Banking Corporation, as Co-Managers, and JPMCB, as Administrative Agent and the several banks and other financial institutions or entities from time to time parties to such agreement as lenders, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors or other purchasers) in whole or in part from time to time.

“Non-Material Foreign Restricted Subsidiaries” means all Foreign Restricted Subsidiaries designated as Non-Material Foreign Restricted Subsidiaries by the Issuer; provided, that all such Foreign Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Issuer’s and its Restricted Subsidiaries’ equity interest in such entity) constituting more than 1.5% of the Issuer’s total assets on a consolidated basis based on the Issuer’s most recent internal financial statements. As of the Acquisition Date, the Non-Material Foreign Restricted Subsidiaries shall be all of Pinnacle’s Foreign Restricted Subsidiaries existing as of the Acquisition Date.

“Non-Recourse Indebtedness” means Indebtedness of an Unrestricted Subsidiary

(1) as to which none of the Obligors:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b) is directly or indirectly liable (as a guarantor or otherwise), or

(c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary (x) makes a loan to an Unrestricted Subsidiary that is permitted under the covenant described under the caption “—Restricted payments” or is a Permitted Investment and is otherwise permitted to be incurred under the Indenture or (y) executes an Investment Guarantee or a Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary for the purpose of developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses or Incurs Investment Guarantee Indebtedness or Completion Guarantee/Keep-Well Indebtedness, such actions referred to in the foregoing clauses (x) and (y) shall not prevent the Indebtedness of an Unrestricted Subsidiary to which such actions relate from being considered Non-Recourse Indebtedness.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

“Obligor” means the Issuer or any Guarantor and any Foreign Restricted Subsidiary that is not a Non-Material Foreign Restricted Subsidiary.

“Paying Agent” means the Person so designated by the Issuer in accordance with the Indenture, initially the Trustee.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness of Pinnacle or any Restricted Subsidiary of Pinnacle outstanding on the Issue Date (other than Indebtedness under the Bank Credit Agreement and the New Credit Facility) as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(2) Indebtedness Incurred by the Issuer under the Notes and by the Guarantors under the Guaranties;

(3) Indebtedness Incurred by the Issuer or any Restricted Subsidiary pursuant to the Bank Credit Agreement, the New Credit Facility or other Indebtedness; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of (x) $3.0 billion and (y) 3.5 times the Issuer’s Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (using the pro forma and calculation conventions for Consolidated EBITDA referenced in the definition of Consolidated Coverage Ratio), in each case, to be reduced dollar-for-dollar by the amount of the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to permanently prepay or repay Indebtedness under the Bank Credit Agreement and the New Credit Facility pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Asset sales; event of loss”; provided, however, that the aggregate amount of all Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of the Acquisition that are applied by an Obligor to repay Indebtedness under the Bank Credit Agreement, the New Credit Facility or other Credit Facilities pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Asset sales; event of loss” shall reduce dollar-for-dollar the amount set forth in the immediately preceding subclause (x) but not subclause (y) of this clause (3) for purposes of determining the amount of Indebtedness permitted to be Incurred by the Issuer or any Restricted Subsidiary under this clause (3);

(4) Indebtedness of the Issuer to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by the Issuer or by another Obligor; provided that:

(a) any Indebtedness of the Issuer to any other Obligor that is not a Guarantor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to the Issuer’s obligations under the Indenture and the Notes, and

(b) if as of any date any Person other than the Issuer or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement, the New Credit Facility or holders of other Indebtedness not subordinate in right of payment to the Notes or the Guaranties), such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

(5) Indebtedness of a Restricted Subsidiary to the Issuer for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement, the New Credit Facility or holders of other Indebtedness not subordinate in right of payment to the Notes or the Guaranties), such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Permitted Refinancing Indebtedness;

(7) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause (7);

(8)(a) Indebtedness Incurred by the Issuer or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Issuer’s or such Subsidiary’s business, as applicable, and, in any such case, Incurred prior to or within 270 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed $350.0 million in aggregate principal amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (8)) for all of the Issuer and its Restricted Subsidiaries, and (b) additional Indebtedness of the kind described in this clause (8) with respect to which neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable, and which is expressly made non-recourse to all of such Person’s assets, except the asset so financed;

(9) Hedging Obligations and Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Issuer and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder or against exchange rate risk or commodity pricing risk;

(10) Indebtedness of the Issuer or any Restricted Subsidiary arising in respect of performance bonds and completion guaranties, workers compensation claims, payment obligations with respect to self-insurance or similar obligations (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person’s industry; provided that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Person’s business;

(11) Completion Guarantee/Keep-Well Indebtedness or Investment Guarantee Indebtedness up to a maximum of $200.0 million in aggregate principal amount (or accreted value, as applicable) outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (11));

(12) the guarantee by a Guarantor of Indebtedness of the Issuer, or the guarantee by a Restricted Subsidiary of Indebtedness not subordinate in right of payment to the Notes or the Guarantees of the Issuer, provided such Indebtedness was outstanding on the Issue Date or was, at the time it was incurred, permitted to be Incurred by the Issuer under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee may only be incurred by a Guarantor and shall be subordinated to, or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(13) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (13);

(14) Indebtedness in an amount not to exceed $100.0 million under a junior pay-in-kind note incurred in order to redeem or repurchase Capital Stock of the Issuer upon a final determination by any Gaming Authority of the unsuitability of a holder or beneficial owner of Capital Stock of the Issuer or upon any other requirement or order by any Gaming Authority having jurisdiction over the Issuer prohibiting a holder from owning, beneficially or otherwise, the Issuer’s Capital Stock, provided that the Issuer has used its reasonable best efforts to effect a disposition of such Capital Stock to a third party and has been unable to do so; provided, further, that such junior pay-in-kind note:

(a) is expressly subordinated to the Notes,

(b) provides that no installment of principal matures (whether by its terms, by optional or mandatory redemption or otherwise) earlier than three months after the maturity of the Notes,

(c) provides for no cash payments of interest, premium or other distributions earlier than six months after the maturity of the Notes and provides that all interest, premium or other distributions may only be made by distributions of additional junior pay-in-kind notes, which such in-kind distributions shall be deemed Permitted Indebtedness, and

(d) contains provisions whereby the holder thereof agrees that prior to the maturity or payment in full in cash of the Notes, regardless of whether any insolvency or liquidation has occurred against any Obligor, such holder will not exercise any rights or remedies or institute any action or proceeding with respect to such rights or remedies under such junior pay-in-kind note;

(15) Contribution Indebtedness;

(16) Indebtedness of the Issuer or Indebtedness or preferred stock of a Guarantor incurred or issued to finance an acquisition or the incurrence of Acquired Debt of Persons that are acquired by the Issuer or any Restricted Subsidiary (whether by merger or otherwise) in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, either (a) the Issuer would be permitted to Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” or (b) the Issuer’s Consolidated Coverage Ratio immediately following such acquisition and incurrence or issuance would be no less than the Issuer’s Consolidated Coverage Ratio immediately prior to such acquisition and incurrence or issuance;

(17) [INTENTIONALLY OMITTED];

(18) the Incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding under this clause (18) as of any date of Incurrence, including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (18), not to exceed the greater of (i) 5% of Consolidated Total Assets and (ii) $500.0 million;

(19) Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed with the disposition or acquisition of any business or assets otherwise permitted by the Indenture; and

(20) Indebtedness representing deferred compensation of employees of the Issuer or any of its Restricted Subsidiaries incurred in the ordinary course of business.

For purposes of this definition, it is understood that the Issuer may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any incurrence of Permitted Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

“Permitted Investments” means, without duplication, each of the following:

(1) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

(2) Investments by the Issuer or a Restricted Subsidiary in the Issuer or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary; provided that Investments in any such Person (other than the Issuer or any Restricted Subsidiary) made prior to such Investment shall not be “Permitted Investments” under this clause (2); and provided, further, that for purposes of calculating at any date the aggregate amount of Investments made since September 25, 2003 pursuant to the covenant described above under the caption “—Restricted payments,” such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Restricted Subsidiary;

(3) Investments existing or committed on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing or committed on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the holders of the Notes;

(4) accounts receivable created or acquired in the ordinary course of business of the Issuer or any Restricted Subsidiary on ordinary business terms;

(5) Investments arising from transactions by the Issuer or a Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any credit extended to customers and any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

(6) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Assets sales; event of loss”;

(7) Investments consisting of advances to officers, directors and employees of the Issuer or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Issuer or a Restricted Subsidiary permitted by the Indenture and analogous ordinary business purposes;

(8) Hedging Obligations and Interest Swap Obligations consisting of Permitted Indebtedness under clause (9) thereof;

(9) Transfers by the Issuer or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and trade name licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between the Issuer or a Restricted Subsidiary, on the one hand, and the Vietnam Subsidiaries or any ACDL Entity, on the other hand, provided that any such transfer is made in connection with the payment of any dividend or other distribution by Pinnacle or its Restricted Subsidiaries of Equity Interests in the Vietnam Subsidiaries that are Unrestricted Subsidiaries or the Equity Interests of any ACDL Entity;

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $150.0 million; and

(11) the provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) to any Unrestricted Subsidiary or Permitted Joint Venture in the ordinary course of business, and, provided however, that the Issuer or any Restricted Subsidiary shall not be required to allocate employee compensation for management services provided by employees of the Issuer or any Restricted Subsidiary to Unrestricted Subsidiaries or Permitted Joint Ventures in connection with such employees’ services to the Issuer or any Restricted Subsidiary.

“Permitted Joint Venture” means a Person primarily engaged or preparing to engage in a Related Business or related or ancillary business thereto as to which the Issuer or a Guarantor owns at least 20% of the shares of Capital Stock (including at least 20% of the total voting power thereof) of such Person.

“Permitted Liens” means:

(1) Liens securing Indebtedness under the Bank Credit Agreement, the New Credit Facility or other Indebtedness not subordinate in right of payment to the Notes or the Guarantees, in either case, that was permitted by the terms of the Indenture to be incurred pursuant to clause (3) of the definition of Permitted Indebtedness (“Basket Debt”), including Basket Debt reclassified by the Issuer as Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” (such reclassified Indebtedness being referred to as “Reclassified Secured Indebtedness”); provided, that for purposes of determining the maximum aggregate principal amount of Indebtedness that may be secured by Liens under this clause (1), the Reclassified Secured Indebtedness will continue to be treated as if it were Indebtedness outstanding under the Basket Debt for that purpose only; provided further, that reclassification of Basket Debt to Reclassified Secured Indebtedness shall not be considered the creation, incurrence, or assumption of a Lien for purposes of the obligations described under the caption “—Liens.”

(2) Liens in favor of the Issuer or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

(3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or such Restricted Subsidiary, as applicable;

(4) Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

(5) Liens Incurred to secure Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds (including insurance proceeds) and products thereof and accessions, replacements and substitutions thereof;

(6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens created by “notice” or “precautionary” filings or other Uniform Commercial Code financing statements in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Issuer or any Restricted Subsidiary;

(8) Liens existing on the Issue Date and the Acquisition Date;

(9) Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10) Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable

Gaming Laws; provided that this clause (10) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (10) shall be of no further effect;

(11) Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Issuer under the Notes as a “purpose credit” and (ii) the Investment by any Obligor in such margin stock is permitted by the Indenture;

(12) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness, unless the Incurrence of such Liens is otherwise permitted under the Indenture;

(13) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under clause (5) of the Events of Default;

(14) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations not constituting Indebtedness and not past due more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(15) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

(16) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

(17) Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or equipment;

(18) Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of the business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof;

(19) Liens securing the Notes or the Guaranties or in favor of the Trustee arising under the Indenture;

(20) Liens incurred in the ordinary course of business of any Obligor with respect to obligations that do not exceed, in the aggregate for all Obligors, $20.0 million at any one time outstanding;

(21) Liens on cash collateral required to be deposited pursuant to the terms of any Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(23) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(24) Liens on cash, Cash Equivalents or other Property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(25) Liens in connection with or related to any Hedging Obligations; and

(26) grants of software, intellectual property, and other technology licenses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clauses (1), (2), (3), (6), (8), (10), (11), (15), (16) or (18) of the definition of “Permitted Indebtedness” or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the caption”—Incurrence of indebtedness and issuance of preferred stock” (any such Indebtedness, “Existing Indebtedness”); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount and accrued interest of such Existing Indebtedness (plus the amount of prepayment penalties, fees, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture;

(2) if such Existing Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness or (b) more than 90 days after the final maturity of the Notes; provided this clause (2) shall not apply to Permitted Refinancing Indebtedness to repay, redeem, refinance, retire for value, replace, defease or refund the Ameristar Notes, 8.625% Notes, 7.75% Notes or 8.75% Notes outstanding on the Issue Date;

(3) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; provided this clause (3) shall not apply to Permitted Refinancing Indebtedness to repay, redeem, refinance, retire for value, replace, defease or refund the 7.75% Notes or 8.75% Notes outstanding on the Issue Date; and

(4) such Permitted Refinancing Indebtedness shall be Indebtedness solely of an Obligor or a Restricted Subsidiary obligated under such Existing Indebtedness, unless otherwise permitted by the Indenture.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously):

(1) the sale, lease or conveyance of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and

(2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

“PNK Finance Merger” means the merger of the Escrow Issuer with and into Pinnacle on the Acquisition Date, with Pinnacle surviving the merger and becoming the successor to, and assuming all obligations of the Escrow Issuer under, the Indenture, the Notes and the Registration Rights Agreement.

“Productive Assets” means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale or on any other determination date.

“Project” means any new facility developed or being developed by the Issuer or one of its Restricted Subsidiaries and any expansion, renovation or refurbishment of a facility owned by the Issuer or one of its Restricted Subsidiaries which expansion, renovation or refurbishment costs $40.0 million or more.

“Project Opening” means, with respect to (a) any Project which is a new facility, when all of the following have occurred: (i) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (ii) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (iii) if such Project includes gaming facilities, such Project’s gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (iv) all Gaming Approvals, if applicable, with respect to such Project have been granted and not revoked or suspended, and (b) any Project which is an expansion, renovation or refurbishment, when clauses (ii), (iii) and (iv) have occurred, to the extent applicable.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Reclassified Vietnam Receipts” means all Vietnam Receipts which, as determined in good faith by the Issuer, will no longer be deemed available for contributions, distributions, or other payments to any Vietnam Subsidiary that is an Unrestricted Subsidiary under clause (20) of the second paragraph of the covenant described under the caption “—Certain covenants—Restricted payments,” provided that such amount does not exceed the balance of the Vietnam Contribution Amount immediately prior to such reclassification.

“Related Business” means the gaming (including pari-mutuel betting) business and/or any and all reasonably related businesses necessary for, in support or anticipation of or ancillary to or in preparation for (or required by a Gaming Authority to be developed, constructed, improved or acquired in connection with the licensing approval of such Casino or Casinos), the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, “Restricted Subsidiary” means a Subsidiary of the Issuer.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Industries, Inc., and its successors.

“Shared Amenities” means facilities and amenities that serve both the L’Auberge Lake Charles resort and golf course and the Ameristar Casinos Lake Charles, LLC development project and golf course (currently under contract to be sold to GNLC Holdings, Inc.) (collectively, the “Resorts”), including without limitation a golf course, clubhouse, golf driving range (including the existing golf driving range), tennis courts, gift shop, restaurants, parking lots, helistop, administrative offices for the manager of the Shared Space, retail, recreation and entertainment venues, maintenance areas and improvements and other businesses and activities that the Issuer determines would be desirable to be operated for the benefit of both Resorts.

“Shared Space” means (i) the real property described as the “Festival Grounds” in the Confidential Settlement Agreement dated April 22, 2011 among the Lake Charles Harbor & Terminal District (the “Port”), PNK (Lake Charles), L.L.C., PNK (SCB), L.L.C., the Issuer, Creative Casinos, LLC, Creative Casinos, Inc. and Creative Casinos of Louisiana, L.L.C. (now Ameristar Casinos Lake Charles, LLC), as such area of real property may be modified or enlarged by mutual agreement of the Issuer or any Restricted Subsidiary and the owner of the Ameristar Casinos Lake Charles, LLC development project (currently under contract to be sold to GNLC Holdings, Inc.) and the Port to encompass the Shared Amenities and (ii) any other real property and improvements in the Lake Charles, Louisiana area (other than land which the primary elements of the L’Auberge Lake Charles hotel and casino currently occupy) that the Issuer determines would be desirable to contribute to the area of the Shared Amenities.

“Shared Space Interests” means the interests (whether in fee, leasehold, co-leasehold, subleasehold, co-subleasehold, co-ownership, servitude, tenancy-in-common or otherwise) of the Issuer or any Restricted Subsidiary in the Shared Space.

“Significant Subsidiary” means any Obligor, other than the Issuer, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary,” with respect to any Person, means:

(1) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

(2) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

“Temporary Cash Investments” has the meaning set forth in the Escrow Agreement.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2016; provided, however, that if the period from the redemption date to August 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of the Issuer as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary:

(a) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Indebtedness, and

(b) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor;

provided, however, that the Issuer or any of its Guarantors may execute an Investment Guarantee or Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary, or may Incur Investment Guarantee Indebtedness or Completion Guarantee/Keep-Well Indebtedness, for the purpose of such Unrestricted Subsidiary developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses, and the execution and performance (if such performance is permitted under the covenant described under the caption “—Restricted payments”) of such Investment Guarantee, Completion Guarantee and Keep-Well Agreement, Investment Guarantee Indebtedness, or Completion Guarantee/Keep-Well Indebtedness shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary.

Any such designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “—Restricted payments.” If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” the Issuer shall be in default of such covenant). The Board of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and

(2) no Default or Event of Default would be in existence following such designation.

As of the Issue Date, the following entities shall be Unrestricted Subsidiaries: Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Landing Condominium, LLC, Pinnacle Retama

Partners, LLC, PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC, PNK Development 28, LLC, PNK Development 29, LLC, PNK Development 30, LLC, PNK Development 31, LLC, PNK (SA), LLC, PNK (VN), Inc., PNK (Kansas), LLC, and Port St. Louis Condominium, LLC.

“Vietnam Contribution Amount” means all amounts received after the Issue Date by Pinnacle or any Restricted Subsidiary as Vietnam Receipts less (i) all Reclassified Vietnam Receipts and (ii) all amounts previously distributed, paid or contributed by Pinnacle or any Restricted Subsidiary to a Vietnam Subsidiary after the Issue Date under clause (20) of the second paragraph of the covenant described under the caption “—Restricted payments.”

“Vietnam Receipts” means any dividend, distribution, payment, reimbursement or other amounts received after the Issue Date from a Vietnam Subsidiary by Pinnacle or any Restricted Subsidiary, in each case during any time such Vietnam Subsidiary is an Unrestricted Subsidiary.

“Vietnam Subsidiary” means (i) any Subsidiary of Pinnacle that directly or indirectly has made an Investment in an ACDL Entity, or any Subsidiary of Pinnacle that has any contract or arrangement in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to an ACDL Entity and (ii) any ACDL Entity to the extent it is a Subsidiary of Pinnacle. For the avoidance of doubt, the term “Vietnam Subsidiary” shall include, without limitation, PNK Development 11, LLC, PNK Development 18, LLC and PNK (VN), Inc. and their respective successors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the Issuer’s calculations of the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness into,

(2) the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Certain U.S. federal income tax considerations

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of the original notes for the exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of original notes who hold the original notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

•tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•tax consequences to holders whose “functional currency” is not the U.S. dollar;

•tax consequences to persons who hold original notes through a partnership or similar pass-through entity;

•U.S. federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•any state, local or non-U.S. tax consequences.

The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of tendering original notes

The exchange of your original notes for exchange notes in the exchange offer should not constitute an exchange for U.S. federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the original notes. Accordingly, the exchange offer should have no U.S. federal income tax consequences to you if you exchange your original notes for exchange notes. For example, there should be no change in your tax basis and your holding period in your original notes should carry over to the exchange notes. In addition, the U.S. federal income tax consequences of holding and disposing of your exchange notes should be the same as those applicable to your original notes.

The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging original notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

Government regulations and gaming issues

General

The gaming industry is highly regulated, and we must maintain our licenses, registrations and findings of suitability and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interest in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Our business is subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, security interests, transfer of gaming equipment, hiring and purchasing practices, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

As a holder of the notes you may be required to comply with regulatory, licensing, filing, qualification or other requirements under applicable gaming laws or dispose of your notes or have your notes redeemed.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. See the section of this prospectus entitled “Description of exchange notes—Gaming redemption or other disposition” for additional information about these suitability and redemption requirements as they relate to the notes.

The various state gaming regulatory agencies and authorities also impose certain restrictions on holding certain amounts of our securities, including the following specific restrictions regarding our debt securities:

•	Colorado—Any person or entity having any direct or indirect interest in a gaming licensee or an applicant for a gaming license may be required to supply the Colorado Limited Gaming Control Commission (“Colorado Commission”) and the Division of Gaming (“Colorado Division”) with substantial information, including, but not limited to, background information, source of funding information, a sworn statement that such person or entity is not holding his or her interest for any other party, and fingerprints. Although the gaming regulators have wide discretion, such information, investigation and licensing (or finding of suitability) as an “associated person” automatically will be required of all persons (other than certain institutional investors) which directly or indirectly beneficially own 10% or more of a direct or indirect beneficial ownership or interest in a Colorado licensee, through their beneficial ownership of any class of voting securities. It is the current practice of the gaming regulators to require findings of suitability for persons beneficially owning 5% or more of a direct or indirect beneficial ownership or interest, other than certain institutional investors. The Colorado Regulations define a “voting security” to be a security the holder of which is entitled to vote generally for the election of a member or members of the board of directors or board of trustees of a corporation or a comparable person or persons of another form of business organization.

The Colorado Commission and the Colorado Division have interpreted the Colorado Regulations to permit the Colorado Commission to investigate and find suitable persons or entities providing financing, directly or indirectly, to a Colorado licensee. Although the Colorado Regulations do not require the prior approval for the execution of credit facilities or issuance of debt securities, the Colorado regulators reserve the right to approve, require changes to or require the termination of any financing, including if a person or entity is required to be found suitable and is not found suitable. In any event, lenders, note holders, and others providing financing will not be able to exercise certain rights and remedies without the prior approval of the Colorado gaming authorities. Information regarding lenders and holders of securities will be periodically reported to the Colorado gaming authorities. The Colorado Commission does not need to approve in advance a public offering of securities but rather requires the filing of notice and additional documents prior to a public offering of (i) voting securities, and (ii) non-voting securities if any of the proceeds will be used to pay for the construction of gaming facilities in Colorado, to directly or indirectly acquire an interest in a gaming facility in Colorado, to finance the operation of a gaming facility in Colorado or to retire or extend obligations for any of the foregoing. The Colorado Commission may, in its discretion, require additional information and prior approval of such public offering.

In addition, under the Colorado Regulations, every person who is a party to a “gaming contract,” defined as an agreement in which a person does business with or on the premises of a licensed entity, upon the request of the Colorado Commission or the Colorado Division, must promptly provide all information that may be requested concerning financial history, financial holdings, real and personal property ownership, interests in other companies, criminal history, personal history and associations, character, reputation in the community and all other information that might be relevant to a determination of whether a person would be suitable to be licensed by the Colorado Commission. Failure of any person to provide all information requested constitutes sufficient grounds for the Colorado Director or the Colorado Commission to require a licensee or applicant to terminate its “gaming contract” with such person. In addition, the Colorado Director or the Colorado Commission may require changes in “gaming contracts.” Because of their authority to deny an application for a license or suitability, the Colorado Commission and the Colorado Director effectively can cause a licensee to sever relationships with persons who refuse to file appropriate applications or whom the authorities find unsuitable.

•	Indiana—A licensee may enter into debt transactions that total $1.0 million or more only with the prior approval of the Indiana Gaming Commission. Such approval is subject to compliance with requisite procedures. A licensee is required to perform due diligence to ensure that each person with whom the licensee enters into a debt transaction would be suitable for licensure under the Indiana Act. Unless waived, approval of debt transactions requires consideration by the Indiana Gaming Commission at two business meetings. The Indiana Gaming Commission, by resolution, has authorized its Executive Director, subject to agreement by the Commission Chair and a Commission member who is a CPA and to subsequent ratification by the Indiana Gaming Commission, to approve debt transactions after a review of the transaction documents and consultation with the Commission Chair, a Commission member who is a CPA and if necessary and appropriate, the Indiana Gaming Commission’s financial consultant(s).

•

Iowa—Iowa Racing and Gaming Commission (the “Iowa Commission”) rules provide for a shelf application process by which the Iowa Commission may approve a qualifying licensee’s debt transactions. Licensees are eligible to make a shelf application where the parent company of the licensee has (1) a class of securities listed on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ) or has stockholders’ equity in the amount of $15 million or more as reported in the parent company’s most recent report on Form 10-K or Form 10-Q filed with the SEC immediately preceding application; and (2) filed all reports required by the SEC. The Iowa Commission may grant approval of a shelf application for a period not to exceed three years. Once an application is approved by the Iowa Commission, the licensee must notify the Iowa Commission of all debt transactions within ten days of consummation, including subsequent amendments and modifications of debt transactions, and provide executed copies of the documents evidencing the transactions as may be required. The shelf application rules also provide that the Iowa Commission representative may rescind a shelf approval without prior written notice. The rescission shall be in writing and set forth the reasons for the rescission and shall remain in effect until lifted by the Iowa Commission upon the satisfaction of any such terms and conditions as required by the Iowa Commission. On June 6, 2013, the Iowa Commission approved a three-year shelf application made by Pinnacle for debt transactions associated with the Ameristar acquisition.

•	Louisiana— The Louisiana Gaming Control Board (“LGCB”) is responsible for issuing gaming licenses and is empowered to issue up to fifteen licenses to conduct gaming activities on riverboats in accordance with the Louisiana Gaming Control Law, including the Louisiana Riverboat Economic Development and Gaming Control Act, and all applicable regulations (collectively, the “Louisiana Act”). However, no more than six licenses may be granted to riverboats operating from any one designated waterway.

Any person who has or controls directly or indirectly 5% or more ownership, income, or profit or economic interest in an entity which has or applies for a license or permit (which interests may include debt securities), or who receives 5% or more revenue interest related to the gaming operation, or who has the ability, in the opinion of the LGCB, to exercise a significant influence over a licensee, a permittee, or other person required to be found suitable pursuant to the provisions of the Louisiana Act, shall meet all suitability requirements and qualifications of the Louisiana Act. An applicant, licensee, or permittee, and officers, directors, and any person having a 5% or more economic interest in such entities shall be required to submit to an investigation to determine suitability, unless otherwise exempted.

Under certain circumstances, an “institutional investor” or “institutional lender” otherwise required to be found suitable or qualified shall be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor or as an institutional lender, each as defined in the Louisiana Act. However, under the Louisiana Act, an investor or group of investors purchasing debt securities of a licensee or permittee (or their subsidiaries) constituting more than 20% of the total debt or 50% of a material debt issue may not qualify as an institutional lender unless otherwise approved by the LGCB, so as not to give such investor(s) the ability to control a licensee or permittee. Notwithstanding presumptions of suitability, the LGCB may investigate the suitability or qualifications of an institutional investor or institutional lender should the LGCB or the Louisiana Department of Public Safety, Office of State Police, Gaming Enforcement Section (the “Division”) become aware of facts or information which may result in such institutional investor or institutional lender being found unsuitable or disqualified.

The Louisiana Act provides that an institutional investor also must certify that (i) it owns, holds, or controls publicly traded securities of a licensee, permittee or holding, intermediate or parent company of a licensee or permittee in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of such securities nor over any licensed or permitted subsidiary of the issuer of such securities; and (iii) it does not intend to exercise influence over the affairs of the issuer of such securities nor over any licensed or permitted subsidiary of the issuer of such securities, in the future, and that it agrees to notify the LGCB in writing within thirty days if such intent should change. An institutional investor has a continuing obligation to update and renew the certification required by the Louisiana Act. The Division has interpreted the certification requirements imposed upon institutional investors by the Louisiana Act to apply as well to institutional lenders.

If the LGCB finds that the holder of a publicly traded security of a licensee, permittee, or an affiliate is not qualified and suitable, the holder of the security shall not receive dividends or interest on the security, exercise directly or indirectly any right conferred by the security, receive any remuneration or economic benefit or continue in ownership of the security. Within 30 days of the finding that the holder is not qualified and suitable, the issuer of the security shall purchase the security from the holder for the lesser of the current fair market value or the original purchase price. If the Division finds that the individual owner or holder of a security of a corporate licensee or of a holding or an intermediary company or any person or persons with an economic interest in a licensee, or a director, partner, officer, or manager is not qualified under the Louisiana Act, and if as a result the licensee is no longer qualified to continue as a licensee, the Division shall propose action necessary to protect the public interest, including the suspension or revocation of the license or permit.

•	Mississippi—As the sole stockholder of Ameristar Casino Vicksburg, Inc., a licensee of the Mississippi Gaming Commission (the “Mississippi Commission”), we are registered under the Mississippi Gaming Control Act (the “Mississippi Act”) as a publicly traded corporation (a “Registered Corporation”). Under the Mississippi Act, we may be required to disclose to the Mississippi Commission, upon request, the identities of the holders of our debt securities. In addition, under the Mississippi Act, the Mississippi Commission, in its discretion, may require the holder of any debt security of a Registered Corporation to file an application, be investigated and be found suitable to own the debt security if the Mississippi Commission has reason to believe that the holder’s ownership of such debt securities would be inconsistent with the declared policies of the State of Mississippi. Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission it (1) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (2) recognizes any voting right by the unsuitable person in connection with those securities; (3) pays the unsuitable person remuneration in any form; or (4) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

•	Missouri—Any business entities and persons acquiring direct, indirect or beneficial ownership of 5% or more of our or the combined company’s equity is subject to licensing requirements of the Missouri Gaming Commission. These Commission requirements include the filing of an application and extensive disclosure of suitability and financial information, and the application is subject to review and approval of the Commission. We are required as to any such “key person” (defined as any business entity or individual) that either fails to file for a license with the Commission or is not found suitable by the Commission, to divest all of such ownership interest in us. A holder of a publicly held interest of not more than 10% may be exempted from these licensing requirements in the discretion of the Commission’s Executive Director where the investor holds ownership only for passive purposes as defined. The Executive Director may also determine that any person with a publicly held interest is subject to licensing requirements regardless of its percentage interest of ownership. In addition, the Commission may consider exemption of an institutional investor holding an interest of 20% or less for only passive investment purposes, as defined, from such licensing requirements.

The Commission does not need to approve in advance a public offering of securities in Missouri but rather requires the filing of a notice, complying with its regulations (“Notice”). The Commission may, in its discretion, require additional information and prior approval of such public offering. Under the terms of the Notice with respect to these debt securities, Pinnacle and the initial purchasers are also required to notify the Commission of any changes to the terms of the debt securities. The Commission, even if it initially takes no further action on the proposed transaction, may raise later questions of suitability of the investors.

•	Nevada—The Nevada Gaming Commission may, in its discretion, require the holder of any of our debt securities to file applications, be investigated and be found suitable to own any such securities if the Nevada Gaming Commission has reason to believe that such holder’s acquisition or ownership of such debt or other security would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, we can be sanctioned, including by revocation of our approvals if, without the prior approval of the Nevada Gaming Commission, we: (i) pay to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognize any voting right by such unsuitable person in connection with such securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

To date, we have obtained all gaming licenses and related approvals necessary for the operation of our gaming activities. Gaming licenses and related approvals, however, are deemed to be privileges under the laws of the jurisdictions in which we conduct gaming activities, and no assurances can be given that any new gaming licenses that may be required in the future will be granted or that existing gaming licenses will not be revoked or suspended. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions may require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time-consuming and costly, and there can be no assurance of success.

The sale of alcoholic beverages at each of our casinos is subject to licensing, control and regulation by state and local authorities. If such regulations are violated, such authorities have the power to limit, condition, suspend or revoke licenses for the serving of alcoholic beverages or to place such licensee on probation, with or without conditions, or to impose fines and other penalties. Certain officers and managers of our casinos must be investigated and/or licensed by the alcoholic beverage authorities in connection with such permits.

The foregoing descriptions of the regulatory requirements applicable to Pinnacle’s operations are only summaries. For a more detailed description of the applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, see “Government regulation and gaming issues” filed as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by this reference.

None of the above state regulatory agencies or any other regulatory authority or any other state has passed upon the adequacy or accuracy of this prospectus or the investment merits of the notes.

Plan of distribution

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for original notes where the broker-dealer acquired the original notes for its own account as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period ending when all exchange notes held by broker-dealers have been sold, we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During this 180-day period, the registration rights agreement permits us, under certain circumstances, to allow the exchange offer registration statement to cease to become effective and useable for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the 180-day period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable. In addition, until                     , 2014, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	through a combination of the above methods of resale,

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay certain expenses incident to the exchange offer (including the expenses of one counsel for the holders of original notes), other than commissions and concessions of any broker-dealer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to broker-dealers effecting resales of exchange notes pursuant to this prospectus.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of:

•	the happening of any event which:

•	makes any statement in the prospectus untrue in any material respect; or

•	requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, or

•	a board determination in good faith that it is in our best interests not to disclose the existence of facts surrounding any proposed or pending material corporate transaction,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus, subject to certain time limitations in certain circumstances, until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer. If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

Legal matters

The validity of the exchange notes will be passed upon for us by Irell & Manella LLP.

Experts

The consolidated financial statements of Pinnacle Entertainment, Inc. appearing in Pinnacle Entertainment, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Pinnacle Entertainment, Inc.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ameristar Casinos, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012 appearing in Pinnacle Entertainment, Inc.’s Amendment No. 2 to Current Report on Form 8-K/A filed with the SEC on March 19, 2014, and the effectiveness of Ameristar Casinos, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we and Ameristar file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the exchange offer covered by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the dates as of which information is given in this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

All tendered original notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

The exchange agent for the exchange offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Registered or Certified Mail, Overnight Delivery, or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A., as exchange agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: Christopher Landers

By Facsimile Transmission:

(732) 667-9408

Confirm by Telephone:

(315) 414-3362

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail).

$850,000,000

Offer to Exchange

6.375% Senior Notes due 2021,

Which Have Been Registered Under the Securities Act of 1933,

for any and all Outstanding 6.375% Senior Notes Due 2021

-

PROSPECTUS

-

Dated                     , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Registrants Incorporated or Organized in Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Article XII of Pinnacle’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that no director of Pinnacle shall be personally liable to Pinnacle or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.

The Restated Certificate also provides that Pinnacle shall indemnify its officers and directors to the fullest extent permitted by the DGCL. As permitted by Section 145 of the DGCL, Pinnacle’s Restated Bylaws provide that directors and elected officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by Pinnacle to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws require Pinnacle to advance expenses to its directors and elected officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. The Restated Bylaws also provide that the Chief Executive Officer may also appoint officers. Such appointed officers will serve at the pleasure of the Chief Executive Officer and hold officer titles solely for purposes of identification and business convenience. Unless otherwise expressly provided by the Chief Executive Officer and except as required by law, such appointed officers shall not be considered officers for any purpose, including, without limitation, for purposes of indemnification under the Restated Bylaws or otherwise.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of AREP Boardwalk Properties LLC, Boomtown, LLC, PNK Development 7, LLC, PNK Development 8, LLC, and PNK Development 9, LLC (individually, a “Delaware Company” and collectively, the “Delaware Companies”) provides that a Covered Person (as defined below) will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction. As used herein, the term “Covered Person” means (a) a member or general partner, (b) a manager, director or officer of a limited liability company or a limited partner of a partnership, (c) any person acting on behalf of a member or general partner to direct the activities of a limited liability company or partnership, or (d) any person who was, at the time of the act or omission in question, a person described in clause (a), (b) or (c) hereof.

The limited liability company agreement of each of the Delaware Companies also provides that each of the Delaware Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Section 18-108 of the DLLCA if such Covered Person acted in good faith on behalf of such Delaware Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Delaware Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Delaware Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Delaware Company.

Pinnacle maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of

Pinnacle. The employment agreements of certain of Pinnacle’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law.

Pinnacle entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle from time to time, in the event that Pinnacle does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.

Registrant Incorporated or Organized in Colorado

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides that, if so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102 of the CBCA provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (i) the person’s conduct was in good faith and (ii) the person reasonably believed, (a) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests and, (b) in all other cases, that such conduct was at least not opposed to the corporation’s best interests and, (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

Section 7-109-107 of the CBCA provides that, unless otherwise provided in the articles of incorporation, (i) an officer is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director and (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director. A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for in its bylaws, by general or specific action of its board of directors or shareholders, or by contract.

The Articles of Incorporation (the “Articles of Incorporation”) of Ameristar Casino Black Hawk, Inc. (“Ameristar Casino Black Hawk”) provide that to the fullest extent permitted by the CBCA, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that the Articles of Incorporation shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section –108-403 of the CBCA relating to any unlawful distribution, or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

The Articles of Incorporation of Ameristar Casino Black Hawk further provide that the corporation shall indemnify officers, directors, employees or agents to the extent provided in the bylaws. The bylaws of Ameristar Casino Black Hawk provide that the corporation shall indemnify any person made a party to a proceeding because the person is or was a director of the corporation against liability incurred in, relating to, or as a result of a proceeding to the fullest extent permitted by law, including without limitation in circumstances in which indemnification would be discretionary under the CBCA if (i) the person conducted himself or herself in good faith, (ii) the person reasonably believed (a) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests, and (b) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In addition to the foregoing, Ameristar Casino Black Hawk shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses incurred by him or her in connection with a proceeding. Notwithstanding the foregoing, the corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging that a director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes to the corporation with a written affirmation of the director’s good faith belief that he or she has met the standard of conduct described in the bylaws, (ii) the director furnishes to the corporation a written unsecured undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the bylaws. An officer is entitled to mandatory indemnification and to apply for court-ordered indemnification under the CBCA to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director.

Ameristar Casino Black Hawk may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by such person in that capacity or arising from that status.

Registrant Incorporated or Organized in Indiana

Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the limited liability company.

The operating agreements of Ameristar Casino East Chicago, LLC and of Ameristar East Chicago Holdings, LLC each provide that, to the greatest extent permitted by Indiana Law and public policy, each of such companies shall indemnify any manager, member, officer and organizer made a party to any proceeding because such individual is or was a manager, member, officer or organizer as a matter of right, against all liability incurred by such individual in connection with any proceeding, provided that it is determined that indemnification is permissible because such individual has met the standard of conduct for indemnification set forth in such operating agreement. Indemnification under each of the operating agreements is permissible only if such individual conducted himself or herself in good faith, such individual reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests, and in the case of any criminal proceeding, such individual had no reasonable cause to believe his or her conduct was unlawful. An individual may not be indemnified against liability to the extent such liability is the result of willful misconduct, or any improperly obtained financial or other benefit to which the individual knew he or she was not legally entitled. Each of such companies shall pay for or reimburse the reasonable expenses incurred by such person in connection with any such proceeding in advance of final disposition thereof if the individual furnishes such company a written affirmation of the individual’s good faith belief that he or she has met the standard of conduct for indemnification and a written undertaking to repay the advance if it is ultimately determined that such individual did not meet such standard of conduct. Each of such companies shall indemnify a manager, member, officer or organizer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination regarding the permissibility of indemnification. Each of such companies has the power, but not the obligation, to indemnify any individual who is or was an employee or agent of such company to the same extent as if such individual is or was a manager, member, officer or organizer.

The operating agreement of Ogle Haus, LLC provides that the company shall indemnify the member or any of its agents or managers with respect to company matters, except for fraud.

Registrants Incorporated or Organized in Iowa

Section 490.202 of the Iowa Business Corporation Act (“Iowa Law”) provides that a corporation may include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for the amount of financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, a violation of Section 490.833 of Iowa Law (unlawful distributions) or an intentional violation of criminal law.

Section 490.851 of the Iowa Law provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if the individual acted in good faith, reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 490.856 of Iowa Law provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to the proceeding because the person is an officer to the same extent as to a director. If the person is an officer but not a director, indemnification may be provided to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or under contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes any of the following: (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law.

The Articles of Incorporation of Ameristar Casino Council Bluffs, Inc. (“Ameristar Council Bluffs”) provide that a director of such corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by law as currently in effect.

The bylaws of Ameristar Council Bluffs provide each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of the fact that he or she is or was a director or officer of such corporation shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions to the fullest extent permitted by Iowa Law, against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any proceeding. Expenses of directors and officers incurred in defending a proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such corporation may indemnify employees and other persons as though they were a director or officer.

The bylaws of Ameristar Council Bluffs also provide that the corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation.

Registrants Incorporated or Organized in Louisiana

Section 83 of the Louisiana Business Corporation Law as codified in Chapter 1 of Title 12 of the Louisiana Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or non-profit corporation, partnership, joint venture, or other enterprise and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. Section 83 also permits a corporation to advance expenses to its directors and officers, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

Article XII of PNK (Bossier City), Inc.’s Second Amended and Restated Bylaws provides for mandatory indemnification for current and former directors and officers to the full extent permitted by Louisiana law, including the right to be paid expenses incurred in defending a proceeding in advance of its final disposition.

Section 1315 of the Louisiana Limited Liability Company Law as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes (“Louisiana LLC Law”) permits a limited liability company in its articles of organization or operating agreement to eliminate or limit the personal liability of members and managers for monetary damages for breaches of certain statutorily specified duties and to provide for indemnification of members and managers for judgments, settlements, penalties, fines, or expenses incurred because such person is or was a member or manager. No such permitted provisions shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for any intentional violation of criminal law.

The limited liability company agreement of PNK (LAKE CHARLES), L.L.C. (“PNK Lake Charles”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of PNK Lake Charles also provides that such company shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Louisiana law if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such company.

The limited liability company agreement of Ameristar Lake Charles Holdings, LLC (“Ameristar Lake Charles”) provides that a manager shall not be personally liable for monetary damages for breach of any duty provided for in Louisiana LLC Law, except those which result from such manager’s fraud, willful misconduct, bad faith or gross negligence.

The limited liability company agreement of Ameristar Lake Charles also provides that all members and managers shall be indemnified by the company for judgments, settlements, penalties, fines, or expenses incurred because he or she is or was a member or manager of such company. Ameristar Lake Charles shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a member, a manager, officer, employee, or agent of such company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The limited liability company agreement of Ameristar Lake Charles also provides that such company may procure insurance on behalf of any person who is or was a member, manager, officer, employee or agent of such company.

Sections 2801 to 2835 of the Louisiana Civil Code, which provide for general partnerships, and Sections 2836 to 2844 of the Louisiana Civil Code, which provide for Louisiana partnerships in Commendam, are silent with respect to indemnification. However, provisions that are not covered by Louisiana’s partnership laws are subject to the general provisions of Louisiana law, which permit indemnification except in certain circumstances.

The Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in Commendam, and the Third Amended and Restated Partnership Agreement for PNK (Baton Rouge) Partnership (each a “Louisiana Partnership” or collectively, the “Louisiana Partnerships”) provide that a Covered Person will not be liable to such Louisiana Partnership for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The partnership agreements of each of the Louisiana Partnerships also provide that each of the Louisiana Partnerships shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith on behalf of such Louisiana Partnership and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Louisiana Partnership, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of the Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Partnership as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Partnership.

Registrants Incorporated or Organized in Massachusetts

Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company.

The Operating Agreement of Ameristar Casino Springfield, LLC (“Ameristar Casino Springfield”) provides that such company indemnifies the managers from and against any claim by any third party seeking monetary damages against such managers arising out of such managers’ performance of his, her or their duties in good faith, in accordance with Section 8 of Massachusetts LLC Law. The Operating Agreement of Ameristar Casino Springfield further provides that each member’s liability shall be limited as set forth in such operating agreement to the fullest extent permitted by Massachusetts LLC Law and other applicable law.

Registrants Incorporated or Organized in Minnesota

Section 332B.699 of the Minnesota Limited Liability Company Act (“Minnesota LLC Law”) provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements and reasonable expenses, (2) acted in good faith, (3) received no improper personal benefit and conflicts of interest under Minnesota LLC Law have been satisfied, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (5) reasonably believed that the conduct was in the best interests of the limited liability company or was not opposed to the best interests of the limited liability company. A person who is made or threatened to be made a party to a proceeding is entitled, upon written request to the limited liability company, to payment or reimbursement by the limited liability company of reasonable expenses, including attorney’s fees and disbursements incurred by the person in advance of the final disposition of the proceeding upon satisfaction of certain conditions described in Minnesota LLC Law.

The Operating Agreement of Casino Magic, LLC (“Casino Magic”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The Operating Agreement of Casino Magic also provides that Casino Magic shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Minnesota LLC Law if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of Casino Magic.

Registrants Incorporated or Organized in Mississippi

Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) grants to a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding, provided that he conducted himself in good faith and either (a) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

MBCA § 79-4-8.52 also requires indemnification of any director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Moreover, under the authority of MBCA § 79-4-8.54, a court may order indemnification of a director or advance for his expenses under certain circumstances specified in the statute. The mandatory and court-ordered indemnifications contained in MBCA Sections 79-4-8.52 and 79-4-8.54 apply to officers of corporations to the same extent as directors by express reference in Section 79-4-8.56.

Under MBCA § 79-4-8.56, a corporation also may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he is an officer of the corporation. This indemnification may be made to the same extent as if such officer were a director of the corporation, and if he is an officer but not a director, to such further extent as may be provided elsewhere in the governing documents of the corporation and resolutions therefor, except under certain instances specified in the statute.

The bylaws of Ameristar Casino Vicksburg, Inc. (“Ameristar Vicksburg”) provide that the corporation shall indemnify any individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director if he delivers to the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the bylaws and his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification and it is ultimately determined that he has not met the relevant standard of conduct described in the bylaws. The bylaws of Ameristar Vicksburg also provide that the corporation shall indemnify and advance expenses to an officer of the corporation to the same extent as to a director.

The bylaws of Ameristar Vicksburg also provide that the corporation may purchase and maintain insurance on behalf of an individual who is a director or officer against liability asserted against or incurred by him whether or not the corporation would have power to indemnify or advance expenses under the bylaws or applicable law.

Registrants Incorporated or Organized in Missouri

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

The Articles of Incorporation, as amended, and the Amended and Restated Bylaws of President Riverboat Casino-Missouri, Inc. (the “President”) generally provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by the President to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding. The Amended and Restated Bylaws of the President require it to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

The bylaws of Ameristar Casino Kansas City, Inc. and Ameristar Casino St. Charles, Inc. each provide that each director and officer who is made, or is threatened to be made, a party to, or is involved in any action, suit or proceeding shall be indemnified against all liabilities and expenses, including judgments, amounts paid in settlement, attorneys’ fees ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Prior to indemnifying a person, unless ordered by a court, the corporation shall determine that such indemnification is proper in the circumstances because such person has met the specified standard of conduct entitling such person to indemnification. Any determination that a person shall or shall not be indemnified shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. Expenses shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the person is or was serving as a director or officer and otherwise as may be authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation.

Upon resolution passed by the Board of Directors of Ameristar Casino Kansas City, Inc. or Ameristar Casino St. Charles, Inc., such corporation may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person whether or not the corporation would have the power to indemnify such person against such liability under the bylaws.

The Missouri Limited Liability Company Act is silent as to indemnification. The limited liability company agreement of PNK (River City), LLC (“River City”) provides that a Covered Person will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction.

The limited liability company agreement of River City also provides that River City shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of River City, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by River City as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to indemnification. Any indemnification shall be satisfied solely out of the assets of River City.

Registrants Incorporated or Organized in Nevada

Section 78.138(7) of the Nevada Revised Statutes (“NRS”) provides that, unless otherwise provided in the NRS, or the articles of incorporation or an amendment thereto (in each case, filed on or after

October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be liable pursuant to NRS 78.138 (as described above) or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The Restated Articles of Incorporation of Cactus Pete’s, Inc. (“Cactus Pete’s”) provide that no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided, however, that the foregoing does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS. Since the Restated Articles of Incorporation were filed prior to October 1, 2003, the provisions of NRS 78.138(7) would govern to the extent of any inconsistency.

The bylaws of Cactus Pete’s provide that each director or officer shall be indemnified and held harmless by the corporation to the fullest extent permitted by the NRS against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any proceeding, provided that such director or officer is either not liable pursuant to NRS 78.138 or acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The corporation shall not indemnify a director or officer for any claim, issue or matter as to which the director or officer has been adjudged by a court of competent jurisdiction to be liable to the corporation or for any amounts paid in settlement to the corporation, unless the court determines that the director or officer is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. The expenses of directors or officers must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements, as they are incurred and in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

The bylaws of Cactus Pete’s also provide that the corporation may purchase and maintain insurance or make other financial arrangements on behalf of a director or officer for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Section 86.411 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, in either case the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that, to the extent a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company to provide, in its articles of organization, operating agreement or other agreement, for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s members, managers, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as members, managers, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The articles of organization of each of PNK (Reno), LLC (“PNK Reno”) and Belterra Resort Indiana, LLC (“Belterra”) require each such limited liability company, in addition to any other rights of indemnification permitted under the laws of the State of Nevada to which its members may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacity as members of such limited liability company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such companies.

The articles of organization of Yankton Investments, LLC (“Yankton”) require such limited liability company, in addition to any other rights of indemnification permitted under the laws of the State of Nevada to which its members or managers may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members or managers in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacity as members or managers of such company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such company.

The operating agreement of each of PNK Reno and Belterra provides that the member and any manager or officer of such limited liability company will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action.

The operating agreement of Yankton provides that the member and any manager of such limited liability company, and any other person so designated by the member, will not be liable to such limited liability company for any act or omission made in good faith and in a manner reasonably believed by such person to be within the scope of his or her authority, except that such person is liable for any loss, damage or claim incurred due to such person’s intentional misconduct, fraud or knowing violation of the law, which was material to the cause of action.

The operating agreement of each of PNK Reno, Belterra and Yankton also provides that such limited liability company shall indemnify and hold harmless the member and any manager or officer of such limited liability company to the fullest extent permitted by the NRS. Expenses of such member, manager or officer incurred in defending an action, suit or proceeding shall be paid by such limited liability company as such expenses are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such member, manager or officer is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such limited liability company.

Registrants Incorporated or Organized in New Jersey

Section 42:2B-10 of the New Jersey Limited Liability Company Act (“New Jersey LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of ACE Gaming, LLC (“ACE Gaming”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of ACE Gaming also provides that such company shall indemnify and hold harmless a Covered Person to the fullest extent permitted by New Jersey LLC Law if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of ACE Gaming.

Registrants Incorporated or Organized in Ohio

Pursuant to Section 1705.32(A) of the Ohio Revised Code (“Ohio LLC Law”), a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company’s operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

The limited liability company agreement of PNK (Ohio), LLC (“PNK Ohio”) provides that a Covered Person will not be liable to PNK Ohio for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of PNK Ohio also provides that PNK Ohio shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Ohio LLC Law if such Covered Person acted in good faith on behalf of PNK Ohio and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of PNK Ohio, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by PNK Ohio as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of PNK Ohio.

The limited liability company agreement of PNK (Ohio) II, LLC and of PNK (Ohio) III, LLC each provide that each person who is or was a member, or agent of such company, or is or was serving at the request of such company as a director, officer, partner, trustee, manager, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, may be indemnified by such company to the full extent permitted by Ohio law against any liability or loss (including attorneys’ fees) such person reasonably incurs in such capacity or arising out of acting in such capacity.

Registrants Incorporated or Organized in Texas

Pursuant to Section 101.402 of the Texas Limited Liability Company Act (“Texas LLC Law”), a Texas limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The limited liability company agreement of each of PNK (SAM), LLC and PNK (SAZ), LLC (each a “Texas Company” and collectively, the “Texas Companies”) provides that a Covered Person will not be liable to such Texas Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of each of the Texas Companies also provides that each of the Texas Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Texas LLC Law if such Covered Person acted in good faith on behalf of such Texas Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Texas Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Texas Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Texas Company.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of August 5, 2013, governing the 6.375% Senior Notes due 2021, by and between PNK Finance Corp. and The Bank of New York Mellon Trust Company, N.A. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).

Exhibit Number	Description of Exhibit
4.2	Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.375% senior notes due 2021 is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 15, 2013. (SEC File No. 001-13641).
4.3	Form of 6.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1) is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).
4.4	Registration Rights Agreement, dated as of August 5, 2013, among PNK Finance Corp. and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).
5.1**	Opinion of Irell & Manella LLP.

5.2**	Opinion of Brownstein Hyatt Farber Schreck, LLP (Colorado).

5.3**	Opinion of Brownstein Hyatt Farber Schreck, LLP (Nevada).

5.4**	Opinion of Faegre Baker Daniels LLP.

5.5**	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.6**	Opinion of Briol & Associates, PLLC.

5.7**	Opinion of Lathrop & Gage LLP.

5.8**	Opinion of Sills Cummis & Gross P.C.

5.9**	Opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenbaum, P.L.C.

5.10**	Opinion of Bacon Wilson, P.C.

5.11**	Opinion of Jones Walker LLP.

5.12**	Opinion of Taft Stettinius & Hollister LLP.

5.13**	Opinion of Baker Botts LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Ernst & Young LLP (Pinnacle).

23.2*	Consent of Ernst & Young LLP (Ameristar).

23.3**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

23.4**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.2).

23.5**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.3).

Exhibit Number	Description of Exhibit

23.6**	Consent of Faegre Baker Daniels LLP (included in their opinion filed as Exhibit 5.4).

23.7**	Consent of Stone Pigman Walther Wittmann L.L.C. (included in their opinion filed as Exhibit 5.5).

23.8**	Consent of Briol & Associates, PLLC (included in their opinion filed as Exhibit 5.6).

23.9**	Consent of Lathrop & Gage LLP (included in their opinion filed as Exhibit 5.7).

23.10**	Consent of Sills Cummis & Gross P.C. (included in their opinion filed as Exhibit 5.8).

23.11**	Consent of Brown, Winick, Graves, Gross, Baskerville and Schoenbaum, P.L.C. (included in their opinion filed as Exhibit 5.9).

23.12**	Consent of Bacon Wilson, P.C. (included in their opinion filed as Exhibit 5.10).

23.13**	Consent of Jones Walker LLP (included in their opinion filed as Exhibit 5.11).

23.14**	Consent of Taft Stettinius & Hollister LLP (included in their opinion filed as Exhibit 5.12).

23.15**	Consent of Baker Botts LLP (included in their opinion filed as Exhibit 5.13).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee on Form T-1 with respect to the Indenture dated as of August 5, 2013.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Broker Letter.

99.4**	Form of Letter to Holders and DTC Participants.

99.5**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.

**	To be filed by amendment.

Item 22.    Undertakings

(a)    The undersigned registrants hereby undertake:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser , each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board

* Stephen C. Comer	Director

* Desiree Rogers	Director

* Bruce A. Leslie	Director

* James L. Martineau	Director

* Jaynie M. Studenmund	Director

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

ACE Gaming, LLC a New Jersey limited liability company

By:	its Sole Member

Pinnacle Entertainment, Inc. a Delaware corporation
	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of Registrant, Chief Executive Officer and Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO BLACK HAWK, INC., a Colorado corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO EAST CHICAGO, LLC, an Indiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO KANSAS CITY, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO SPRINGFIELD, LLC, a Massachusetts limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO ST. CHARLES, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR EAST CHICAGO HOLDINGS, LLC, an Indiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AMERISTAR LAKE CHARLES HOLDINGS, LLC, a Louisiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

AREP BOARDWALK PROPERTIES LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chairman of the Board and Chief Executive Officer of Registrant (Principal Executive Officer) and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., Sole Member of Registrant

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director, Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

CACTUS PETE’S, INC., a Nevada corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

CASINO MAGIC, LLC, a Minnesota limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Boomtown, LLC, the General Partner of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer of Boomtown, LLC, the General Partner of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Sole Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana general partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Sole Director, Chairman of the Board, Chief Executive Officer and President of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK DEVELOPMENT 9, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	its Sole Member/Manager

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (Ohio), LLC, an Ohio limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (Ohio) II, LLC, an Ohio limited liability company

By:	its Sole Member

PNK (Ohio), LLC, an Ohio limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (Ohio) III, LLC, an Ohio limited liability company

By:	its Sole Member

PNK (Ohio), LLC, an Ohio limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (RENO), LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (RIVER CITY), LLC, a Missouri limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (SAM), LLC, a Texas limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PNK (SAZ), LLC, a Texas limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Sole Director and Chairman of the Board of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of April, 2014.

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2014.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of August 5, 2013, governing the 6.375% Senior Notes due 2021, by and between PNK Finance Corp. and The Bank of New York Mellon Trust Company, N.A. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).
4.2	Supplemental Indenture, dated as of August 13, 2013, by and among Pinnacle Entertainment, Inc., the guarantors that are signatories thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.375% senior notes due 2021 is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 15, 2013. (SEC File No. 001-13641).
4.3	Form of 6.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1) is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).
4.4	Registration Rights Agreement, dated as of August 5, 2013, among PNK Finance Corp. and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 5, 2013. (SEC File No. 001-13641).

5.1**	Opinion of Irell & Manella LLP.

5.2**	Opinion of Brownstein Hyatt Farber Schreck, LLP (Colorado)

5.3**	Opinion of Brownstein Hyatt Farber Schreck, LLP (Nevada).

5.4**	Opinion of Faegre Baker Daniels LLP.

5.5**	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.6**	Opinion of Briol & Associates, PLLC.

5.7**	Opinion of Lathrop & Gage LLP.

5.8**	Opinion of Sills Cummis & Gross P.C.

5.9**	Opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenbaum, P.L.C.

5.10**	Opinion of Bacon Wilson, P.C.

5.11**	Opinion of Jones Walker LLP.

5.12**	Opinion of Taft Stettinius & Hollister LLP.

5.13**	Opinion of Baker Botts LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Ernst & Young LLP (Pinnacle).

23.2*	Consent of Ernst & Young LLP (Ameristar).

23.3**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

23.4**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.2).

Exhibit Number	Description of Exhibit

23.5**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in their opinion filed as Exhibit 5.3).

23.6**	Consent of Faegre Baker Daniels LLP (included in their opinion filed as Exhibit 5.4).

23.7**	Consent of Stone Pigman Walther Wittmann L.L.C. (included in their opinion filed as Exhibit 5.5).

23.8**	Consent of Briol & Associates, PLLC (included in their opinion filed as Exhibit 5.6).

23.9**	Consent of Lathrop & Gage LLP (included in their opinion filed as Exhibit 5.7).

23.10**	Consent of Sills Cummis & Gross P.C. (included in their opinion filed as Exhibit 5.8).

23.11**	Consent of Brown, Winick, Graves, Gross, Baskerville and Schoenbaum, P.L.C. (included in their opinion filed as Exhibit 5.9).

23.12**	Consent of Bacon Wilson, P.C. (included in their opinion filed as Exhibit 5.10).

23.13**	Consent of Jones Walker LLP (included in their opinion filed as Exhibit 5.11).

23.14**	Consent of Taft Stettinius & Hollister LLP (included in their opinion filed as Exhibit 5.12).

23.15**	Consent of Baker Botts LLP (included in their opinion filed as Exhibit 5.13).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee on Form T-1 with respect to the Indenture dated as of August 5, 2013.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Broker Letter.

99.4**	Form of Letter to Holders and DTC Participants.

99.5**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.

**	To be filed by amendment.